PRELIMINARY COPY
         SUBJECT TO COMPLETION OR AMENDMENT, DATED NOVEMBER 29, 1999

                            INFORMATION STATEMENT
                           STILWELL FINANCIAL, INC.
                    Common Stock, par value $.01 per share

     This information statement (the "Information Statement") is being furnished by Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI"), in connection with the distribution (the "Distribution") to holders of record of common stock of KCSI ("KCSI Common Stock"), on [________], 1999 (the "Record Date") of two shares of common stock, par value $.01 per share, including certain attached preferred stock purchase rights (collectively, the "Stilwell Common Stock"), of Stilwell Financial, Inc., a Delaware corporation ("Stilwell"), for every one share of KCSI Common Stock outstanding on the Record Date. The Distribution will result in all of the outstanding shares of Stilwell Common Stock being distributed to holders of KCSI Common Stock on a pro-rata basis. Stilwell was formed recently by KCSI as a holding company for the group of businesses and investments that comprise the financial services segment of KCSI. Stilwell's principal subsidiary is Janus Capital Corporation ("Janus"), an investment advisory company, which represented approximately 95% of the revenues and approximately 88% of the net income of KCSI's financial services segment for the nine months ended September 30, 1999. The following table, which presents summary financial information for KCSI (excluding Stilwell) and Stilwell as of, and for the nine months ended September 30, 1999, should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Information Statement. The summary financial data set forth below does not necessarily reflect the financial position and results of operations of the two companies if they had been operated as separate stand-alone entities during the period presented.

           STOCKHOLDERS'                               OPERATING       NET
              EQUITY          ASSETS       REVENUES      INCOME      INCOME
            -----------       ------       --------    ---------     ------
                                     (In Millions)

KCSI         $ 478.8        $ 1,887.5    $   449.7     $  58.7     $  17.4

Stilwell       681.9          1,016.1        826.7       345.5        214.6
             -----------------------------------------------------------------

    Total  $ 1,160.7        $ 2,903.6    $ 1,276.4     $ 404.2     $  232.0
           ===================================================================

     Recently, there have been strained relations between Stilwell and Janus as a result of a disagreement over whether there should be a separate spin-off of Janus. See "Summary-Stilwell Financial, Inc.-Background." Stillwell does not believe that this disagreement will cause any key employees of Janus to resign, but these employees are not subject to any noncompete agreements that would preclude them from participating in a competing financial services business. See "Risk Factors-Continuation of Strained Relations Between Stilwell and Janus Management Could Have a Material Adverse Effect on Stilwell." Stilwell may be required to purchase the interests in Janus owned by certain minority stockholders at the option of those holders. If Stilwell were required to make such purchase based on the value of the stock at September 30, 1999, it would be required to pay approximately $487 million. Stilwell might require additional financing to satisfy this obligation. See "Risk Factors-Stilwell May Be Required to Purchase or Sell Janus Common Stock" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Minority Purchase Agreements."

     The Distribution will be effective on [________], (the "Distribution Date"), and it is expected that certificates representing Stilwell Common Stock will be mailed within [____] days following the Distribution Date (the "Mailing Date").

     No consideration will be paid by KCSI's stockholders for the shares of Stilwell Common Stock to be received by them in the Distribution nor will they be required to surrender or exchange shares of KCSI Common Stock or take any other action in order to receive Stilwell Common Stock.

     There has been no established trading market for the shares of Stilwell Common Stock, although it is expected that a "when-issued" trading market will develop near the Record Date. [Stilwell has received approval, subject to official notice of issuance, to have the Stilwell Common Stock listed on the New York Stock Exchange under the symbol "SV."]

     IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS" WHICH BEGINS ON
PAGE 17.
                              ____________________

     NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS
DISTRIBUTION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                              ____________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ____________________

     THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. ANY SUCH OFFERING MAY
ONLY BE MADE BY MEANS OF A SEPARATE PROSPECTUS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND OTHERWISE IN COMPLIANCE WITH APPLICABLE LAW.

   THE DATE OF THIS INFORMATION STATEMENT IS [___________], 1999.

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   Overview of the Distribution . . . . . . . . . . . . . . . . . . . . .   5
   Overview of Stilwell's Business and Strategy . . . . . . . . . . . . .   9
     Summary Financial and Operating Data . . . . . . . . . . . . . . . .  14
INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
THE DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   Background and Reasons for the Distribution. . . . . . . . . . . . . .  29
   Manner of Effecting the Distribution . . . . . . . . . . . . . . . . .  31
   Results of the Distribution. . . . . . . . . . . . . . . . . . . . . .  32
   Differences in Rights of Stockholders Arising from Differences
        Between the Certificates and Bylaws of Stilwell and KCSI. . . . .  32
   Material Federal Income Tax Consequences . . . . . . . . . . . . . . .  33
   Trading of Stilwell Common Stock . . . . . . . . . . . . . . . . . . .  35
   Modification or Abandonment of the Distribution. . . . . . . . . . . .  36
   Solvency and Surplus Opinion of Financial Advisor. . . . . . . . . . .  36
RELATIONSHIP BETWEEN KCSI AND STILWELL AFTER THE DISTRIBUTION . . . . . .  38
   Intercompany Agreement . . . . . . . . . . . . . . . . . . . . . . . .  38
   Tax Disaffiliation Agreement . . . . . . . . . . . . . . . . . . . . .  39
   Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . .  39
FINANCING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   Description of the Credit Facility . . . . . . . . . . . . . . . . . .  43
   Need for Additional Financing. . . . . . . . . . . . . . . . . . . . .  43
CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SELECTED FINANCIAL AND OPERATING DATA . . . . . . . . . . . . . . . . . .  46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . .  49
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
   Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
   Stilwell Financial, Inc. . . . . . . . . . . . . . . . . . . . . . . .  78
   Stilwell's Principal Subsidiaries and Equity Investments . . . . . . .  78
          Janus Capital Corporation . . . . . . . . . . . . . . . . . . .  78
          Berger LLC. . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          Nelson Money Managers Plc . . . . . . . . . . . . . . . . . . .  94
          DST Systems, Inc. . . . . . . . . . . . . . . . . . . . . . . .  95
   Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
   Stilwell Business Strategy . . . . . . . . . . . . . . . . . . . . . .  96
   Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
   Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
   Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
   Directors and Executive Officers . . . . . . . . . . . . . . . . . . . 100
   Composition of Stilwell's Board of Directors . . . . . . . . . . . . . 101
   Committees of Stilwell's Board of Directors. . . . . . . . . . . . . . 102
   Compensation of Stilwell's Directors . . . . . . . . . . . . . . . . . 102
   Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 103
   Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . 104
   1998 Option/SAR Grants In Last Fiscal Year . . . . . . . . . . . . . . 106
   1998 Aggregate Option Exercises and Year-End Option
     Values . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
   Employment Agreements with the Named Executive Officers. . . . . . . . 109
   Indemnification Agreements . . . . . . . . . . . . . . . . . . . . . . 112
   Other Compensatory Plans and Arrangements. . . . . . . . . . . . . . . 113
PRINCIPAL STOCKHOLDERS AND STOCK OWNED BENEFICIALLY
  BY STILWELL'S DIRECTORS AND CERTAIN EXECUTIVE OFFICERS. . . . . . . . . 117
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . 119
DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . 120
   Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
   Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
   Certain Antitakeover Effects . . . . . . . . . . . . . . . . . . . . . 121
   Stockholders' Rights Plan. . . . . . . . . . . . . . . . . . . . . . . 125
   Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . 126
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . F-1

                                     SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION SET FORTH IN THIS INFORMATION STATEMENT, WHICH SHOULD BE READ IN ITS ENTIRETY. UNLESS OTHERWISE STATED OR THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS INFORMATION STATEMENT TO (i) KCSI AND STILWELL INCLUDE KCSI'S AND STILWELL'S RESPECTIVE DIRECT AND INDIRECT SUBSIDIARIES AND EQUITY INVESTMENTS, (ii) STILWELL PRIOR TO THE DISTRIBUTION DATE REFER TO KCSI'S FINANCIAL SERVICES SEGMENT (AS DESCRIBED BELOW) AND (iii) BERGER (AS DEFINED HEREIN) PRIOR TO SEPTEMBER 30, 1999 REFER TO BERGER ASSOCIATES, INC.

OVERVIEW OF THE DISTRIBUTION

Corporation Making the         Kansas City Southern Industries, Inc., a
 Distribution                  Delaware corporation.

Corporation and Business
 Being Distributed             Stilwell Financial, Inc., a Delaware corporation
                               and wholly-owned subsidiary of KCSI. Stilwell is a holding company for the group of businesses and investments that comprise the KCSI financial services segment. These businesses, the most significant of which is Janus Capital
                               Corporation, offer a variety of asset management and related financial services to registered investment companies, retail investors, institutions and individuals. See "Business."

Business to be Retained
 By KCSI Rail Transportation. Through its principal subsidiaries and joint ventures, KCSI owns and operates a rail network of approximately 6,000 miles of main and branch lines that link the key commercial and industrial markets of the United States and Mexico and plans to rebuild and operate the trans-isthmus railroad in Panama.

Primary Purpose of the
  Distribution                 Separation of the financial services business,
                               to be owned solely by Stilwell, from the rail transportation business, to be owned solely by KCSI. To allow each company to (i) focus on adopting strategies and pursuing objectives appropriate to its specific business; (ii) focus attention and financial resources on the development and management of growth in each of their respective core businesses; (iii) eliminate time and resources spent resolving differences between the businesses relating to utilization of KCSI resources, available capital, capitalization, management style, organizational structure and long-term and short-term strategies and goals; (iv) minimize the exposure of each business to the liabilities arising from the operations of the other; (v) issue its own securities to implement more focused stock-based compensation programs keyed more directly to its earnings and performance;
                               and (vi) issue its own securities to pursue acquisitions or strategic relationships. See
                               "The Distribution-Background and Reasons for the Distribution."

Number of Shares of            Two shares of Stilwell Common Stock, including
  Stilwell Common Stock        certain attached preferred stock purchase
  To Be Received By Each       rights, for every one share of KCSI Common Stock
  KCSI Stockholder             held on the Record Date.  No consideration will
                               need to be paid by KCSI's stockholders for the shares of Stilwell Common Stock to be received by them in the Distribution nor will they be required to surrender or exchange shares of KCSI
                               Common Stock or take any other action in order to receive Stilwell Common Stock. See "The
                               Distribution-Manner of Effecting the
                               Distribution" and "Description of Capital Stock-
                               Stockholders' Rights Plan."

Total Number of Shares to      Will depend on the number of shares of KCSI
     be Distributed            Common Stock outstanding on the Record Date.
                               Based on the number of shares of KCSI Common
                               Stock outstanding as of September 30, 1999, approximately 221,000,000 shares of Stilwell
                               Common Stock will be distributed. The shares of Stilwell Common Stock to be distributed will constitute all of the outstanding shares of Stilwell Common Stock on the Distribution Date.
                               See "The Distribution-Manner of Effecting the
                               Distribution" and "The Distribution-Results of the Distribution."

Distribution Agent             UMB Bank, N.A. (the "Distribution Agent"), 1010
                               Grand Avenue, Kansas City, Missouri  64106.

KCSI's Board's Power           KCSI's Board of Directors intends to complete
  to Modify or Abandon         the Distribution unless an event arises that,
  the Distribution             in its judgment, would have a material adverse
                               effect on KCSI or its stockholders.  The
                               Distribution may be amended, modified or abandoned at any time prior to the Record Date by, and in the sole discretion of, KCSI's Board of Directors. See "The Distribution-
                               Modification or Abandonment of the
                               Distribution."

No Fractional Shares           No fractional shares of Stilwell Common Stock
                               will be distributed in the Distribution.  See
                               "The Distribution-Manner of Effecting the
                               Distribution."

No Established Trading        There has been no established trading market for
  Market for Stilwell         Stilwell Common Stock, although a "when-issued"
  Common Stock                trading market is expected to develop near the
                              Record Date. [Stilwell has received approval, subject to official notice of issuance, to have the Stilwell Common Stock listed on the New York
                              Stock Exchange under the symbol "SV."]  See "The
                              Distribution-Trading of Stilwell Common Stock."

Record Date                   Close of business on [______] (the "Record
                              Date").

Distribution Date             Certificates representing the shares of Stilwell
                              Common Stock will be delivered to the
                              Distribution Agent on [__________] (the
                              "Distribution Date") and the Distribution will be effective on that date.

Date Certificates are to
 Be Mailed                    Certificates representing the shares of
                              Stilwell Common Stock are expected to be mailed by the Distribution Agent to KCSI stockholders within [____] days following the Distribution
                              Date (the "Mailing Date"). See "The
                              Distribution-Manner of Effecting the
                              Distribution."

Tax Ruling Indicates           KCSI has received a tax ruling (the "Tax
  Distribution Will Be         Ruling") from the Internal Revenue Service (the
  Tax-Free                     "IRS") to the effect that for United States
                               federal income tax purposes, the Distribution qualifies as a tax-free distribution under
                               Section 355 of the Internal Revenue Code of
                               1986, as amended (the "Code") and thus no gain or loss will be recognized by KCSI or Stilwell from the Distribution or by the holders of KCSI
                               Common Stock upon receipt of the Stilwell Common
                               Stock in the Distribution.  See "Risk Factors-
                               Material Inaccuracy of Representations or
                               Assumptions Underlying the Tax Ruling Could
                               Cause the Distribution not to be Tax-Free, Resulting in Substantial Corporate Taxable Gain, and Certain Post-Distribution Transactions Could
                               Subject KCSI or Stilwell to Substantial Tax and
                               Indemnification Obligations" and "The
                               Distribution-Material Federal Income Tax
                               Consequences."

KCSI and Stilwell              Following the Distribution, KCSI and Stilwell
  to be Operated as            will be operated separately as independent
  Separate Companies           companies.  They will continue to have a
                               limited relationship, including a common director, during a transitional period.
                               See "The Distribution-Results of the
                               Distribution," "Relationship Between KCSI and
                               Stilwell After the Distribution," and "Certain
                               Relationships and Related Transactions."

Stilwell Anticipates           To date, Stilwell has not declared or paid any
  Paying Cash Dividends        dividends on the Stilwell Common Stock, but
                               anticipates paying cash dividends following the Distribution. The payment of dividends by Stilwell is subject to the discretion of its Board of Directors, and various factors may prevent it from paying dividends. These factors include Stilwell's financial position, its capital requirements and liquidity, the existence of a stock repurchase program, contractual and legal requirements, results of operations and such other factors as Stilwell's
                               Board of Directors may consider relevant. As a holding company, Stilwell's ability to pay dividends is dependent on the dividends and income it receives from its subsidiaries. At the present time Stilwell's primary source of cash is dividends received from Janus. The payment of dividends by Janus is subject to the discretion of its Board of Directors and although Stilwell has a contractual obligation to cause such payment, another party has the right to nominate a majority of that Board. See
                               "Risk Factors-Various Factors May Hinder the
                               Declaration and Payment of Dividends by Stilwell
                               Following the Distribution" and "Dividend
                               Policy."

Risk Factors To Be             Stockholders should carefully consider the
  Considered                   matters discussed in the section entitled "Risk
                               Factors" for a complete discussion of the matters that should be considered in owning
                               Stilwell Common Stock.

Provisions Which May Have
  Antitakeover Effects         Provisions of Stilwell's certificate of
                               incorporation (the "Certificate") and bylaws
                               (the  "Bylaws"), certain agreements, Stilwell's
                               Stockholders' Rights Plan (the "Rights Plan"), and provisions of the Delaware General
                               Corporation Law and the Code, may have the effect of delaying, deterring or preventing a change in control of Stilwell. See "Risk
                               Factors," "The Distribution-Material Federal
                               Income Tax Consequences" and "Description of
                               Capital Stock."


                          *          *         *

OVERVIEW OF STILWELL'S BUSINESS AND STRATEGY

BACKGROUND

      KCSI is a holding company that has owned and managed, through its direct and indirect subsidiaries, two principal business segments: rail transportation and financial services. ONLY THE FINANCIAL SERVICES SEGMENT IS INCLUDED IN THE DISTRIBUTION. The primary entities comprising the financial services segment are Janus, an approximately 82% owned subsidiary; Berger LLC ("Berger"), of which Stilwell owns 100% of Berger preferred limited liability company interests and approximately 86% of the Berger regular limited liability company interests; Nelson Money Managers Plc ("Nelson"), an 80% owned subsidiary; DST Systems, Inc. ("DST"), an equity investment in which KCSI holds an approximately 32% interest, and miscellaneous other subsidiaries and equity investments (the "Miscellaneous Corporations"). Janus is the principal business of the financial services segment of KCSI, representing 96% of assets under management at September 30, 1999 and 95% of revenues and 88% of net income for the nine months ended September 30, 1999. The businesses which comprise the financial services segment offer a variety of asset management and related financial services to registered investment companies, retail investors, institutions and individuals.

     After extensive review and discussion, the Board of Directors of KCSI concluded that it is in the best interests of KCSI and its stockholders for KCSI to focus on the rail transportation business and for a separate company to focus on the financial services business and determined that the Distribution was the best way to accomplish a separation of the two businesses. KCSI formed Stilwell as a holding company for the group of businesses and investments that comprise KCSI's financial services segment. In connection with the Distribution, KCSI transferred to Stilwell KCSI's investments in Janus, Berger, Nelson, DST, the Miscellaneous Corporations and certain other financial services-related assets, and Stilwell assumed all of KCSI's liabilities associated with the assets transferred, effective July 1, 1999.

     On March 26, 1999, a number of minority stockholders and employees of Janus, including members of Janus' management, its chief executive officer, its chief investment officer, portfolio managers and assistant portfolio managers who own a material number of Janus shares, five of the six Janus directors and others (the "Janus Minority Group"), proposed that KCSI consider in addition to the Distribution, a separate spin-off of Janus. Members of the Janus Minority Group met with the KCSI Board of Directors on June 23, 1999 and urged the Board to consider their separate spin-off proposal.

          After considering the information presented by the Janus Minority Group, KCSI's Board of Directors decided it was in the best interests of KCSI and its stockholders to proceed with the Distribution in the manner previously contemplated and as described herein. In arriving at this decision, KCSI's Board of Directors took into consideration a number of factors, including that: (i) a favorable tax ruling on the Distribution had been received from the Internal Revenue Service,
(ii) the presentation by the Janus Minority Group was not persuasive, in the Board's view, as to the advantages of the alternative proposal as compared to the Distribution, (iii) there was a lack of certainty that a favorable tax ruling could be obtained in a timely manner, or at all, with respect to the alternative proposal, and (iv) the Distribution was more consistent with the strategic direction of Stilwell. See "The Distribution-Background and Reasons for the Distribution."

     Recently, press reports have appeared in which certain Janus employees have expressed objections to the Distribution and other disagreements with Stilwell's structure and direction. Representatives of Stilwell and of the Janus Minority Group have met and held discussions regarding resolution of these disagreements and while not all disagreements have been resolved, agreements have been made for Stilwell to sell 192,408 shares of Janus common stock to Janus to be used to provide long-term incentives to Janus personnel. In return, Janus has agreed not to grant phantom stock, stock appreciation rights, or similar rights, for so long as it has available Janus common stock for use under its Long-Term Incentive Plan. KCSI and Stilwell have also agreed to waive certain rights of first refusal and options to purchase other outstanding shares of Janus common stock so that such shares may be available for awards under Janus' Long-Term Incentive Plan. Finally, KCSI, Stilwell and Janus have agreed to increase an intercompany credit line available to Janus and to the assignment to Stilwell of agreements between Janus and KCSI. See "The Distribution-Background and Reasons for the Distribution."

STILWELL FINANCIAL, INC.

     Stilwell is a holding company that manages its investments in the principal subsidiaries and equity investments more particularly described below and elsewhere in this Information Statement. The functions performed by Stilwell include consolidated accounting; consolidated tax return preparation and filing; corporate secretarial functions; banking and financing; administration of retirement and stock option plans; internal auditing; investor relations; analysis and evaluation of acquisition and strategic business opportunities; insurance assessment and coverage and holding company legal services.

STILWELL'S PRINCIPAL SUBSIDIARIES AND EQUITY INVESTMENTS

     JANUS CAPITAL CORPORATION
     -------------------------

     Janus and its adviser subsidiaries are investment advisers registered with the U.S. Securities and Exchange Commission (the "SEC") or other regulatory bodies, and are the investment advisers of the Janus Investment Fund, Janus Aspen Series and Janus World Funds plc (collectively, the "Janus Advised Funds"). Additionally, Janus is the adviser or sub-adviser to other investment companies and institutional and individual private accounts, including pension, profit-sharing and other employee-benefit plans, trusts, charitable organizations, endowments, foundations and others (collectively, "Janus Sub-Advised Funds and Private Accounts"). As of September 30, 1999, Janus had total assets under management of $165.0 billion, of which $132.8 billion are in the Janus Advised Funds and the remainder are in Janus Sub-Advised Funds and Private Accounts. Janus primarily offers equity portfolios to its investors, which comprised approximately 95% of total assets under management for Janus and its affiliates at September 30, 1999. At that date, funds advised by Janus had more than 3.7 million shareowner accounts. For the five-year period ended September 30, 1999, Janus' total assets under management increased 629 percent. See "Business-Stilwell's Principal Subsidiaries and Equity Investments-Janus Capital Corporation."

      BERGER LLC
      ----------
     Berger is the successor entity to which Berger Associates, Inc. contributed its operating assets and business as part of a restructuring consummated as of September 30, 1999. Berger is an investment adviser registered with the SEC and serves as an investment adviser to a group of registered investment companies known as the Berger Advised Funds (as defined in "Business--Stilwell's Principal Subsidiaries and Equity Investments-Berger LLC"). Berger also serves as investment sub-adviser to a group of registered investment companies and separate accounts known as the Berger Sub-Advised Funds (as defined in "Business--Stilwell's Principal Subsidiaries and Equity Investments-Berger LLC"). In addition, Berger owns 50% of BBOI Worldwide LLC, a Delaware limited liability company ("BBOI"), a joint venture with the Bank of Ireland Asset Management (U.S.) Limited ("BIAM"). Berger and BIAM are currently negotiating the sale of Berger's interest in BBOI to BIAM and, alternatively, the dissolution of BBOI. BBOI serves as the investment adviser and sub-administrator to the Berger/BIAM Funds (as defined in "Business--Stilwell's Principal Subsidiaries and Equity Investments-Berger LLC"). Moreover, BBOI acts as investment adviser to certain separate accounts (the "BBOI Sub-Advised Funds"). Berger owns 80% of Berger/Bay Isle LLC, a Delaware limited liability company ("B/B Isle"), which is a joint venture with Bay Isle Financial Corporation. B/B Isle acts as investment adviser to privately managed separate accounts (the "B/B Isle Separate Accounts"). As of September 30, 1999, the Berger Complex (as defined in "Business--Stilwell's Principal Subsidiaries and Equity Investments-Berger LLC") had total assets under management of $4.9 billion. Of this amount, Berger managed $3.8 billion in the Berger Advised Funds and $0.4 billion in the Berger Sub-Advised Funds; BBOI managed $0.3 billion in the Berger/BIAM Funds and $0.4 billion in the BBOI Sub-Advised Funds; and B/B Isle managed less than $0.1 billion in the B/B Isle Separate Accounts. As of September 30, 1999, funds included in the Berger Complex had more than 243,000 shareowner accounts. For the five-year period ended September 30, 1999, assets under management in the Berger Complex increased by 68 percent. See "Business-Stilwell's Principal Subsidiaries and Equity Investments-Berger LLC."

     NELSON MONEY MANAGERS PLC
     -------------------------

     Nelson provides investment advice and investment management services in the United Kingdom, primarily to individuals who are retired or contemplating retirement. In order to reach these clients, Nelson has traditionally performed financial planning seminars for employees of companies in the United Kingdom. More recently, Nelson has also been offering services directly to the public via advertisements in the media. For individuals interested in Nelson's services, Nelson assigns a specific investment adviser to have a one-on-one consultation. The investment adviser works with each client to conduct an analysis of the client's investment objectives and then recommends in writing the construction of a portfolio to meet those objectives. Recommendations for the design and ongoing maintenance of the portfolio structure are the responsibility of the investment adviser. The selection and management of the instruments which constitute the portfolio are the responsibility of Nelson's investment management team. At September 30, 1999, Nelson employed approximately 40 investment advisers and managed approximately
$1.2 billion ((Pound) 750 million) in assets. At September 30, 1999, Nelson managed assets for more than 13,000 individuals. For the five-year period ended September 30, 1999, Nelson's total assets under management increased by 105 percent. See "Business-Stilwell's Principal
Subsidiaries and Equity Investments-Nelson Money Managers Plc."

     DST SYSTEMS, INC.
     -----------------

     DST, together with its subsidiaries and joint ventures, provides information processing, printing and mailing and computer software services and products to mutual funds, investment managers, communications industries and other service industries through business units organized into three operating segments: Financial Services, Customer Management and Output Solutions. DST's Financial Services segment serves primarily mutual funds, insurance companies, banks and other financial services organizations. DST's Customer Management segment provides services and products to cable television, direct broadcast satellite, wireless and wire-line telephony, utility and multi-service providers. DST's Output Solutions segment provides statement processing and solutions to customers of DST's other segments and to other customers. See "Business-Stilwell's Principal Subsidiaries and Equity Investments-DST Systems, Inc."

STILWELL BUSINESS STRATEGY

     Stilwell believes that it has established a strong platform to support future growth in revenues, deriving its strength in large part from the experience and capabilities of Stilwell's subsidiaries and equity investments as full service providers of asset management and related financial services. The strength of Stilwell's subsidiaries and equity investments is based on core investment professionals, solid investment performance results, sophisticated distribution systems, quality customer service, talented support and service staff and product expertise and systems. In addition, Stilwell believes that it will benefit from the brand name equity associated with the names JANUS, BERGER, NELSON and DST. Opportunities for growth for Stilwell are expected to come, principally through its subsidiaries and equity investments, from new and existing clients, strategic acquisitions and alliances and strengthening the brand name and brand image of Stilwell's subsidiaries and equity investments.

     MAINTAIN AND ENHANCE EXISTING CLIENT RELATIONSHIPS. As one of its primary business objectives, Stilwell intends to maintain and enhance existing client relationships by continuing to provide a high level of quality service to existing clients through strong support and service staff, excellent customer service and product expertise and systems.

     GENERATE GROWTH FROM NEW AND EXISTING CLIENTS. Stilwell will pursue growth from new clients through on-going sales and marketing efforts. Additionally, Stilwell will seek to increase its share of existing clients' managed assets.

     To encourage growth, Stilwell intends to continue compensation programs with equity incentives for key management employees of its principal subsidiaries to provide incentives through ownership of stock in the enterprises in which they are employed. Stilwell seeks to facilitate the acquisition of such ownership through such compensation programs and by making such programs competitive with, if not superior to, compensation programs of other financial services companies.

     PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES. Stilwell plans to regularly evaluate strategic acquisitions, joint ventures and alliances and pursue those that appear appropriate as a means of expanding the range of its product offerings and distribution, as well as for increasing its sales and marketing capabilities.

     STRENGTHEN BRAND NAME AND BRAND IMAGE. Stilwell intends to continue developing several independent financial services businesses with autonomous management and separate brand names. Stilwell believes it has a strong starting position for this strategy, based on its existing ownership of Janus, Berger and Nelson, as well as its equity investment in DST. Management of each of Stilwell's affiliates has general autonomy over its respective day-to-day operations, allowing each business to develop a separate public identity, satisfy legal requirements regarding separation of investment decisions and maintain compliance with certain minority stockholder agreements.

ORGANIZATIONAL STRUCTURE

     The following chart shows the organizational structure of Stilwell's principal subsidiaries and equity investments.

                     [Organizational Chart Inserted Here]

SUMMARY FINANCIAL AND OPERATING DATA

     The following table presents summary financial data of Stilwell. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Information Statement. The summary financial data for the five years ended December 31, 1998 was derived from the audited consolidated financial statements of Stilwell. The summary financial data as of and for the nine months ended September 30, 1998 and 1999 was derived from the unaudited consolidated financial statements of Stilwell, which were prepared on the same basis as the historical audited financial statements.

     The summary financial data set forth below may not be indicative of Stilwell's future performance and does not necessarily reflect the financial position and results of operations of Stilwell had Stilwell operated as a separate, stand-alone entity during each of the periods presented. In addition to historical earnings per share data based on the Stilwell capital structure as of September 30, 1999 (1,000 shares outstanding), pro forma earnings per share information is presented for the year ended December 31, 1998 and for the nine months ended September 30, 1998 and 1999. This pro forma information is presented for comparison purposes to future years and was derived assuming an issuance of two shares of Stilwell Common Stock for every one outstanding share of KCSI Common Stock as of September 30, 1999. In addition, dilutive options were included based on the number of dilutive KCSI stock options assumed to be exercised as of September 30, 1999 in connection with the determination of KCSI's diluted earnings per share computations. The results for the nine months ended September 30, 1999 are not necessarily indicative of the results for the full fiscal year.

                                                                            Nine Months
                                                                               Ended
                                   Year Ended December 31,                 September 30,
                     --------------------------------------------------   ----------------
                      1994(i)   1995(ii)  1996(iii)   1997      1998(iv)   1998      1999
                      ----      ----      ----        ----      ----       ----      ----
                                  (Dollars in Millions, except per share data)

FINANCIAL DATA:
--------------
INCOME STATEMENT
  DATA:
Revenues              $583.8   $236.7     $329.6    $485.1     $670.8    $490.1   $826.7
Operating expenses     515.2    156.5      197.8     285.9      390.2     280.1    481.2
                      ------   ------     ------    ------     ------    ------   ------
Operating Income        68.6     80.2      131.8     199.2      280.6     210.0    345.5

Equity in earnings
  of unconsolidated
  affiliates            24.8     29.6       68.6      24.9       25.8      23.8     34.1
Reduction in
  ownership of DST       --       --         --        --       (29.7)      --       --
Gain on sale
  of DST                 --     296.3        --        --         --        --       --
Other, net               0.4      3.7        8.2       5.8       12.6      10.5     16.1
                      ------   ------     ------    ------     ------     -----    -----
Pretax Income           93.8    409.8      208.6     229.9      289.3     244.3    395.7
Income tax
  provision             31.4    181.3       58.2      87.0      103.7      88.6    142.5
Minority interest        5.3     10.5       15.8      24.9       33.4      25.8     38.6
                      ------   ------     ------    ------     ------     -----    -----
Net Income            $ 57.1   $218.0     $134.6    $118.0     $152.2    $129.9   $214.6
                      ======   ======     ======    ======     ======     =====   ======

Per Share Data:

Weighted Average
Common shares
outstanding           1,000     1,000     1,000      1,000     1,000      1,000     1,000

Basic Earnings
  per share         $57,100  $218,000  $134,600   $118,000  $152,200   $129,900  $214,600
Diluted Earnings
  per share          57,100   218,000   134,000    117,400   149,900    128,900   211,200

Pro Forma
  Per Share Data:
    Common shares
    outstanding (in
    thousands)                                               221,038    221,038   221,038

Basic Earnings per share                                     $  0.69    $  0.59   $  0.97

    Diluted Common
    shares outstanding
    (in thousands)                                           228,585    228,585   228,585

Diluted Earnings per share                                   $  0.66    $  0.56   $  0.92


                                      December 31,                        September 30,
                      ----------------------------------------------      ----------------
                      1994      1995      1996        1997      1998       1998      1999
                      ----      ----      ----        ----      ----       ----      ----


BALANCE SHEET DATA:

Total Assets         $672.4    $475.2    $548.2     $672.6    $822.9     $799.2  $1,016.1

Long term obligations:
  Third Parties        38.5       0.4       0.1        --        --         --        --
  KCSI                223.1       --      117.3       84.1      16.6       19.7       --

Cash dividends per
   Common share         n/a       n/a       n/a        n/a       n/a        n/a       n/a


OPERATING DATA:
--------------

Total Assets Under
   Management
  (in billions)        25.9    $ 34.5    $ 50.3     $ 71.6    $113.5     $ 88.5    $171.1

Total Shareowner
  Accounts
  (in millions)         2.4       2.5       2.5        2.7       3.0        3.0       4.0


<F1>
(i) Reflects DST as a consolidated subsidiary. See (ii) below for discussion of DST public offering in 1995.

<F2>
(ii) Reflects DST as an unconsolidated affiliate as of January 1, 1995 due to the DST public offering and associated transactions completed in November 1995, which reduced Stilwell's ownership of DST to approximately 41% and resulted in deconsolidation of DST from Stilwell's consolidated financial statements. The public offering and associated transactions resulted in a $144.6 million after-tax gain to Stilwell.

<F3>
(iii) Includes a one-time after-tax gain of $47.7 million, representing Stilwell's proportionate share of the one-time gain recognized by DST in connection with the merger of The Continuum Company, Inc. ("Continuum"), formerly a DST equity affiliate, with Computer Sciences Corporation ("CSC")in a tax-free share exchange.

<F4>
(iv) Includes a one-time non-cash charge of $36.0 million ($23.2 million after-tax) resulting from the merger of a wholly-owned subsidiary of DST with USCS International, Inc. ("USCS"). The merger was accounted for by DST under the pooling of interests method. The charge reflects Stilwell's reduced ownership of DST (from 41% to approximately 32%), together with Stilwell's proportionate share of DST and USCS fourth quarter merger-related costs.


                             INTRODUCTION

     KCSI formed Stilwell on January 23, 1998 as a holding company for the group of businesses and investments that comprise the financial services business of KCSI and to effect the Distribution. Such businesses include Janus, Berger, Nelson, DST and the Miscellaneous Corporations. In connection with the Distribution, KCSI transferred to Stilwell KCSI's investments in these businesses and certain other financial services-related assets and Stilwell assumed all of KCSI's liabilities associated with the assets transferred, effective July 1, 1999.

     On [________], 1999, the Board of Directors of KCSI gave final approval to the Distribution, payable to holders of record of KCSI Common Stock on the Record Date, of two shares of Stilwell Common Stock for every one share of KCSI Common Stock outstanding on the Record Date. As a result of the Distribution, all of the outstanding shares of Stilwell Common Stock will be distributed to holders of KCSI Common Stock on a pro-rata basis (including the holders of KCSI Common Stock through accounts in the KCSI ESOP, the Stilwell ESOP, the DST ESOP and the KCSI Profit Sharing Plan (as each is defined herein)). No fractional shares of Stilwell Common Stock will be distributed in the Distribution. Certificates representing shares of Stilwell Common Stock are expected to be mailed by the Distribution Agent to KCSI stockholders on the Mailing Date.

     Stockholders of KCSI with inquiries relating to the Distribution should contact: The Office of the Corporate Secretary; 114 West 11th Street, Kansas City, MO 64105, telephone (816) 983-1237.

                                RISK FACTORS

     Stockholders of KCSI should carefully consider and evaluate all of the information set forth in this Information Statement, including the risk factors listed below. In addition to the historical information included herein, the discussion set forth below, as well as other portions of this Information Statement, contains comments not based upon historical fact. Such forward-looking comments are based upon information currently available to management and management's perception thereof as of the date of this Information Statement. Readers can identify these forward-looking comments by their use of such verbs as "expects," "anticipates," "believes" or similar verbs or conjugations of such verbs. The actual results of operations of Stilwell could materially differ from those indicated in forward-looking comments. The differences could be caused by a number of factors or combination of factors. Readers are strongly encouraged to consider the following risk factors when evaluating any such forward-looking comments. Because most of Stilwell's revenues are based on the value of its subsidiaries' assets under management, readers are also encouraged to review the prospectuses for each of the mutual funds and other accounts managed by Janus and Berger, copies of which are available from Janus and Berger, to understand the risks of those operations and other factors that may adversely affect the value of assets under management for those entities. Stilwell will not update any forward-looking comments set forth in this Information Statement.

RISKS RELATED TO THE DISTRIBUTION

STILWELL'S LACK OF OPERATING HISTORY AS A STAND-ALONE COMPANY MAKES IT DIFFICULT TO PREDICT ITS FUTURE RESULTS

     Stilwell was formed only recently as a holding company for the group of businesses and investments that comprise the financial services business of KCSI, and has never operated as a stand-alone company. Following the Distribution, KCSI will have no obligation to provide financial or other assistance to Stilwell except as described in an intercompany agreement (the "Intercompany Agreement") and a tax disaffiliation agreement (the "Tax Disaffiliation Agreement") between KCSI and Stilwell. See "Relationship Between KCSI and Stilwell After the Distribution," "Financing" and "Business." The historical financial information included in this Information Statement may not be indicative of Stilwell's future performance, and does not necessarily reflect the financial position, results of operations and cash flows of Stilwell had Stilwell operated as a separate stand-alone entity during each of the periods presented. In addition, the financial information included herein does not reflect any changes that may occur in the financial condition and operations of Stilwell as a result of the Distribution. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and Stilwell's consolidated financial statements.

THERE HAS BEEN NO PRIOR MARKET FOR STILWELL COMMON STOCK AND IT IS IMPOSSIBLE TO PREDICT THE PRICES AT WHICH THOSE SECURITIES MIGHT TRADE

     There has been no established trading market for Stilwell Common Stock, and there can be no reliable prediction as to the prices at which it will trade after completion of the Distribution. While it is expected that a "when-issued" trading market will develop near the Record Date, until the Stilwell Common Stock is fully distributed and an orderly trading market develops, the prices at which trading in Stilwell Common Stock occurs may fluctuate significantly. Trading in Stilwell Common Stock on a "when-issued" basis exposes such traders to a risk of loss if the Distribution does not occur. See "The Distribution-Trading of Stilwell Common Stock." The prices at which shares of Stilwell Common Stock trade will be determined by the marketplace and may be influenced by many factors, including, among others, Stilwell's performance and prospects, the depth and liquidity of the market for Stilwell Common Stock, investor perception of Stilwell and its businesses and the industry in which Stilwell operates, Stilwell's dividend policy, general financial and other market conditions, domestic and international economic conditions and the impact of factors described in this "Risk Factors" section. See "The Distribution-Trading of Stilwell Common Stock."

SUBSTANTIAL SALES OF STILWELL COMMON STOCK FOLLOWING THE DISTRIBUTION OR THE PERCEPTION THAT SUCH SALES MIGHT OCCUR COULD DEPRESS THE MARKET PRICE OF STILWELL COMMON STOCK

     Substantially all of the shares of Stilwell Common Stock issued in the Distribution will be eligible for immediate resale in the public market. Any sales of substantial amounts of Stilwell Common Stock in the public market, or the perception that such sales might occur, whether as a result of the Distribution or otherwise, could depress the market price of Stilwell Common Stock. Stilwell is unable to predict whether substantial amounts of Stilwell Common Stock will be sold in the open market following the Distribution. See "The Distribution-Trading of Stilwell Common Stock."

MATERIAL INACCURACY OF REPRESENTATIONS OR ASSUMPTIONS UNDERLYING THE TAX RULING COULD CAUSE THE DISTRIBUTION NOT TO BE TAX-FREE, RESULTING IN SUBSTANTIAL CORPORATE TAXABLE GAIN, AND CERTAIN POST-DISTRIBUTION TRANSACTIONS COULD SUBJECT KCSI OR STILWELL TO SUBSTANTIAL TAX AND INDEMNIFICATION OBLIGATIONS

     The Tax Ruling is based on factual representations and assumptions provided by KCSI. If these factual representations or assumptions were incorrect in any material respect, the ability of KCSI and Stilwell to rely on the Tax Ruling would be jeopardized. Neither KCSI nor Stilwell is aware of any facts or circumstances which should cause such representations and assumptions to be untrue.

     If the Distribution were not to qualify as a tax-free distribution within the meaning of Section 355 of the Code, KCSI would recognize taxable gain equal to the excess of the fair market value of the Stilwell Common Stock distributed to KCSI's stockholders over KCSI's tax basis in the Stilwell Common Stock.
Such corporate taxable gain could amount to $4-5 billion or more. In addition, each KCSI stockholder who receives the Stilwell Common Stock in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the Stilwell Common Stock.

     If the Distribution qualified under Section 355 of the Code but was disqualified as tax-free to KCSI because of certain post-Distribution circumstances, such as an acquisition of Stilwell or of KCSI under certain circumstances within two years after the Distribution, KCSI would recognize taxable gain. Such corporate taxable gain to KCSI could amount to $4-5 billion or more.

     In the Tax Disaffiliation Agreement, KCSI and Stilwell each agreed not to take any action which would cause the Distribution to fail to qualify as a tax-free distribution under Code Section 355 unless required to do so by law. KCSI and Stilwell have agreed to indemnify each other with respect to any tax liability resulting from their respective failures to comply with such provisions. In addition, KCSI and Stilwell are each required to indemnify the other for any taxes resulting from any changes in their respective ownership. See "Relationship Between KCSI and Stilwell After the Distribution-Tax Disaffiliation Agreement."

THE INTERCOMPANY AGREEMENT AND THE TAX DISAFFILIATION AGREEMENT CONTAIN INDEMNIFICATION OBLIGATIONS OF KCSI AND STILWELL THAT KCSI OR STILWELL MAY NOT BE ABLE TO SATISFY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON KCSI OR STILWELL

     The Intercompany Agreement and the Tax Disaffiliation Agreement allocate responsibility between KCSI and Stilwell for various liabilities and obligations. However, the availability of such indemnities will depend upon the future financial strength of KCSI and Stilwell. KCSI or Stilwell may not be in a financial position to fund such indemnities if they should arise, which could have a material adverse effect on KCSI or Stilwell. The Intercompany Agreement provides that each party will indemnify the other against claims relating to or arising out of their respective businesses before and after the Distribution. The Tax Disaffiliation Agreement provides that each party will indemnify the other with respect to taxes attributable to their respective businesses arising before or after the Distribution, taxes or losses caused by their respective breach of the Tax Disaffiliation Agreement and taxes and claims relating to their respective businesses caused by KCSI's or Stilwell's actions, failure to act, any party's actions with respect to KCSI or Stilwell, inaccurate or incomplete information provided by KCSI or Stilwell in the ruling request or any actions taken by KCSI or Stilwell that negatively impact the Tax Ruling. See "Relationship Between KCSI and Stilwell after the Distribution."

ACQUISITIONS, WHICH ARE PART OF STILWELL'S BUSINESS STRATEGY, INVOLVE INHERENT RISKS WHICH COULD RESULT IN ADVERSE EFFECTS ON STILWELL'S OPERATING RESULTS AND FINANCIAL CONDITION AND DILUTE THE HOLDINGS OF CURRENT STOCKHOLDERS

     As part of its business strategy, Stilwell intends to consider acquisitions of similar or complementary businesses. See "Business-Stilwell Business Strategy." If Stilwell is not correct when it assesses the value, strengths, weaknesses, liabilities and potential profitability of acquisition candidates or if it is not successful in integrating the operations of the acquired businesses, that could have a material adverse effect on Stilwell's operating results and financial condition. Any future acquisitions will be accompanied by the risks commonly associated with acquisitions. These risks include, among others, potential exposure to unknown liabilities of acquired companies and to acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to the business of the combined company and potential diversion of management's time and attention, the impairment of relationships with and the possible loss of key employees and clients as a result of the changes in management, the occurrence of amortization expenses if an acquisition is accounted for as a purchase, and dilution to the stockholders of the combined company if the acquisition is made for stock of the combined company. In addition, products, technologies or businesses of acquired companies may not be effectively assimilated into Stilwell's business and product offerings of the combined company may not have a positive effect on the combined company's revenues or earnings. The combined company may also incur significant expense to complete acquisitions and to support the acquired products and businesses. Further, any such acquisitions may be funded with cash, debt or equity, which could have the effect of diluting or otherwise adversely affecting the holdings or the rights of stockholders acquiring Stilwell Common Stock in the Distribution. Finally, Stilwell may not be successful in identifying attractive acquisition candidates or completing acquisitions on favorable terms.

PROVISIONS OF STILWELL'S GOVERNING DOCUMENTS, ITS RIGHTS PLAN AND RESTRICTIONS RELATING TO THE TAX RULING COULD HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE IN CONTROL OF STILWELL, WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF STILWELL COMMON STOCK

     Some provisions of Stilwell's Certificate and Bylaws, the Rights Plan and restrictions relating to the Tax Ruling may delay or make more difficult acquisitions or changes in control of Stilwell, which may have an adverse effect on the market price of Stilwell Common Stock. For example, Stilwell's Certificate and Bylaws authorize blank series preferred stock, require a supermajority stockholder vote for approval of certain types of business combinations, establish a staggered Board of Directors and impose certain procedural and other requirements for some corporate actions. Stilwell's Rights Plan could significantly dilute the interest in Stilwell of persons seeking to acquire control of Stilwell without prior approval of Stilwell's Board of Directors. Further, income taxes that could be imposed by the Code as a result of ownership changes of Stilwell made in conjunction with the Distribution may have the effect of delaying or making more difficult changes in control of Stilwell. See "Description of Capital Stock" and "The Distribution-Material Federal Income Tax Consequences."

STILWELL HAS A SIGNIFICANT NUMBER OF AUTHORIZED BUT UNISSUED SHARES WHICH IF ISSUED COULD DILUTE THE EQUITY INTERESTS OF EXISTING STILWELL STOCKHOLDERS AND ADVERSELY AFFECT EARNINGS PER SHARE

     If more shares of Stilwell Common Stock are issued following the Distribution, the equity interests of existing Stilwell stockholders could be diluted and the earnings per share of Stilwell Common Stock could be adversely affected. Stilwell is authorized to issue one billion shares of Stilwell Common Stock. Approximately 221,000,000 shares of Stilwell Common Stock will be distributed and outstanding after the Distribution. See "Capitalization" and "Description of Capital Stock." The Board of Directors of Stilwell has full discretion to issue shares of Stilwell Common Stock at any time in the future, subject to applicable legal, stock exchange and other regulatory requirements.

VARIOUS FACTORS MAY HINDER THE DECLARATION AND PAYMENT OF DIVIDENDS BY STILWELL FOLLOWING THE DISTRIBUTION

     The payment of dividends by Stilwell is subject to the discretion of its Board of Directors, and various factors may prevent it from paying dividends. Such factors include Stilwell's financial position, its capital requirements and liquidity, the existence of a stock repurchase program, any loan agreement restrictions, state corporate law requirements, results of operations and such other factors as Stilwell's Board of Directors may consider relevant. In addition, as a holding company, Stilwell's ability to pay dividends is dependent on the dividends and income it receives from its subsidiaries. At the present time Stilwell's primary source of cash is dividends received from Janus. The payment of dividends by Janus is subject to the discretion of its Board of Directors and although Stilwell has a contractual obligation to cause such payment, another party has the right to nominate a majority of that Board. See "Dividend Policy."

THE COMBINED POST-DISTRIBUTION MARKET VALUE OF KCSI COMMON STOCK AND STILWELL COMMON STOCK MAY NOT EQUAL OR EXCEED THE PRE-DISTRIBUTION MARKET VALUE OF KCSI COMMON STOCK

     The combined market value of KCSI Common Stock and Stilwell Common Stock immediately after the Distribution may not be equal to or greater than the market value of KCSI Common Stock immediately prior to the Distribution. After the Distribution, KCSI expects that the KCSI Common Stock will continue to be listed for trading on the New York Stock Exchange. As a result of the Distribution, absent other action, the trading prices of KCSI Common Stock are expected to be significantly lower than the trading prices of KCSI Common Stock immediately prior to the Distribution. In an attempt to address this issue, KCSI's Board of Directors intends to effect, after the Record Date, a reverse stock split whereby every two shares of KCSI Common Stock then outstanding will be combined into one share of KCSI Common Stock. See "The Distribution-Trading of Stilwell Common Stock."

CONTINUATION OF STRAINED RELATIONS BETWEEN STILWELL AND JANUS MANAGEMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON STILWELL

     Relations between Stilwell and the management of its key subsidiary, Janus, have been strained recently, primarily as the result of disagreements over the structure of the Distribution. See "The Distribution-Background and Reasons for the Distribution." Although not expected, continuation of these strained relations could result in the loss of key Janus employees and Janus management which could have a material adverse effect on Stilwell. The portfolio managers and other key employees of Janus are not subject to any noncompete agreements that would preclude them from participating in a competing financial services business, although they are subject to agreements that prohibit them for a specific period of time following the end of their employment from soliciting any investment advisory or investment management clients of Janus or hiring or soliciting employees to leave the employ of Janus. It is also possible that the publicity surrounding the disagreements between Stilwell and members of the Janus Minority Group could have an adverse effect on Janus' business and on Stilwell's ability to attract or retain qualified personnel. See "Stilwell's Inability to Attract and Retain Key Personnel Could Have a Material Adverse Effect on Its Future Success."

STILWELL MAY BE REQUIRED TO PURCHASE OR SELL JANUS COMMON STOCK

     Under certain agreements, Stilwell may be required to purchase the interests in Janus owned by certain minority stockholders. If Stilwell were required to make such purchases based on the value of the stock at September 30, 1999, Stilwell would be required to pay approximately $487 million. Stilwell could require additional financing to satisfy this obligation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Minority Purchase Agreements." If such a purchase included a reduction in ownership of Janus common stock held by its Chief Executive Officer, to below 5%, this could be deemed to constitute a change of control which may result in an assignment and termination of Janus' investment advisory agreements. See "Risk Factors-Stilwell's Business is Dependent on Investment Advisory Agreements Which Are Subject to Termination or Non-Renewal."

     Under a stock purchase agreement with Thomas H. Bailey, Janus' Chairman, President and Chief Executive Officer, and another Janus stockholder (the "Janus Stock Purchase Agreement"), upon the occurrence of a Change in Ownership (as defined below) of Stilwell, Stilwell may be required, at such holders' option, to sell its stock of Janus to such minority stockholders, or to purchase such holders' Janus stock. The purchase price in either instance is equal to fifteen times the net after-tax earnings per share of Janus for the fiscal year ending immediately after the Change in Ownership, or as otherwise negotiated between the parties. Under other stock purchase agreements and restriction agreements with other minority stockholders, upon the occurrence of a Change in Ownership of KCSI or Stilwell, Stilwell may be required, at such stockholders' option, to purchase such minority stockholders' Janus stock at a purchase price equal to fifteen times the net after-tax earnings over the period indicated in the relevant agreement, or in some circumstances at a purchase price as determined by Janus' Stock Option Committee. A Change in Ownership of KCSI or Stilwell is deemed to occur in either instance if (i) a person or entity without the prior approval of KCSI or Stilwell acquires a significant percentage of stock with the intent to acquire control of KCSI or Stilwell or (2) upon certain changes in the composition of KCSI's or Stilwell's Board of Directors. The Janus Stock Purchase Agreement and its amendments are filed as exhibits to the Registration Statement on Form 10 to which this Information Statement is an exhibit. The Janus Stock Purchase Agreement and many of these other agreements have been assigned to Stilwell, but some of the agreements have not yet been amended to change the reference to Change in Ownership from KCSI to Stilwell. However, pursuant to the Intercompany Agreement, Stilwell is obligated to KCSI in the same manner that KCSI is obligated under these agreements and Stilwell has the right to any benefits and assets received by KCSI under such agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Minority Purchase Agreements" and "Financing."

RISKS RELATED TO THE BUSINESS OF STILWELL FINANCIAL, INC.
A DECLINE IN THE PERFORMANCE OF THE SECURITIES MARKETS COULD ADVERSELY AFFECT STILWELL'S REVENUES

     The results of operations of Stilwell are affected by many economic factors, including the performance of the U.S. securities markets. A decline in the securities markets, failure of the securities markets to sustain their recent levels of growth, or short-term volatility in the securities markets could result in investors withdrawing assets from the markets or decreasing their rate of investment, either of which could adversely affect Janus, Berger and Nelson. Because most of Stilwell's revenues are based on the value of assets under management, a decline in the value of those assets would adversely affect revenues of Stilwell. Favorable performance by the U.S. securities markets over the last several years has attracted a substantial increase in the investments in these markets. Partly as a result of this financial environment, the assets under management of Janus and Berger have increased significantly and levels of profitability have grown. The growth rate of Stilwell's subsidiaries and equity investments has varied from year to year, and the high average growth rates sustained in the recent past may not continue. In addition, in periods of slowing growth or declining revenues, profits and profit margins are adversely affected because certain expenses remain relatively fixed.

POOR INVESTMENT PERFORMANCE OF FUNDS MANAGED BY STILWELL'S SUBSIDIARIES COULD ADVERSELY AFFECT STILWELL'S REVENUES

     Success for Stilwell is dependent to a significant extent on the investment performance of the mutual funds and other accounts (the "Funds") managed by its subsidiaries, especially Janus. Failure of the Funds to perform well could have an adverse effect on the revenues of Stilwell. Good performance stimulates sales of the Funds' shares and tends to keep redemptions low. Increased sales of the Funds' shares generate higher revenues for Stilwell (which are directly related to assets under management). Conversely, poor performance tends to result in decreased sales and increased redemptions of the Funds' shares, with corresponding decreases in revenues to Stilwell. Similarly, success for Nelson is partly dependent on attaining consistently reasonable investment returns for the assets managed by Nelson.

STILWELL'S BUSINESS IS DEPENDENT ON INVESTMENT ADVISORY AGREEMENTS WHICH ARE SUBJECT TO TERMINATION OR NON-RENEWAL

     Most of the revenues of Janus and Berger are derived pursuant to investment advisory agreements with their respectively managed Funds. Any termination of or failure to renew a significant number of these agreements could have a material adverse impact on Janus or Berger. These investment advisory agreements may be terminated by either party with notice, are terminated in the event of an "assignment" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")), and must be approved and renewed annually by the disinterested members of each fund's board of directors or trustees, or its shareowners, as required by law.

     Generally, any change in control of Janus or Berger would constitute an "assignment" under the 1940 Act. The Distribution is not expected to result in a change of control of Janus or Berger and therefore under the applicable rules of the Securities and Exchange Commission would not constitute such an assignment. However, a material reduction in the ownership of Janus common stock by its chief executive officer may result in an assignment by virtue of certain provisions in an agreement with him. See "Risk Factors-Stilwell May Be Required to Purchase or Sell Janus Common Stock." The Boards of Trustees or Directors of the Janus Advised Funds ("Trustees") generally may terminate the investment advisory agreements upon written notice for any reason, including if they believe the Distribution may adversely affect the funds. See "Summary-Stilwell Financial, Inc. - Background" and "Business."

ANY EVENT THAT NEGATIVELY AFFECTS THE U.S. MUTUAL FUND INDUSTRY COULD HAVE A MATERIAL ADVERSE EFFECT ON STILWELL

     Any event affecting the U.S. mutual fund industry which results in a general decrease in assets under management or a significant general decline in the number of U.S. mutual fund industry clients or accounts could have a material adverse effect on Janus, Berger and DST. The future growth and success of Janus, Berger and DST depend in part upon the continued growth of the mutual fund industry in the United States, which has experienced significant growth over the last several years. Janus and Berger derive a substantial portion of their revenues from assets under management in U.S. mutual funds. DST derives a substantial portion of its revenues from the delivery of services and products to U.S. mutual fund industry clients.

STILWELL'S INABILITY TO ATTRACT AND RETAIN KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS FUTURE SUCCESS

     The loss of the services of one or more of Stilwell's key employees or its failure to attract, retain and motivate qualified personnel could have a material adverse impact on Stilwell's business, financial condition, results of operations and future prospects. As with other investment management businesses, Stilwell's future performance depends to a significant degree upon the continued contributions of certain officers, portfolio managers and other key management personnel. Stilwell's business is also similar to other investment management businesses in that it is dependent on its ability to attract, retain and motivate highly skilled, and often highly specialized, technical and management personnel. There is substantial competition for qualified technical and management personnel. Further, relations between Stilwell and the management of its key subsidiary, Janus, have been strained recently, primarily as the result of disagreements over the structure of the Distribution. See "Risk Factors-Continuation of Strained Relations Between Stilwell and Janus Management Could Have a Material Adverse Effect on Stilwell" and "Management."

INCREASED COMPETITION COULD REDUCE THE DEMAND FOR STILWELL'S PRODUCTS AND SERVICES WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON STILWELL'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS PROSPECTS

     Stilwell is subject to substantial and growing competition in all aspects of its business. Such competition could reduce the demand for Stilwell's products and services and could have a material adverse effect on Stilwell's business, financial condition, results of operations and business prospects. Janus and Berger compete with hundreds of other mutual fund management distribution and service companies that distribute their fund shares through a variety of methods, including affiliated and unaffiliated sales forces, broker-dealers, and direct sales to the public. Nelson competes with other money managers in obtaining new client business. DST competes with third party providers, in-house systems and broker-dealers for the provision of processing services. Although no one company or group of companies dominates the financial services industry, many are larger, better known and have greater resources than Stilwell. Stilwell believes that competition in the mutual fund industry will increase as a result of increased flexibility afforded to banks and other financial institutions to sponsor mutual funds and distribute mutual fund shares, and as a result of consolidation and acquisition activity within the industry. In addition, the mutual fund industry, in general, faces significant competition as the number of mutual funds continues to increase, marketing and distribution channels become more creative and complex, and investors place greater emphasis on published fund recommendations and investment category rankings. Barriers to entry to the investment management business are relatively few, and Stilwell anticipates that Janus, Berger and Nelson will face a growing number of competitors. See "Business-Competition."

STILWELL'S CREDIT FACILITY IMPOSES RESTRICTIONS ON ITS ABILITY TO CONDUCT BUSINESS AND MAY NOT BE SUFFICIENT TO SATISFY STILWELL'S CAPITAL AND OPERATING REQUIREMENTS

     The Credit Facility (as defined herein) imposes restrictions on Stilwell's ability to conduct business and may not be sufficient to satisfy Stilwell's capital and operating requirements. The Credit Facility contains covenants that, among other things, restrict the ability of Stilwell to transfer assets, merge, incur debt and create liens. In addition, the Credit Facility requires Stilwell to maintain specified financial ratios, including maximum leverage, minimum net worth and minimum interest coverage. The ability of Stilwell to comply with such provisions may be affected by events beyond Stilwell's control. The breach of any of these covenants would result in a default under the Credit Facility. In the event of any such default, lenders party to the Credit Facility could elect to declare all amounts borrowed under the Credit Facility, together with accrued interest and other fees, to be due and payable. If any indebtedness under the Credit Facility is accelerated, Stilwell may not have sufficient assets to repay such indebtedness in full.

     The timing of Stilwell's future capital requirements will depend on a number of factors, including the ability of Stilwell to successfully implement its business strategy. In addition, Stilwell, as a continuation of its practice of providing credit facilities to its subsidiaries, contemplates assigning a portion of its credit line under the Credit Facility to Janus for use by Janus for general corporate purposes, in which case the portion assigned would be unavailable for use by Stilwell. Stilwell may require additional capital sooner than anticipated to the extent that Stilwell's operations do not progress as anticipated or if certain put rights are exercised by Janus stockholders. Stilwell intends to obtain any additional financing for general corporate purposes on substantially the same terms and conditions as the Credit Facility. There may not be any required additional capital available on acceptable terms, or at all, and the failure to obtain any such required capital could have a material adverse effect on Stilwell's operations. See "Financing" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations-Minority Purchase Agreements."

STILWELL'S BUSINESS IS SUBJECT TO PERVASIVE REGULATION WITH ATTENDANT COSTS OF COMPLIANCE AND SERIOUS CONSEQUENCES FOR VIOLATIONS

     Virtually all aspects of Stilwell's business are subject to various laws and regulations. Violations of such laws or regulations could subject Stilwell and/or its employees to disciplinary proceedings or civil or criminal liability, including revocation of licenses, censures, fines or temporary suspension or permanent bar from the conduct of their business. Any such proceeding or liability could have a material adverse effect upon Stilwell's business, financial condition, results of operations and business prospects. These laws and regulations generally grant regulatory agencies and bodies broad administrative powers, including, in some cases, the power to limit or restrict Stilwell from operating its businesses in the event it fails to comply with such laws and regulations. Due to the extensive regulations and laws to which Stilwell is subject, management of Stilwell is required to devote substantial time and effort to legal and regulatory compliance issues.

     In addition, the regulatory environment in which Stilwell operates is subject to change. Stilwell may be adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation or enforcement of existing laws and regulations. See "Business-Regulation."

STILWELL'S BUSINESS IS VULNERABLE TO SYSTEMS FAILURES WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON STILWELL'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Any delays or inaccuracies in securities pricing information or information processing could give rise to claims against Janus, Berger, Nelson or DST, which could have a material adverse effect on Stilwell's business, financial condition and results of operations. Janus, Berger, Nelson and DST are highly dependent on communications and information systems and on third party vendors for securities pricing information and updates from certain software. In addition, DST's processing services are dependent on the Winchester and Poindexter Data Centers, DST's facilities for computer operations, information processing and image processing. Stilwell's subsidiaries and equity investments may suffer a systems failure or interruption, whether caused by an earthquake, fire, other natural disaster, power or telecommunications failure, unauthorized access, act of God, act of war or otherwise and Stilwell's back-up procedures and capabilities may not be adequate or sufficient to eliminate the risk of extended interruptions in operations.

CERTAIN AGREEMENTS PROVIDE THE CHIEF EXECUTIVE OFFICER OF JANUS SUBSTANTIAL INFLUENCE OVER THE INVESTMENT POLICIES OF JANUS

     The Janus Stock Purchase Agreement with Thomas H. Bailey ("Mr. Bailey"), Chairman, President and Chief Executive Officer of Janus and the holder of 12% of Janus common stock, provides that so long as Mr. Bailey is a holder of at least 5% of the shares of Janus and continues to be employed as President of Janus, he shall continue to establish and implement policy with respect to the investment advisory and portfolio management activity of Janus. In furtherance of such objective, such agreement provides that in those circumstances Stilwell will vote its shares of Janus stock to elect directors of Janus, at least the majority of whom are selected by Mr. Bailey, subject to Stilwell's approval, which approval may not be unreasonably withheld. The agreement also provides that any change in management philosophy, style or approach with respect to investment advisory and portfolio management policies of Janus shall be mutually agreed upon by Stilwell and Mr. Bailey. In addition, Janus is party to employment agreements with certain key employees of Janus that provide that in the event that (i) Mr. Bailey, James
P. Craig, Vice Chairman and Chief Investment Officer of Janus, or an individual mutually agreed to by Mr. Bailey and the Board of Directors of Janus, no longer serves as the Chief Executive Officer of Janus, or (ii) Mr. Bailey ceases to have the foregoing rights with respect to selection of a majority of the Board of Directors of Janus, these employees would be entitled to additional benefits following certain terminations of their employment.

STILWELL'S BUSINESS IS SUBJECT TO INTERNATIONAL MARKET RISKS OF EVENTS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON STILWELL'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain portions of the managed portfolios of Janus and Berger as well as assets managed by Nelson are invested from time to time in various securities of corporations located or doing business in foreign trading markets and developing regions of the world commonly known as emerging markets. These portfolios and assets, and revenues derived from the management of such portfolios and assets, are subject to various risks of events which could have a material adverse effect on Stilwell's business, financial condition and results of operations. Such risks include unfavorable political and diplomatic developments, currency fluctuations, social instability, changes in governmental policies, expropriation, nationalization, confiscation of assets and changes in legislation relating to foreign ownership. In addition, foreign trading markets, particularly in some emerging market countries, are often smaller, less liquid, less regulated and significantly more volatile.

IF STILWELL IS UNABLE TO FULLY RESOLVE ITS YEAR 2000 ISSUES, STILWELL'S RESULTS OF OPERATIONS, FINANCIAL POSITION AND CASH FLOWS COULD BE ADVERSELY AFFECTED

     Many existing computer programs and microprocessors that use only two digits (rather than four) to identify a year could fail or create erroneous results with respect to dates after December 31, 1999 if not corrected to read all four digits. While Stilwell cannot fully determine its impact, the inability to complete Year 2000 readiness for its computer systems or the inability of third parties to be year 2000 ready could result in significant difficulties in processing and completing fundamental transactions. In such events, Stilwell's results of operations, financial position and cash flows could be materially adversely affected. Stilwell is evaluating and pursuing discussions with its various customers, partners and vendors with respect to their preparedness for Year 2000 issues. In addition, Stilwell is working with project teams comprised of employees and third party consultants to identify and resolve the numerous issues surrounding the Year 2000 with respect to Stilwell.

     These Year 2000 related issues are of particular importance to Stilwell. Stilwell depends upon its computer and other systems and the computers and other systems of third parties (including DST) to conduct and manage its business. Additionally, Stilwell's products and services are heavily dependent upon using accurate dates in order to function properly. These Year 2000 related issues may also adversely affect the operations and financial performance of one or more of Stilwell's customers and suppliers as well as the companies in which Janus, Berger and Nelson invest. As a result, the failure of Stilwell's computer and other systems, products or services, the computer systems and other systems upon which Stilwell depends, Stilwell's customers, suppliers or the companies in which Janus, Berger and Nelson invest to be Year 2000 ready could have a material adverse impact on Stilwell's results of operations, financial position and cash flows. Stilwell is unable to assess the extent or duration of that impact at this time, but it could be substantial.

     Areas that could be affected include, but are not limited to, the ability to accurately track pricing and trading information, obtain, process and complete customer orders and investor transactions, order and obtain critical supplies, and operate equipment and control systems. In addition, the investment performance of various funds could be adversely affected if the trading prices of the capital stock of a number of companies within such funds are lower as a result of Year 2000 related issues. These risks are presently under assessment and Stilwell has no basis to form an estimate of costs or lost revenues at this time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                *     *     *

     THIS INFORMATION STATEMENT IS BEING FURNISHED SOLELY TO PROVIDE INFORMATION TO KCSI STOCKHOLDERS WHO WILL RECEIVE SHARES OF STILWELL COMMON STOCK IN THE DISTRIBUTION. IT IS NOT AN INDUCEMENT OR ENCOURAGEMENT TO BUY OR SELL ANY SECURITIES OF KCSI OR STILWELL. THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF THE DATE SET FORTH ON ITS COVER. CHANGES MAY OCCUR AFTER THAT DATE, AND NEITHER KCSI NOR STILWELL WILL UPDATE THE INFORMATION EXCEPT IN THE NORMAL COURSE OF THEIR RESPECTIVE REQUIRED PUBLIC DISCLOSURES.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

     KCSI was incorporated in 1962 as a holding company for its rail transportation business. Following its formation, KCSI engaged in a series of transactions aimed at diversifying beyond the railroad business. KCSI entered the mutual fund industry in 1963 when it acquired a Chicago-based mutual fund manager, later named Supervised Investor Services, Inc. ("SIS").

     During the late 1960s, mutual funds began to experience difficulty in securing accurate and timely recordkeeping for their shareowners as the volume of mutual fund transactions increased. Using computer and data processing capabilities developed for its railroad business, KCSI in cooperation with SIS management developed specialized data processing systems and computer software services and products designed specifically for mutual funds. In 1968, DST (originally called "DATA-SYS-TANCE") was incorporated by KCSI to own, enhance and market these systems to the financial services industry. DST's financial services business eventually expanded to provide information processing and computer software services and products to mutual funds, investment managers and other financial services organizations.

     KCSI sold SIS in 1970 and subsequently reduced its ownership in DST to 32%. Through a series of transactions starting in 1984, KCSI acquired an approximately 82% ownership interest in Janus. KCSI further expanded its mutual fund business when it acquired a minority interest in Berger in 1992, and later increased that interest to over 80%. In 1998, KCSI acquired an 80% interest in Nelson.

     For the last few years, KCSI management has considered a number of proposals for separating the financial services and transportation segments. These proposals included a combination or a public offering of its rail transportation segment and a spin-off separating the rail transportation and financial services segments. KCSI management retained investment bankers and other advisors to examine KCSI's structure and to advise on various aspects of separating the two businesses. After extensive review and discussion, KCSI's Board of Directors determined that the Distribution was the best way to accomplish a separation of the rail transportation and financial services businesses. On February 3, 1998, KCSI announced that its Board of Directors intended to pursue a strategic restructuring plan to effect the Distribution after receipt of a favorable tax ruling from the IRS.

     On February 27, 1998, KCSI filed a ruling request with the IRS requesting that the IRS rule that the Distribution qualifies as a tax-free distribution under Code Section 355. On April 29, 1998, KCSI's Board of Directors approved the Distribution, which it indicated it would effect after declaration of the dividend of Stilwell Common Stock at a later date, receipt of a favorable tax ruling from the IRS and satisfaction of other conditions.

     On July 15, 1998, the stockholders of KCSI approved a reverse stock split of KCSI Common Stock to be effective after the Record Date and a benefit plan for Stilwell Financial, Inc. in contemplation of KCSI completing the Distribution. No further stockholder vote is required in connection with the Distribution.

     When KCSI determined that the IRS might not rule favorably on the Distribution without changes in the planned structure for Stilwell's subsidiaries and equity investments, the ruling request was withdrawn. A revised ruling request was submitted to the IRS by letter dated January 26, 1999.

     On March 26, 1999, without any prior consultation with KCSI management, the Janus Minority Group delivered a proposal to the Chief Executive Officer of KCSI suggesting that KCSI's Board of Directors consider an alternative to the Distribution. The Janus Minority Group's proposal indicated, that while they strongly supported the separation of KCSI's financial services operations from its rail operations, they preferred that an additional, separate spin-off of Janus be considered. The Janus Minority Group argued that their alternative to the Distribution would enhance shareholder value, better achieve the business purposes of the separation and be more advantageous from a tax and accounting point of view. In response to their suggestion that a meeting be held to discuss their proposal, a special meeting of KCSI's Board of Directors was held on June 23, 1999. At that meeting, KCSI's Board of Directors received a presentation from the Janus Minority Group and their representatives regarding the details of the alternative proposal. KCSI's Board of Directors considered and discussed the information presented by the Janus Minority Group and information provided by Stilwell management regarding the advantages and disadvantages of the two methods of achieving the separation. Subsequently, KCSI's Board of Directors decided that the Distribution should go forward on the basis originally contemplated and as set forth herein. In arriving at this decision, KCSI's Board of Directors took into consideration a number of factors, including that: (i) a favorable tax ruling on the Distribution had been received from the Internal Revenue Service, (ii) the presentation by the Janus Minority Group was not persuasive, in the Board's view, as to the advantages of the alternative proposal as compared to the Distribution, (iii) there was a lack of certainty that a favorable tax ruling could be obtained in a timely manner, or at all, with respect to the alternative proposal, and (iv) the Distribution was more consistent with the strategic direction of Stilwell.

     The Janus Fund Trustees expressed support on March 26, 1999 for the proposal of the Janus Minority Group, indicating that, based on their discussions with members of that group, the Trustees believed the proposal would provide superior equity ownership opportunities for key Janus employees and could help assure continuity of management for the Janus Funds. Stilwell management assured the Trustees of their support for equity incentive arrangements for key Janus personnel, but believed these incentives could be achieved without a separate spin-off of Janus. The Trustees have continued to express their support for equity incentive arrangements for the key Janus personnel, but have indicated that they intend to remain neutral with respect to the particular proposals of Janus and Stilwell and other disagreements between Stilwell and the Janus Minority Group. The Trustees have strongly encouraged the parties to resolve their disagreements as soon as possible so that they would not be a distraction to the management of the Janus Funds.

     Recently, press reports have appeared in which certain Janus employees have expressed objections to the Distribution and other disagreements with Stilwell's structure and direction. Representatives of Stilwell and of the Janus Minority Group have met and held discussions regarding resolution of these disagreements and while not all disagreements have been resolved, agreements have been made for Stilwell to sell 192,408 shares of Janus common stock to Janus to be used to provide long-term incentives to Janus personnel. In return, Janus has agreed not to grant phantom stock, stock appreciation rights, or similar rights, for so long as it has available Janus common stock for use under its Long-Term Incentive Plan. KCSI and Stilwell have also agreed to waive certain rights of first refusal and options to purchase other outstanding shares of Janus common stock so that such shares may be available for awards under Janus' Long-Term Incentive Plan. Finally, KCSI, Stilwell and Janus have agreed to increase an intercompany credit line available to Janus and to the assignment to Stilwell of agreements between Janus and KCSI.

     The Distribution is intended to accomplish several purposes. First, it is intended to separate the financial services business of Stilwell from the rail transportation business of KCSI, each such business having its own distinct financial, investment and operating characteristics, so that each can focus on adopting strategies and pursuing objectives more appropriate to its specific business than is possible with Stilwell's businesses consolidated with those of KCSI.

     In addition, KCSI's Board of Directors believes that the Distribution will better enable management of each business segment to focus attention and financial resources on the development and management of growth in each of their respective core businesses, without regard to the corporate objectives, policies, challenges and investment criteria of the other.

     KCSI's two segments have different dynamics and business cycles, serve different marketplaces and customer bases, are subject to different competitive forces and regulations, have different organizational structures and management styles and must be managed with different long-term and short-term strategies and goals. KCSI management believes that separating the two businesses into independent companies, each with its own management team and board of directors, is necessary to address management and competitive issues and considerations that result from operating these diverse businesses under a single holding company structure. Separating the two segments also will help resolve differences between them over utilization of KCSI's resources, available capital and capitalization.

     Further, KCSI's rail transportation business is subject to risks of environmental liabilities and catastrophe, collision or property loss and currency and other risks of conducting business outside the United States while its financial services business is subject to risks arising from market volatility, exposure to derivatives and hedges and other regulatory and operating conditions specific to the financial services industry. Separating the two businesses is intended to eliminate the exposure of each to liabilities arising from operations of the other.

     Finally, as separate companies, KCSI and Stilwell will be able to issue their own respective securities to develop more focused stock-based compensation programs keyed more directly to their respective earnings and performance. The Board of Directors of KCSI believes that such programs should enhance KCSI's and Stilwell's ability to attract, motivate and retain key employees for the further development and growth of the rail transportation business and financial services business, respectively. Stilwell and KCSI will each also have greater ability to effect acquisitions or strategic relationships by issuing their own respective securities.

MANNER OF EFFECTING THE DISTRIBUTION

     Prior to the Distribution, Stilwell will issue additional shares of Stilwell Common Stock to KCSI pursuant to a stock split effected in the form of a dividend to provide a sufficient number of shares for the Distribution. KCSI will effect the Distribution on the Distribution Date by delivering all of the outstanding shares of Stilwell Common Stock to the Distribution Agent for distribution to the stockholders of record of KCSI Common Stock on the Record Date. The Distribution will be made on the basis of two shares of Stilwell Common Stock for every one share of KCSI Common Stock held on the Record Date. This ratio was established in an attempt to achieve what Stilwell management considered to be an appropriate initial trading range for Stilwell Common Stock following the Distribution. Because the market, not KCSI's Board, will establish a value for the Stilwell Common Stock, the number of shares of Stilwell common stock to be outstanding was determined based on KCSI'S estimate of the initial trading price of such stock. Given Stilwell's greater contribution to the revenue of KCSI, it was believed that the distribution ratio should be more than 1 to 1 and that fractional shares should be avoided. Using more shares than 2 for 1 might have had the effect of causing Stilwell Common Stock to have a market price that would be too low on a per share basis in the Board's view. The shares of Stilwell Common Stock to be distributed will constitute all of the outstanding shares of Stilwell Common Stock on the Distribution Date. The shares of Stilwell Common Stock will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Capital Stock-Common Stock." The shares of Stilwell Common Stock will also be distributed with certain attached preferred stock purchase rights. See "Description of Capital Stock-Stockholders' Rights Plan." Certificates representing shares of Stilwell Common Stock are expected to be mailed by the Distribution Agent to KCSI stockholders on the Mailing Date.

     No holder of KCSI Common Stock will be required to pay any consideration for the shares of Stilwell Common Stock to be received by them in the Distribution, to surrender or exchange any shares of KCSI Common Stock, or to take any other action in order to receive the shares of Stilwell Common Stock to which they are entitled in the Distribution. No fractional shares of Stilwell Common Stock will be distributed in the Distribution.

RESULTS OF THE DISTRIBUTION

     Stilwell will be a separate, independent company after the Distribution. Based on the number of shares of KCSI Common Stock outstanding as of September 30, 1999 and the number of stockholders as of September 30, 1999, approximately 221,000,000 shares of Stilwell Common Stock will be distributed to approximately 5,500 KCSI stockholders in the Distribution on a pro-rata basis (including the holders of KCSI Common Stock through accounts in the KCSI ESOP, the Stilwell ESOP, the DST ESOP and the KCSI Profit Sharing Plan). The total number of shares of Stilwell Common Stock that will be distributed will be determined as of the Record Date. The Distribution will not affect the number of outstanding shares of KCSI Common Stock.

DIFFERENCES IN RIGHTS OF STOCKHOLDERS ARISING FROM DIFFERENCES BETWEEN THE CERTIFICATES AND BYLAWS OF STILWELL AND KCSI

     Following the Distribution, the rights of Stilwell's stockholders will be governed by Stilwell's Certificate and Bylaws, which contain differences from the certificate of incorporation and bylaws of KCSI, including the following:

Stilwell's Certificate provides that the holders of Stilwell voting stock are not able to cumulate votes for the election of directors, whereas, pursuant to the KCSI Certificate, holders of KCSI voting stock are entitled, in general, to cumulate votes for the election of directors.

     Stilwell's Certificate requires a supermajority vote of at least 70% of the Stilwell voting stock (i) to approve certain transactions with a person or entity (or affiliate thereof) holding more than 20% of Stilwell's outstanding voting stock, including, but not limited to, a merger, consolidation, disposition of Stilwell's assets, or adoption of a plan of liquidation, and (ii) following the date on which a person or entity (or affiliate thereof) becomes the holder of more than 20% of Stilwell's outstanding voting stock, to approve (a) an amendment to the Stilwell Certificate, (b) an amendment to the Stilwell Bylaws, or (c) the removal of a director for cause. KCSI's certificate of incorporation requires a supermajority vote of at least 70% of the KCSI voting stock to approve (i) a merger or consolidation with, or disposition of KCSI's assets to, a person or entity (or affiliate thereof) holding more than 5% of KCSI's outstanding voting stock, and (ii) an amendment to the KCSI certificate of incorporation increasing the number of directors above 18, abolishing cumulative voting for directors, abolishing the division of the board into three classes, or (iii) to amend the super majority voting requirement for approval of a merger, consolidation or disposition of assets of KCSI.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     KCSI received the Tax Ruling to the effect that for United States federal income tax purposes, the Distribution qualifies as a tax-free distribution under Code Section 355 and thus no gain or loss will be recognized by KCSI or Stilwell from the Distribution or by the holders of KCSI Common Stock upon receipt of the Stilwell Common Stock in the Distribution. The Tax Ruling is based upon the accuracy of factual representations and assumptions provided by KCSI. The following discussion describes the material United States federal income tax consequences if the transaction qualifies as a tax-free transaction. It further discusses the material United States federal income tax consequences if the Distribution were not to qualify as a tax-free transaction for any reason, including inaccuracy in the factual representations and assumptions in the Tax Ruling. See "Risk Factors-Material Inaccuracy of Representations or Assumptions Underlying the Tax Ruling Could Cause the Distribution not to be Tax-Free, Resulting in Substantial Corporate Taxable Gain, and Certain Post-Distribution Transactions Could Subject KCSI or Stilwell to Substantial Tax and Indemnification Obligations." Finally, the discussion describes the material United States federal tax consequences of certain ownership changes of KCSI or Stilwell after the Distribution. The discussion is based on the Code, United States Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date. The discussion generally does not address the effects of any state, local or foreign tax laws. In addition, the discussion set forth below may not be applicable to certain KCSI stockholders who, among other limitations, received their shares of KCSI Common Stock as compensation, who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Code.

     CONSEQUENCES OF QUALIFICATION AS A TAX-FREE DISTRIBUTION. Subject to certain special circumstances that may apply to certain KCSI stockholders, the Distribution will have the following federal income tax consequences if treated as non-taxable under Code Section 355:

          (1) A KCSI stockholder will not recognize gain or loss, and no amount will be included in the income of a KCSI stockholder upon the receipt of Stilwell Common Stock by such stockholder as a result of the Distribution.

          (2) A KCSI stockholder's tax basis in the KCSI Common Stock with respect to which Stilwell Common Stock is received will be apportioned between such stockholder's KCSI Common Stock and the shares of Stilwell
Common Stock received by such stockholder in proportion to the relative fair market values of such stockholder's KCSI Common Stock and Stilwell Common Stock.

          (3) A KCSI stockholder's holding period for Stilwell Common Stock received in the Distribution will include the period during which such stockholder held the KCSI Common Stock with respect to which the Stilwell Common Stock is distributed, provided that such KCSI Common Stock is held as a capital asset by such holder on the Distribution Date.

     Current United States Treasury regulations require that each KCSI stockholder who receives shares of Stilwell Common Stock pursuant to the Distribution attach a statement to such stockholder's federal income tax return for the taxable year in which the Distribution occurs, providing certain information with respect to the applicability of Code Section 355 to the Distribution. KCSI has agreed that it will provide each KCSI stockholder as of the Record Date information necessary to comply with this requirement.

     CONSEQUENCES OF FAILURE TO QUALIFY AS A TAX-FREE DISTRIBUTION. If the Distribution ultimately were determined not to qualify as a tax-free transaction pursuant to Code Section 355, the following federal income tax consequences would result:

          (1) Each KCSI stockholder would be considered to have received a distribution in an amount equal to the fair market value, when distributed, of the shares of Stilwell Common Stock received by such stockholder. Such a distribution would be taxed as a dividend to such stockholder to the extent of KCSI's current and accumulated earnings and profits for federal income tax purposes (which current earnings and profits, if any, would be increased by any gain recognized by KCSI as a result of the Distribution (as discussed below)). To the extent that the aggregate fair market value of the shares of Stilwell Common Stock distributed exceeded such earnings and profits, such excess would be treated first as a non-taxable reduction in the tax basis of a stockholder's KCSI Common Stock to the extent of such tax basis, and thereafter as short-term or long-term capital gain, provided the KCSI Common Stock were held by the stockholder as a capital asset.

          (2) A KCSI stockholder's tax basis in the shares of Stilwell Common Stock received in the Distribution would equal the fair market value of the Stilwell Common Stock on the Distribution Date, and the stockholder's holding period for the shares of Stilwell Common Stock would begin on such date. In such event, a KCSI stockholder's tax basis in such stockholder's KCSI Common Stock would not be affected by the Distribution, unless, as described above, the amount of the Distribution were to exceed the current and accumulated earnings and profits of KCSI and were treated as a non-taxable reduction in tax basis. Upon a subsequent sale of the shares of Stilwell Common Stock, a stockholder would recognize gain or loss measured by the difference between the amount realized on such sale and the stockholder's tax basis in the shares of Stilwell Common Stock sold.

          (3) KCSI would recognize gain in an amount equal to the difference between the fair market value of the shares of Stilwell Common Stock distributed and KCSI's basis in the shares of Stilwell Common Stock.

     CONSEQUENCES OF CERTAIN OWNERSHIP CHANGES AFTER THE DISTRIBUTION. Code
Section 355 would require KCSI to recognize gain for federal income tax purposes as of the Distribution Date equal to the difference between the fair market value and adjusted basis of the Stilwell Common Stock if 50 percent or more of the total combined interests (by vote or value) of KCSI or Stilwell were acquired, directly or indirectly, subsequent to the Distribution (but including transactions up to two years before the Distribution) in an acquisition which is part of a plan that included the Distribution (which would be presumed if such an acquisition were within two years of the Distribution). Under the Tax Disaffiliation Agreement, Stilwell is required to indemnify KCSI for any taxes resulting from any changes in ownership of Stilwell. See "Relationship Between KCSI and Stilwell After the Distribution-Tax Disaffiliation Agreement."

     THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO RECEIVED THEIR SHARES OF KCSI COMMON STOCK THROUGH THE EXERCISE OF AN OPTION OR OTHERWISE AS COMPENSATION, WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS. TRADING OF STILWELL COMMON STOCK

     There has been no established trading market for the Stilwell Common Stock. A "when-issued" trading market in the Stilwell Common Stock is expected to develop near the Record Date. The term "when-issued" means trading in shares prior to the time certificates are actually available or issued. None of these trades, however, can be finally settled until after the Distribution Date, when regular trading in the Stilwell Common Stock has begun. If the Distribution does not occur, all when-issued trading will be null and void. Prices at which shares of the Stilwell Common Stock may trade, on a when-issued basis or after the Distribution, cannot be predicted. Until the Stilwell Common Stock is fully distributed and an orderly trading market develops, the prices at which trading in such stock occurs may fluctuate significantly. In addition, an active trading market in Stilwell Common Stock may not develop or be sustained in the future. [Stilwell has received approval, subject to official notice of issuance, to have the Stilwell Common Stock listed on the New York Stock Exchange under the symbol "SV."] In the event trading does occur, the prices at which shares of Stilwell Common Stock trade will be determined by the marketplace and may be influenced by many factors, including, among others, Stilwell's performance and prospects, the depth and liquidity of the market for Stilwell Common Stock, investor perception of Stilwell and its businesses and the industry in which Stilwell operates, Stilwell's dividend policy, general financial and other market conditions, domestic and international economic conditions and the impact of factors referred to in "Risk Factors." In addition, the stock market has experienced price and volume fluctuations that have affected the market price of many stocks and that, at times, could be viewed as unrelated or disproportionate to the operating performance of such companies. Such volatility and other factors may have a material adverse effect on the market price for shares of Stilwell Common Stock. See "Risk Factors-There Has Been No Prior Market for Stilwell Common Stock and it is Impossible to Predict the Prices at Which Those Securities Might Trade."

     As a result of the Distribution, absent other action, the trading prices of KCSI Common Stock are expected to be significantly lower than the trading prices of KCSI Common Stock immediately prior to the Distribution. In an attempt to address the effect of the Distribution on KCSI Common Stock's trading price on the New York Stock Exchange and in contemplation of the Distribution, KCSI's Board of Directors received stockholder approval to effect, after the Record Date, a reverse stock split, whereby every two shares of KCSI Common Stock then outstanding will be combined into one share of KCSI Common Stock. No further stockholder approval is required for the Distribution. Nevertheless, even after such reverse stock split, the combined trading prices of KCSI Common Stock and Stilwell Common Stock after the Distribution may be less than, equal to, or greater than, the trading price of KCSI Common Stock immediately prior to the Distribution. Such prices may also be affected by certain provisions of Stilwell's Certificate and Bylaws, certain agreements, the Rights Plan, the Code and the DGCL, all of which may have an antitakeover effect. See "Risk Factors-The Combined Post-Distribution Market Value of KCSI Common Stock and Stilwell Common Stock May Not Equal or Exceed the Pre-Distribution Market Value of KCSI Common Stock," "Risk Factors-Provisions of Stilwell's Governing Documents, its Rights Plan and Restrictions Relating to the Tax Ruling could have the Effect of Delaying or Preventing a Change in Control of Stilwell which may have an Adverse Effect on the Market Price of Stilwell Common Stock," and "Description of Capital Stock."

     Shares of Stilwell Common Stock distributed to KCSI stockholders will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of Stilwell under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates of Stilwell after the Distribution will generally include individuals or entities that control, are controlled by, or are under common control with Stilwell and may include certain officers and directors of Stilwell as well as principal stockholders of Stilwell. Persons who are affiliates of Stilwell will be permitted to sell their shares of Stilwell Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder.

MODIFICATION OR ABANDONMENT OF THE DISTRIBUTION

     KCSI's Board of Directors intends to complete the Distribution unless an event or development arises that, in the judgment of KCSI's Board of Directors, would have a material adverse effect on KCSI or its stockholders. The Distribution may be amended, modified or abandoned at any time prior to the Record Date by, and in the sole discretion of, KCSI's Board of Directors.

SOLVENCY AND SURPLUS OPINION OF FINANCIAL ADVISOR

     KCSI has engaged Duff & Phelps, LLC ("Duff & Phelps") as its financial advisor in connection with the Distribution. Duff & Phelps is a nationally recognized financial advisory firm active in the valuation of businesses and securities and in rendering advisory services in connection with a variety of corporate and securities matters. Duff and Phelps was retained, based on its qualifications, expertise and reputation in providing such financial advice to companies, by KCSI to provide certain opinions to KCSI's Board of Directors as to the solvency and capitalization of KCSI following the Distribution. Specifically, KCSI has requested Duff & Phelps to render opinions to KCSI's Board of Directors that after effecting the Distribution (i) the fair salable value of KCSI's assets exceeds the stated value of KCSI's liabilities (including contingent liabilities); (ii) KCSI will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged; (iii) KCSI will be able to pay its stated liabilities (including contingent liabilities) as they mature; and (iv) the fair salable value of KCSI's assets exceeds the stated value of KCSI's liabilities (including all contingent liabilities) by an amount greater than the sum of the aggregate par value of its issued capital stock and all amounts allocated to capital by KCSI's Board of Directors. Duff & Phelps and its affiliates have not provided any financial advisory services to KCSI during the past two years. Duff & Phelps has reported that it does not own beneficially and has never owned beneficially any interest in KCSI.

     There were no limitations placed by KCSI on Duff & Phelps in issuing its opinion. Duff & Phelps' qualitative analysis was based on discussions with senior management concerning the history, current operations and future outlook of the remaining business of KCSI after the Distribution - the rail transportation segment of KCSI - which primarily includes The Kansas City Southern Railway Company. Duff & Phelps also toured representative operating facilities. The financial analysis was based on available historical financial statements for the rail transportation segment to the extent available, as well as internal operating documents, including financial projections. Duff & Phelps also reviewed documents relating to the Distribution. Industry information and data on comparable companies used as background for the analysis was obtained from regularly published sources.

     Duff & Phelps used and relied on the information provided by and on behalf of KCSI without independent verification thereof by Duff & Phelps. Duff & Phelps assumed no responsibility for the accuracy or completeness of any information provided by or on behalf of KCSI or any other information regarding KCSI or the Distribution provided or otherwise made available to Duff &
Phelps. Duff & Phelps used generally accepted valuation and analytical techniques as the basis for its opinions.

     Duff & Phelps rendered such opinions on [_______, 1999], a copy of which is included as an exhibit to the Registration Statement on Form 10 of which this Information Statement is a part. Duff & Phelps received customary fees, including reimbursement of certain out-of-pocket expenses, for its services as a financial advisor related to the Distribution. KCSI has agreed to indemnify Duff & Phelps against certain liabilities and expenses in connection with its services as a financial advisor.

                   RELATIONSHIP BETWEEN KCSI AND STILWELL
                          AFTER THE DISTRIBUTION

     For the purpose of governing certain of the limited ongoing relationships between KCSI and Stilwell during a transitional period after the Distribution and providing for an orderly transition of Stilwell to a separate company, KCSI and Stilwell have entered into various agreements and relationships, including those described in this section regarding certain transition services, indemnification, tax matters and other matters relating to the Distribution.

INTERCOMPANY AGREEMENT

     KCSI and Stilwell have entered into an Intercompany Agreement which generally provides for a number of matters relating to the Distribution and certain other matters involving a limited ongoing relationship between KCSI and Stilwell during a transitional period, including certain indemnification rights, insurance matters, access to records and information and certain transitional support services.

     Under the Intercompany Agreement, each of the parties has agreed to indemnify the other against certain claims relating to or arising out of their respective businesses before and after the Distribution and to have joint responsibility for obligations, if any, of KCSI which relate neither to Stilwell nor KCSI's respective businesses (unless KCSI and Stilwell otherwise agree). The Intercompany Agreement provides that Stilwell is obligated to KCSI with respect to all of KCSI's agreements relating to the financial services segment that were not assigned to Stilwell in the same manner that KCSI is obligated under such agreements, and Stilwell has the right to any benefits and assets received by KCSI under such agreements. The Intercompany Agreement also provides for the continuation of KCSI's medical, dental, vision, life insurance and long-term disability insurance coverage for Stilwell active employees through December 31, 1999 and for Stilwell-related individuals who retire through that date. In addition, the Intercompany Agreement provides for continuation of KCSI's property and casualty insurance in effect at the time of the Distribution to cover Stilwell and its subsidiaries until the earlier of December 31, 1999 or the expiration of such insurance policies. The Intercompany Agreement also grants Stilwell access to historical financial and accounting information regarding Stilwell. In addition, KCSI and Stilwell will provide each other with access to business records, materials and personnel for appropriate purposes and agreed to certain document retention arrangements. Pursuant to the Intercompany Agreement, KCSI shall provide Stilwell with inquiry-only access to its computer system and data available regarding Stilwell on that system for a transitional period after the Distribution Date. In addition, for a limited time, KCSI will provide Stilwell with certain office space and make normal office services (including fax, photocopy, telephone, computers, maintenance and cleaning) available during the time Stilwell occupies any of KCSI's office space. The cost associated with the services and facilities to be provided by KCSI will be a fixed dollar amount or percentage based on the estimated cost to KCSI of providing such services and facilities. All such transitional and ongoing relationships will be on an arm's-length basis. Stilwell believes that the amounts to be paid to KCSI for services or facilities will not exceed the amounts that would have to be paid if such services and facilities were provided by third parties. Finally, the Intercompany Agreement outlines mediation and arbitration procedures to resolve any disputes between the parties relating to the subjects included in the agreements between KCSI and Stilwell.

TAX DISAFFILIATION AGREEMENT

     KCSI and Stilwell have entered into a Tax Disaffiliation Agreement which provides for their respective obligations concerning various tax liabilities and the procedures for preparing and filing consolidated and combined tax returns for the periods prior to and including the Distribution Date. The Tax Disaffiliation Agreement further provides that KCSI will indemnify and hold harmless Stilwell with respect to all federal, state, local and foreign income, franchise and similar taxes ("Taxes") attributable to the income, operations or assets of the transportation division of KCSI for any taxable period, whether arising before or after the Distribution Date. It also provides that Stilwell will indemnify and hold harmless KCSI with respect to all Taxes attributable to the income, operations or assets of Stilwell for any taxable period, whether arising before or after the Distribution Date. The Tax Disaffiliation Agreement also provides for payments between the two companies for tax adjustments, carrybacks and refunds. Further, the Tax Disaffiliation Agreement provides for cooperation with respect to certain tax matters, including the preparation of income tax returns, the exchange of information, the handling of tax audits and other proceedings and the retention of records which may affect the income tax liability of either party.

     Additionally, KCSI and Stilwell each agree not to take any action which would cause the Distribution to fail to qualify as a tax-free distribution under Code Section 355 unless required to do so by law. KCSI and Stilwell have agreed to indemnify each other with respect to any tax liability resulting from their respective failures to comply with such provisions. KCSI and Stilwell have also agreed to indemnify each other if either should cause the Distribution to fail to qualify as a tax-free spin-off under Code Section 355 because of a change of ownership of their respective companies. See "Risk Factors-The Intercompany Agreement and the Tax Disaffiliation Agreement Contain Indemnification Obligations of KCSI and Stilwell that KCSI and Stilwell May Not be Able to Satisfy, Which Could Have a Material Adverse Effect on KCSI or Stilwell."

EMPLOYEE BENEFITS

     Pursuant to the Intercompany Agreement, Stilwell will retain or assume, as the case may be, sole responsibility as employer for all employees of KCSI designated to become Stilwell employees, and will use reasonable efforts to cause any employee of Stilwell who is then a party to any employment, change in control or other employment-related agreement (other than any stock option agreements) with KCSI to terminate such agreement or agreements not later than the Distribution Date.

     KCSI currently provides benefits to its employees under the KCSI Profit Sharing Plan and Trust Agreement (the "KCSI Profit Sharing Plan"), The Employee Stock Ownership Plan and Trust Agreement of KCSI (the "KCSI ESOP"), The KCSI 401(k) Plan and Trust Agreement (the "KCSI 401(k) Plan") and The Employee Stock Purchase Plan of KCSI (the "KCSI Purchase Plan"). Options to purchase KCSI Common Stock are also currently outstanding pursuant to the KCSI 1991 Amended and Restated Stock Option and Performance Award Plan (the "KCSI Stock Option Plan"). KCSI and Stilwell have agreed to adjust each existing KCSI employee benefit or award in the following manner:

- PROFIT SHARING PLAN. The Stilwell Financial, Inc. 401(k) Plan (the "Stilwell 401(k) Plan") has a profit sharing portion for accounts of participants and for future contributions (the "Profit Sharing Portion"). The trustee for the KCSI Profit Sharing Plan, the KCSI 401(k) Plan and the KCSI ESOP (the "Trustee") will divide the KCSI Profit Sharing Plan as of the Distribution and will transfer the accounts of participants of Stilwell Financial, Inc. to the Profit Sharing Portion in a plan-to-plan transfer of assets. An investment manager will manage the participant accounts in the Profit Sharing Portion. The Profit Sharing Portion provides generally the same eligibility and vesting requirements and distribution provisions as the KCSI Profit Sharing Plan.

- STILWELL 401(K) PLAN. As of the Distribution, the Trustee will transfer the accounts of the Stilwell participants who will participate in the 401(k) portion of the Stilwell 401(k) Plan (the "401(k) Portion") to the 401(k) Portion. The 401(k) Portion provides generally the same investment options and the same eligibility and vesting requirements and distribution provisions as the KCSI 401(k) Plan. The trustee for the Stilwell 401(k) Plan will accept the transferred accounts from the KCSI 401(k) Plan and participants' elections under the KCSI 401(k) Plan will remain in effect under the 401(k) Portion until changed by the Stilwell participants.

- STILWELL STOCK OPTION PLAN. As part of the Distribution, KCSI and Stilwell plan to substitute options for KCSI non-qualified stock options held by KCSI and Stilwell employees, former KCSI employees and KCSI directors (including former directors) to provide for the equitable adjustment of the stock options as allowed by the KCSI Stock Option Plan. Specifically, as part of the Distribution, all KCSI non-qualified stock options outstanding as of the Record Date ("Options") will remain outstanding with an adjusted exercise price ("New KCSI Options"), and holders of the Options will receive separately exercisable options to buy Stilwell Common Stock ("New Stilwell Options") (collectively, the New KCSI Options and the New Stilwell Options are referred to as "Substituted Options"). New Stilwell Options for approximately 17,000,000 shares will be issued to current and former employees and directors of KCSI and Stilwell and will result in the dilution of ownership of Stilwell stockholders.

  The exercise prices of the Substituted Options will be a prorated amount of the exercise price for the related Options based on the ratio of the average trading price of Stilwell Common Stock to the total of the average trading prices of both KCSI Common Stock and Stilwell Common Stock. For this purpose, the average trading prices will be based on trading prices for the first three days on which there is trading on the New York Stock Exchange in both Stilwell Common Stock and KCSI Common Stock ex-distribution. The respective trading prices of KCSI Common Stock ex-distribution and Stilwell Common Stock on each day shall be the mean between the high and the low prices of the shares on the New York Stock Exchange on the day in question. The other terms of the Substituted Options will be the same as for the Options.

  The New Stilwell Options will be granted in the same proportion as the distribution of Stilwell Common Stock in the Distribution; i.e., two New Stilwell Options for each Option held. New KCSI Options and New Stilwell Options which will be substituted for Options which were subject to time vesting (under the KCSI Stock Option Plan, vesting means the Options become exercisable; therefore, Options which time vest are Options which become exercisable after the passage of a specified period of time) will vest at the time the Options for which they were substituted would have vested. The 1998 Amended and Restated Long Term Incentive Stock Plan ("Stilwell Stock Option Plan") will govern the New Stilwell Options.

  The substitution of New KCSI Options and New Stilwell Options for Options is provided for in the Intercompany Agreement under which (1) the New KCSI Options and New Stilwell Options will be established with the exercise prices determined as described above based on an allocation of the exercise price of the Options; and (2) KCSI and Stilwell assume the obligation to issue shares of their Common Stock upon the exercise of the New KCSI Options and the New Stilwell Options, respectively.

- STILWELL ESOP. Stilwell has adopted the Employee Stock Ownership Plan of Stilwell (the "Stilwell ESOP") and, the Trustee has transferred the Stilwell participant accounts to the Stilwell ESOP. The KCSI ESOP and the Stilwell ESOP will participate in the Distribution. Immediately after the Distribution, participants in the Stilwell ESOP will have two shares of Stilwell Common Stock for each one share of KCSI Common Stock in their accounts. To allow Stilwell participants to retain the KCSI Common Stock in their respective Stilwell ESOP accounts, Stilwell participants will have an election with respect to the portion of each Stilwell participant's account allocated to KCSI Common Stock to keep the KCSI Common Stock in their accounts or to have the trustee for the Stilwell ESOP sell the KCSI Common Stock in their accounts and reinvest the proceeds in either Stilwell Common Stock or in a guaranteed investment contract fund. The election may be a partial election; however, once a participant elects to have the KCSI Common Stock held in his or her ESOP account sold, the participant may not reinvest in KCSI Common Stock, nor may a participant elect to sell any of the Stilwell Common Stock in his or her account to invest in the guaranteed investment contract fund. For any participant who does not affirmatively elect to retain the KCSI Common Stock in his or her account, the trustee for the Stilwell ESOP will sell the KCSI Common Stock from his or her account and will reinvest the proceeds in Stilwell Common Stock.

- STILWELL STOCK PURCHASE PLAN. The KCSI Purchase Plan provides that if a KCSI subsidiary should cease to be a subsidiary of KCSI in certain specified situations, including a transaction such as the Distribution, and establishes its own arrangement to substitute new options for the old options to purchase KCSI Common Stock its employees held under the KCSI Stock Purchase Plan, the committee which administers the KCSI Purchase Plan may choose to have that entity's arrangement assume the old options for the employees of that entity. The committee which administers the KCSI Purchase Plan has designated the Stilwell Employee Stock Purchase Plan (the "Stilwell Stock Purchase Plan") to assume the options of the Stilwell participants to purchase shares of KCSI Common Stock from the KCSI Purchase Plan. Accordingly, immediately after the Distribution, the KCSI Purchase Plan will transfer to the Stilwell Stock Purchase Plan the contributions collected from the Stilwell participants. For the rest of the offering period under the current offering under the KCSI Purchase Plan; i.e., until December 31, 1999, the Stilwell participants from the KCSI Purchase Plan will participate in the Stilwell Stock Purchase Plan. At the end of the offering period for the current offering under the KCSI Purchase Plan, the money collected in the Stilwell participant accounts will be used to purchase Stilwell Common Stock.

  The main provisions of the Stilwell Stock Purchase Plan are substantially similar to the KCSI Purchase Plan: eligible employees may purchase during certain periods Stilwell Common Stock at 85% of the average market price on either the exercise date or the grant date, whichever is lower, but in no event at less than the par value of the shares. Eligible Stilwell employees may elect to have up to a board-determined maximum percentage of annualized base pay applied to purchase Stilwell Common Stock, and the purchase price will be collected via employee payroll deductions. With certain exceptions, all employees of Stilwell or any eligible Stilwell affiliates who work at least 20 hours per week for five months of the year will be eligible to participate in the Stilwell Stock Purchase Plan. The Stilwell Stock Purchase Plan will be administered by Stilwell's Board of Directors or Stilwell's Compensation Committee.

                                 FINANCING

DESCRIPTION OF THE CREDIT FACILITY

     On May 14, 1999, KCSI renewed a $100 million, 364-day senior unsecured competitive advance/revolving credit facility (the "Credit Facility") with several banks and institutional lenders (the "Lenders"). The Credit Facility has been transferred to Stilwell. The Credit Facility contains interest rates below prime and terms which can be fixed up to the expiration date. The Credit Facility can be increased to $300 million after the Distribution.

     The Credit Facility includes customary covenants that, among other things, restrict the ability of Stilwell to create liens, incur debt, enter into certain sale and lease-back transactions and transactions with affiliates, transfer assets, merge, maintain specified financial assets and otherwise restrict corporate activities. The Credit Facility also contains various financial covenants, including the requirement for Stilwell to maintain specified financial ratios such as maximum leverage, minimum net worth and minimum interest coverage. Because of such financial covenants, maximum utilization of Stilwell's available lines of credit may be restricted.

     The Credit Facility contains customary events of default, including, but not limited to, failure by Stilwell to satisfy its obligations under the Credit Facility, a change of control of Stilwell, events of bankruptcy, insolvency and reorganization and other material indebtedness defaults by Stilwell. See "Risk Factors-The Credit Facility Imposes Restrictions on Stilwell's Ability to Conduct Business and may not be Sufficient to Satisfy Stilwell's Capital and Operating Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

NEED FOR ADDITIONAL FINANCING

     The timing of Stilwell's future capital requirements will depend on a number of factors, including the ability of Stilwell to successfully implement its business strategy. In addition, Stilwell, as a continuation of its practice of providing credit facilities to its subsidiaries, contemplates assigning a portion of its credit line under the Credit Facility to Janus for use by Janus for general corporate purposes, in which case the portion assigned would be unavailable for use by Stilwell. Stilwell may also require additional capital sooner than anticipated to the extent that Stilwell's operations do not progress as anticipated or if certain put rights are exercised by Janus stockholders. Stilwell intends to obtain any additional financing for general corporate purposes on terms and conditions substantially similar to the Credit Facility. There may not be any required additional capital available on acceptable terms, or at all, and the failure to obtain any such required capital could have a material adverse effect on Stilwell's operations. See "Risk Factors-The Credit Facility Imposes Restrictions on Stilwell's Ability to Conduct Business and may not be Sufficient to Satisfy Stilwell's Capital and Operating Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Minority Purchase Agreements."

                                 CAPITALIZATION

     Set forth below is the capitalization of Stilwell as of September 30, 1999 and on a pro forma basis to give effect to the Distribution as if the Distribution and related transactions had occurred on that date. The table set forth below should be read in conjunction with the financial statements set forth elsewhere in this Information Statement. The pro forma information may not reflect the capitalization of Stilwell in the future or as it would have been had Stilwell been a separate, independent company.

                                                         September 30, 1999
                                                      Actual        Pro Forma
                                                      ------        ---------
                                                            (in millions)


Debt obligations                                      $  --         $    --
Equity:
      Preferred Stock, $1.00 par value;
      10,000,000 shares authorized; no shares issued or
      outstanding (no shares, as adjusted)                --              --

      Common Stock, $.01 par value; 1,000,000,000
      shares authorized; 1,000 issued and outstanding;
      (221,037,978 issued and outstanding,
      as adjusted) (1)                                   --              2.2

      Net investment by KCSI                            106.8              0
      Retained Earnings                                 499.9          499.9

      Accumulated other comprehensive income             75.2           75.2

      Additional paid-in capital                          --           104.6
                                                       ------         ------
           Total Equity                                 681.9          681.9
                                                       ------         ------
Total Capitalization                                  $ 681.9         $681.9
                                                      =======         ======

(1) Based on an assumed two shares of Stilwell Common Stock for every one share of KCSI Common Stock. There were 110,518,989 shares of KCSI Common Stock issued and outstanding at September 30, 1999. Excludes an estimated 17,240,864 shares of Stilwell Common Stock reserved for issuance upon the exercise of New Stilwell Options granted in connection with the Distribution (assuming that two Stilwell options are granted for every one KCSI stock option).

                                   DIVIDEND POLICY

     To date, Stilwell has not declared or paid any dividends on the Stilwell Common Stock, but it anticipates paying cash dividends following the Distribution. The payment of dividends by Stilwell is subject to the discretion of its Board of Directors, and various factors may prevent it from paying dividends. These factors include Stilwell's financial position, its capital requirements and liquidity, the existence of a stock repurchase program, contractual and legal requirements, results of operations and such other factors as Stilwell's Board of Directors may consider relevant. As a holding company, Stilwell's ability to pay dividends is dependent on the dividends and income it receives from its subsidiaries. At the present time Stilwell's primary source of cash is dividends received from Janus. The payment of dividends by Janus is subject to the discretion of its Board of Directors and although Stilwell has a contractual obligation to cause such payment, another party has the right to nominate a majority of that Board. See "Risk Factors-Various Factors May Hinder the Declaration and Payment of Dividends by Stilwell Following the Distribution."

                     SELECTED FINANCIAL AND OPERATING DATA

     The following table presents selected financial data of Stilwell. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Information Statement. The selected financial data for the five years ended December 31, 1998 was derived from the audited consolidated financial statements of Stilwell. The selected financial data as of and for the nine months ended September 30, 1998 and 1999 was derived from the unaudited consolidated financial statements of Stilwell, which were prepared on the same basis as the historical audited financial statements.

     The selected financial data set forth below may not be indicative of Stilwell's future performance, and does not necessarily reflect the financial position and results of operations of Stilwell had Stilwell operated as a separate, stand-alone entity during each of the periods presented. In addition to historical earnings per share data based on the Stilwell capital structure as of September 30, 1999 (1,000 shares outstanding), pro forma earnings per share information is presented for the year ended December 31, 1998 and for the nine months ended September 30, 1998 and 1999. This pro forma information is presented for comparison purposes to future years and was derived assuming an issuance of two shares of Stilwell Common Stock for every one outstanding share of KCSI Common Stock as of September 30, 1999. In addition, dilutive options were included based on the number of dilutive KCSI stock options assumed to be exercised as of September 30, 1999 in connection with the determination of KCSI's diluted earnings per share computations.
The results for the nine months ended September 30, 1999 are not necessarily an indication of the results for the full fiscal year.

                                                                              Nine Months
                                                                                Ended
                                  Year Ended December 31,                    September 30,
                      ----------------------------------------------------- --------------
                      1994 (i)  1995 (ii)  1996 (iii)  1997    1998 (iv)   1998     1999
                      ----      ----       ----        ----    ----        ----     ----
                                  (Dollars in Millions, except per share data)

FINANCIAL DATA:
--------------
INCOME STATEMENT
  DATA:
Revenues             $583.8    $236.7     $329.6     $485.1   $670.8    $490.1    $826.7
Operating expenses    515.2     156.5      197.8      285.9    390.2     280.1     481.2
                     ------    ------     ------     ------   ------    ------    ------
Operating Income       68.6      80.2      131.8      199.2    280.6     210.0     345.5

Equity in earnings
  of unconsolidated
  affiliates           24.8      29.6       68.6       24.9     25.8      23.8      34.1
Reduction in
  ownership of DST      --        --         --         --     (29.7)      --        --
Gain on sale
  of DST                --      296.3        --         --       --        --        --
Other, net              0.4       3.7        8.2        5.8     12.6      10.5      16.1
                     ------    ------     ------     ------   ------     -----     -----
Pretax Income          93.8     409.8      208.6      229.9    289.3     244.3     395.7

Income tax
  provision            31.4     181.3       58.2       87.0    103.7      88.6     142.5
Minority interest       5.3      10.5       15.8       24.9     33.4      25.8      38.6
                     ------    ------     ------     ------   ------     -----     -----
Net Income           $ 57.1    $218.0     $134.6     $118.0   $152.2    $129.9    $214.6
                     ======    ======     ======     ======   ======     =====    ======

Per Share Data:

  Weighted Average
    Common shares
    outstanding       1,000     1,000      1,000      1,000    1,000     1,000     1,000

Basic Earnings
  per share         $57,100  $218,000   $134,600   $118,000 $152,200  $129,900  $214,600
Diluted Earnings
  per share          57,100   218,000    134,000    117,400  149,900   128,900   211,200

Pro Forma
  Per Share Data:
    Common shares
    outstanding (in
    thousands)                                               221,038   221,038   221,038

Basic Earnings per share                                     $  0.69   $  0.59   $  0.97

    Diluted Common
    shares outstanding
    (in thousands)                                           228,585   228,585   228,585

Diluted Earnings per share                                   $  0.66   $  0.56   $  0.92


                                      December 31,                       September 30,
                       ----------------------------------------------    -----------------
                        1994      1995      1996      1997      1998       1998      1999
                        ----      ----      ----      ----       ----      ----      ----

BALANCE SHEET DATA:

Total Assets         $672.4    $475.2     $548.2     $672.6   $822.9    $799.2  $1,016.1


Long term obligations:
  Third Parties        38.5       0.4        0.1       --       --        --        --
  KCSI                223.1       --       117.3       84.1     16.6      19.7      --

Cash dividends per
   Common share         n/a       n/a        n/a        n/a      n/a       n/a      n/a

OPERATING DATA:
--------------
Total Assets Under
   Management
  (in billions)      $ 25.9    $ 34.5     $ 50.3     $ 71.6   $113.5    $ 88.5    $171.1

Total Shareowner
  Accounts
  (in millions)         2.4       2.5        2.5        2.7      3.0       3.0       4.0


<F1>
(i) Reflects DST as a consolidated subsidiary. See (ii) below for discussion of DST public offering in 1995.

<F2>
(ii) Reflects DST as an unconsolidated affiliate as of January 1, 1995 due to the DST public offering and associated transactions completed in November 1995, which reduced Stilwell's ownership of DST to approximately 41% and resulted in deconsolidation of DST from Stilwell's consolidated financial statements. The public offering and associated transactions resulted in a $144.6 million after-tax gain to Stilwell.

<F3>
(iii) Includes a one-time after-tax gain of $47.7 million, representing Stilwell's proportionate share of the one-time gain recognized by DST in connection with the merger of Continuum, formerly a DST equity affiliate, with CSC in a tax-free share exchange.

<F4>
(iv) Includes a one-time non-cash charge of $36.0 million ($23.2 million after-tax) resulting from the merger of a wholly-owned subsidiary of DST with USCS. The merger was accounted for by DST under the pooling of interests method. The charge reflects Stilwell's reduced ownership of DST (from 41% to approximately 32%), together with Stilwell's proportionate share of DST and USCS fourth quarter merger-related costs.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The discussion set forth below, as well as other portions of this Information Statement, contains comments not based upon historical fact.
Such forward-looking comments are based upon information currently available to management and management's perception thereof as of the date of this Information Statement. Readers can identify these forward-looking comments by the use of such verbs as "expects," "anticipates," "believes" or similar verbs or conjugations of such verbs. The actual results of operations of Stilwell could materially differ from those indicated in forward-looking comments. The differences could be caused by those factors identified in the section of this Information Statement which identifies risk factors, which are hereby incorporated by reference herein or by other factors which Stilwell has not yet identified. Readers are strongly encouraged to consider these factors when evaluating any forward-looking comments. Stilwell will not update any forward-looking comments set forth in this Information Statement.

     This discussion and the financial statements included in this Information Statement were prepared by attributing the historical data for the financial services segment of KCSI to Stilwell utilizing accounting policies consistent with those applied to the preparation of KCSI's historical financial statements. Since the financial services business was operated as part of KCSI during the period presented, such financial information and statements may not necessarily reflect the results of operations or financial position of Stilwell or what the results of operations would have been if Stilwell had been a separate, independent company during those periods.

     As a result, within this Management's Discussion and Analysis of Financial Condition and Results of Operations, historical transactions and events involving KCSI's financial services segment are discussed as if Stilwell were the entity involved in the transaction or event, unless otherwise indicated. Unless otherwise stated or the context otherwise requires, references herein to Stilwell include Stilwell's direct and indirect subsidiaries and equity investments. Also, intercompany transactions between Stilwell and KCSI during the periods covered herein are reflected as transfers from or dividends to KCSI.

     The discussion herein is intended to clarify and focus on Stilwell's results of operations, certain changes in its financial position, liquidity, capital structure and business developments for the periods covered by the consolidated financial statements included in this Information Statement. This discussion should be read in conjunction with these consolidated financial statements, the related notes and the Report of Independent Accountants thereon, and is qualified in its entirety by reference thereto.

OVERVIEW

     On January 23, 1998, KCSI formed Stilwell as a holding company for the group of businesses and investments that comprised the financial services segment of KCSI. The primary entities comprising the financial services segment are Janus, an 83% owned subsidiary (subject to a proposed sale by Stilwell of Janus common stock, the issuance of Janus Common Stock early in 2000 under its Long-Term Incentive Plan and vesting of Janus restricted stock held by various Janus employees, which would reduce ownership to not less than 80.1%); Berger, of which Stilwell owns 100% of Berger preferred limited liability company interests and approximately 86% of the Berger regular limited liability company interests; Nelson, an 80% owned subsidiary; DST, an equity investment in which KCSI holds an approximate 32% interest; and the Miscellaneous Corporations. KCSI transferred to Stilwell KCSI's investments in Janus, Berger, Nelson, DST, the Miscellaneous Corporations and certain other financial services-related assets, and Stilwell assumed all of KCSI's liabilities associated with the assets transferred, effective July 1, 1999

RESULTS OF OPERATIONS

SIGNIFICANT DEVELOPMENTS

     Consolidated operating results from 1996 to September 30, 1999 were affected by the following significant developments.

     PLANNED DISTRIBUTION BY KCSI OF FINANCIAL SERVICES SEGMENT. After examining a number of proposals over the last few years for separating the financial services and transportation segments, KCSI's Board of Directors decided to approve a 100% spin-off of the financial services business. On July 9, 1999, KCSI received a tax ruling from the IRS to the effect that for United States federal income tax purposes the Distribution qualifies as a tax-free distribution under Code Section 355. Subject to certain conditions, the Distribution is expected to occur in 2000.

     On March 26, 1999, without any prior consultation with KCSI management, the Janus Minority Group delivered a proposal to the Chief Executive Officer of KCSI suggesting that KCSI's Board of Directors consider an alternative to the Distribution. The Janus Minority Group's proposal indicated, that while they strongly supported the separation of KCSI's financial services operations from its rail operations, they preferred that an additional, separate spin-off of Janus be considered. The Janus Minority Group argued that their alternative to the Distribution would enhance shareholder value, better achieve the business purposes of the separation and be more advantageous from a tax and accounting point of view. In response to their suggestion that a meeting be held to discuss their proposal, a special meeting of KCSI's Board of Directors was held on June 23, 1999. At that meeting, KCSI's Board of Directors received a presentation from the Janus Minority Group and their representatives regarding the details of the alternative proposal. KCSI's Board of Directors considered and discussed the information presented by the Janus Minority Group and information provided by Stilwell management regarding the advantages and disadvantages of the two methods of achieving the separation. Subsequently, KCSI's Board of Directors decided that the Distribution should go forward on the basis originally contemplated and as set forth herein. In arriving at this decision, KCSI's Board of Directors took into consideration a number of factors, including that: (i) a favorable tax ruling on the Distribution had been received from the Internal Revenue Service, (ii) the presentation by the Janus Minority Group was not persuasive, in the Board's view, as to the advantages of the alternative proposal as compared to the Distribution, (iii) there was a lack of certainty that a favorable tax ruling could be obtained in a timely manner, or at all, with respect to the alternative proposal, and (iv) the Distribution was more consistent with the strategic direction of Stilwell.

     The Janus Fund Trustees expressed support on March 26, 1999 for the proposal of the Janus Minority Group, indicating that, based on their discussions with members of that group, the Trustees believed the proposal would provide superior equity ownership opportunities for key Janus employees and could help assure continuity of management for the Janus Funds. Stilwell management assured the Trustees of their support for equity incentive arrangements for key Janus personnel, but believed these incentives could be achieved without a separate spin-off of Janus. The Trustees have continued to express their support for equity incentive arrangements for the key Janus personnel, but have indicated that they intend to remain neutral with respect to the particular proposals of Janus and Stilwell and other disagreements between Stilwell and the Janus Minority Group. The Trustees have strongly encouraged the parties to resolve their disagreements as soon as possible so that they would not be a distraction to the management of the Janus Funds.

     Representatives of Stilwell and of the Janus Minority Group have held discussions regarding resolution of disagreements between them. Although not all of these disagreements have been resolved, agreement has been reached for Stilwell to sell to Janus 192,408 shares of Janus common stock to provide long term incentives to Janus personnel. In return, Janus has agreed not to grant phantom stock, stock appreciation rights, or similar rights, for so long as it has available Janus common stock for use under its Long-Term Incentive Plan. KCSI and Stilwell have also agreed to waive certain rights of first refusal and options to purchase other outstanding shares of Janus common stock so that such shares may be available for awards under Janus' Long-Term Incentive Plan. Finally, KCSI, Stilwell and Janus have agreed to increase an intercompany credit line available to Janus and to the assignment to Stilwell of agreements between Janus and KCSI.

     BERGER LLC FORMATION. On September 30, 1999, Berger Associates, Inc. assigned and transferred its operating assets and business to its subsidiary, Berger LLC, a limited liability company. In addition, Berger Associates, Inc. changed its name to Stilwell Management, Inc. ("Stilwell Management"). Stilwell Management owns 100% of the preferred limited liability company interests and approximately 86% of the regular limited liability company interests of Berger. The remaining 14% of regular limited liability company interests was issued to key Stilwell Management and Berger employees, resulting in a noncash compensation charge.

     BERGER MANAGEMENT REALIGNMENT. In second quarter 1999, Berger appointed a new president and chief executive officer and realigned the management of several of its advised funds. Two existing Berger portfolio managers assumed the responsibility for Berger's largest fund, the Berger One Hundred Fund which had $1.3 billion of assets under management at September 30, 1999. Additionally, changes in portfolio management were made for the Berger Balanced Fund and the Berger Select Fund.

     DST MERGER. On December 21, 1998, DST and USCS announced the completion of the merger of USCS with a wholly-owned DST subsidiary. Under the terms of the merger, USCS became a wholly-owned subsidiary of DST. The merger, accounted for as a pooling of interests by DST, expands DST's presence in the output solutions and customer management software and services industries. DST issued approximately 13.8 million shares of its common stock in the transaction, reducing Stilwell's ownership interest from 41% to approximately 32%. Stilwell recorded a one-time pretax non-cash charge of approximately $36.0 million ($23.2 million after-tax), reflecting Stilwell's reduced ownership of DST and Stilwell's proportionate share of DST and USCS costs incurred in the fourth quarter related to the merger. Stilwell accounts for its investment in DST under the equity method.

     ACQUISITION OF NELSON. On April 20, 1998, Stilwell completed the acquisition of 80% of Nelson, an investment adviser and manager based in the United Kingdom. Nelson provides investment advice and investment management services in the United Kingdom primarily to individuals who are retired or contemplating retirement. Nelson managed approximately $1.2 billion
((Pound) 696 million) in assets as of December 31, 1998. The acquisition, which was accounted for as a purchase, was completed using a combination of cash, KCSI Common Stock and notes payable. The KCSI Common Stock issued in connection with the transaction has been reflected as a contribution from KCSI to Stilwell in the consolidated financial statements. The total purchase price was approximately $33 million, and the amount in excess of the fair market value of the net tangible and identifiable intangible assets received was recorded as goodwill, to be amortized over a period of 20 years. If the acquisition of Nelson had been completed January 1, 1998, inclusion of Nelson's results on a pro forma basis would not have been material to Stilwell's consolidated results of operations for the year ended December 31, 1998.

     ASSET IMPAIRMENT CHARGES. In connection with Stilwell's review of its accounts for the year ended December 31, 1997 in accordance with its established accounting policies, $15.7 million of asset impairment charges were recorded during fourth quarter 1997. After consideration of related tax effects, these charges reduced consolidated earnings by $14.6 million. The asset impairment charges included a $12.7 million impairment of goodwill associated with Stilwell's investment in Berger. This charge was recorded because management determined that a portion of the carrying value of the investment in Berger, including identifiable intangible assets and goodwill, was not recoverable, primarily due to below-peer performance and growth of the core Berger funds. In addition, the charges included a $3.0 million allowance for a non-core cost investment reflecting recoverability issues.

     BERGER OWNERSHIP INTEREST. In January and December 1997, Berger purchased, for treasury, the common stock of minority stockholders. In December 1997, Stilwell also acquired additional Berger shares from a minority stockholder through the issuance of shares of KCSI Common Stock. The shares of KCSI Common Stock are reflected as a contribution from KCSI to Stilwell in the financial statements of Stilwell. As a result of such transactions, Stilwell increased its ownership in Berger to 100% from approximately 80% at December 31, 1996. The various 1997 transactions resulted in approximately $17.8 million of goodwill, which is being amortized over 15 years. However, see discussion of impairment of a portion of this goodwill in "Asset Impairment Charges" above.

     Stilwell's acquisition of a 100% interest in Berger included several transactions under a stock purchase agreement (the "Berger SPA") covering a period ending no later than October 1999. Pursuant to the Berger SPA, Stilwell made additional purchase price payments of $3.0 million during third quarter 1999. No additional payments will be made thereafter. In 1996 and 1997, Stilwell made additional purchase price payments of $23.9 and $3.1 million, respectively. Stilwell made no payments under the Berger SPA during 1998.
These goodwill amounts are being amortized over 15 years.

     DST'S INVESTMENT IN CONTINUUM. On August 1, 1996, Continuum, formerly an approximately 23% owned DST equity affiliate, merged with CSC in a tax-free share exchange. In exchange for its ownership interest in Continuum, DST received common stock in CSC, which DST accounts for as "available for sale" securities as defined in Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115").

     As a result of the transaction, Stilwell's earnings for the year ended December 31, 1996 include Stilwell's $47.7 million after-tax share of the one-time gain recognized by DST in connection with the merger. Continuum ceased to be an equity affiliate of DST, thereby eliminating any future equity earnings or losses from Continuum.

     BERGER JOINT VENTURE. During 1996, Berger entered into a joint venture named BBOI with BIAM to develop and market a series of international and global mutual funds. Regulatory approvals were received in October 1996, and in fourth quarter 1996, the first no-load mutual fund products from BBOI -- the Berger/BIAM International Fund, the Berger/BIAM International Core Fund and the International Equity Fund -- were introduced. BBOI has grown and currently is the investment adviser and sub-administrator to the Berger/BIAM Funds and the BBOI Sub-Advised Funds. Assets under management for these funds and products totaled $522 million at December 31, 1998 compared with $161 million at December 31, 1997. Berger accounts for its 50% investment in BBOI under the equity method. Berger and BIAM are currently negotiating the sale of Berger's interest in BBOI to BIAM and, alternatively, the dissolution of BBOI.

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1998

Stilwell's revenues, operating income and net income (including amortization and interest costs attributed to the respective subsidiary) were as follows (in millions):

                                                       Nine Months
                                                     Ended September 30,
                                                -----------------------
                                                  1998           1999
                                                  ----           ----

Revenues
     Janus                                      $  457.0       $  786.6
     Berger                                         25.8           27.9
     Other                                           7.3           12.2
                                                --------       --------
        Total                                   $  490.1       $  826.7
                                                ========       ========

Operating income (loss):
     Janus                                      $  220.1       $  360.3
     Berger                                          0.5           (3.2)
     Other                                         (10.6)         (11.6)
                                                --------       --------
         Total                                  $  210.0       $  345.5
                                                ========       ========
Net income (loss):
     Janus                                      $  119.5       $  188.3
     Berger                                         (2.6)          (0.9)
     Other                                          13.0           27.2
                                                --------       --------
         Total                                  $  129.9       $  214.6
                                                ========       ========

Assets under management as of September 30, 1998 and 1999 were as follows (in billions):

                                                       September 30,
                                                -----------------------
                                                   1998          1999
                                                   ----          ----
JANUS

     Janus Advised Funds:
          Janus Investment Funds (i)              $60.0         $114.6
          Janus Aspen Series (ii)                   4.7           10.9
          Janus Money Market Funds                  3.5            6.5
          Janus World Funds (iii)                   --             0.8
                                                -------         ------
              Total Janus Advised Funds            68.2          132.8


           Janus Sub-Advised Funds
               and Private Accounts                15.8           32.2
                                                -------         ------
              Total Janus                          84.0          165.0
                                                -------         ------

BERGER

     Berger Advised Funds                           2.6            3.8
     Berger/BIAM Funds                              0.2            0.3
     Berger and BBOI Sub-Advised Funds              0.6            0.8
                                                -------         ------
              Total Berger                          3.4            4.9
                                                -------         ------

NELSON                                              1.1            1.2
                                                -------         ------

     Total Assets Under Management                $88.5         $171.1
                                                =======         ======

(i)   Excludes money market funds

(ii) The Janus Aspen Series consists of eleven portfolios offered through variable annuity and variable life insurance contracts, and certain qualified pension plans.

(iii) The Janus World Funds are a group of Ireland-domiciled funds introduced in December 1998.

      For the nine months ended September 30, 1999, Stilwell reported consolidated earnings of $214.6 million, an $84.7 million increase over comparable 1998. Exclusive of an after-tax $4.4 million gain resultingfrom Janus' sale of IDEX Management, Inc. ("IDEX") in second quarter 1998, earnings improved 71% period to period. Stilwell consolidated revenues reached $826.7 million, an increase of 69% over prior year, fueling a 65% increase in operating income (to $345.5 million).

      Net sales of $34.8 billion and appreciation of $22.8 billion resulted in a 51% increase in assets under management during the nine months ended September 30, 1999. Average assets under management for the current nine month period were 74% higher than the same period in 1998. In addition, shareowner accounts grew more than 33% during the nine months ended September 30, 1999, surpassing 4.0 million as of period end.

     A 72% increase in operating expenses through September 30, 1999 compared to 1998 resulted in slightly lower operating margins period to period (from 42.8% to 41.8%). The increase in expenses reflects higher costs associated with the significant growth in revenues, as well as an increase in discretionary expenses.

     Higher expenses occurred in the following key areas: i) salaries and wages, resulting from investment performance-based incentive compensation, an increase in the number of employees and associated training, and a one-time noncash compensation charge resulting from the formation of Berger, LLC; ii) marketing and promotion, resulting from efforts to strengthen brand names and to capitalize on favorable investment performance; and iii) alliance fees under mutual fund "supermarket" distribution arrangements, resulting from an increase in average assets under management through these channels period to period. These three expense components were approximately 44% of total Stilwell revenues during the nine months ended September 30, 1999 versus approximately 42% in 1998 and 44% through June 30, 1999. Additionally, infrastructure initiatives throughout 1998 and 1999 to ensure the ongoing quality and reliability of customer service resulted in higher depreciation and various other expenses.

     Year to date 1999 equity earnings from DST totaled $32.4 million, a 43% increase over the same period in 1998. This growth was driven by increased operating earnings in DST's financial services and output solutions segments (partly due to revenue growth of 11% and 17%, respectively), required capitalization of software development costs, higher equity earnings of unconsolidated DST affiliates and improved operating margins. Consolidated DST revenues through September 30, 1999 increased 11% compared to the prior year as a result of a higher number of shareowner accounts processed (54.8 million at September 30, 1999 versus 49.8 million at December 31, 1998), images produced and statements mailed.

     The 16% increase in Other, net is attributable to the following: i) realized gains by Janus and Berger on the sale of short-term investments; ii) higher interest income resulting from an increase in cash; and iii) gains resulting from the issuance of Janus shares to certain of its employees, which reduced Stilwell's ownership of Janus. Year to date 1998 includes the gain resulting from Janus' sale of IDEX during second quarter 1998.

     Year to date 1999 interest expense declined $3.0 million from the same 1998 period due to lower average debt balances.

     A brief discussion of significant Janus, Berger and Nelson items during the nine months ended September 30, 1999 follows:

     Janus
     -----
     Janus assets under management increased $56.7 billion (52%) during the nine months ended September 30, 1999. Since September 30, 1998, Janus assets under management have nearly doubled and shareowner accounts have grown by more than 40%, reflecting ongoing favorable investment performance by the various funds/portfolios within the Janus group of mutual funds, continued growth through net sales and competitive levels of expenses and fees compared to industry standards.

     Berger
     ------
     Berger assets under management increased 23% (to $4.9 billion) during the nine months ended September 30, 1999, and 44% compared to the $3.4 billion assets under management at September 30, 1998. Shareowner accounts declined approximately 12% (primarily in the Berger One Hundred Fund) during the nine months ended September 30, 1999; however, net sales of $163 million - primarily in Berger's newer fund offerings
     - offset the cash outflows that accompanied shareowner departures. In connection with efforts to revitalize the core Berger funds (e.g., those introduced prior to 1997), certain senior management personnel changes were undertaken during second quarter 1999, resulting in one-time severance costs.

     Nelson
     ------

     Stilwell acquired Nelson in April 1998. Accordingly, results for 1998 include only six months of activity compared to the nine month period ended September 30, 1999. Nelson's assets under management increased 8% to (Pound) 750 million as of September 30, 1999 from (Pound) 696 million at December 31, 1998. Beginning in late first quarter 1999, Nelson initiated expansion efforts throughout the United Kingdom. This project will be ongoing and Stilwell expects that during this phase of Nelson's development, Nelson will operate at a loss. These losses, however, are not expected to have a material impact on Stilwell's results of operations or financial position.

YEAR TO YEAR COMPARISONS

     Stilwell's revenues, operating income and net income (including amortization and interest costs attributed to the respective subsidiary) were as follows (in millions):

                                             December 31,
                              1996 (i)           1997       1998 (ii)
                              -------            ----       ---------

REVENUES:
     Janus                     $295.3           $450.1        $626.2
     Berger                      34.6             34.9          33.5
     Other                       (0.3)             0.1          11.1
                               ------           ------         ------
       Total                   $329.6           $485.1        $670.8
                               ======           ======        ======

OPERATING INCOME (LOSS):
     Janus                     $136.6           $224.4        $294.1
     Berger                       5.7            (14.3)          0.4
     Other                      (10.5)           (10.9)        (13.9)
                               ------           ------        ------
       Total                   $131.8           $199.2        $280.6
                               ======           ======        ======

NET INCOME (LOSS):
     Janus                     $ 70.3           $117.7        $161.4
     Berger                      (1.2)           (17.8)         (3.2)
     Other                       65.5             18.1          (6.0)
                               ------           ------        ------
       Total                   $134.6           $118.0        $152.2
                               ======           ======        ======

(i) Includes a one-time after-tax gain of $47.7 million representing Stilwell's proportionate share of the one-time gain recognized by DST in connection with the merger of Continuum with CSC in a tax-free share exchange.

(ii) Includes a one-time non-cash charge of $36.0 million ($23.2 million after-tax) resulting from the merger of a wholly-owned subsidiary of DST with USCS. The merger was accounted for by DST under the pooling of interests method. The charge reflects Stilwell's reduced ownership of DST (from 41% to approximately 32%), together with Stilwell's proportionate share of DST and USCS costs in the fourth quarter related to the merger.

Assets under management as of December 31, 1996, 1997 and 1998 were as follows (in billions):

                                                    December 31,
                                        1996           1997           1998
                                        ----           ----           ----

  JANUS
    Janus Advised Funds
       Janus Investment Funds           $33.2          $47.5         $ 75.9
       Janus Aspen Series                 1.4            3.3            6.2
       Janus Money Market Funds           2.5            3.8            4.8
       Janus World Funds plc              --             --             0.1
                                        -----          -----          -----
         Total Janus Advised Funds       37.1           54.6           87.0
     Janus Sub-Advised Funds
        and Private Accounts              9.6           13.2           21.3
                                        -----          -----          -----
          Total Janus                    46.7           67.8          108.3
                                        -----          -----          -----

  BERGER
       Berger Advised Funds               3.3            3.2            3.3
       Berger/BIAM Funds                  --             0.1            0.2
       Berger and BBOI Sub-Advised
         Funds                            0.3            0.5            0.5
                                        -----          -----         ------
          Total Berger                    3.6            3.8            4.0
                                        -----          -----          -----

  NELSON                                  --             --             1.2
                                        -----          -----          -----
  Total Assets Under Management         $50.3          $71.6         $113.5
                                        =====          =====         ======

     Stilwell reported earnings of $152.2 million in 1998 versus $118.0 million in 1997. Exclusive of the one-time items recorded in both years as discussed in the "Significant Developments" section above, earnings were $38.4 million, or 29%, higher than 1997. Revenues increased $185.7 million, or 38%, over 1997, leading to higher operating income. While operating income increased, efforts to ensure an adequate infrastructure to provide for consistent, reliable and accurate service to investors caused a decrease in operating margins in 1998, from 44% for the year ended December 31, 1997 (exclusive of one-time charges) to 42% for the year ended December 31, 1998. Total assets under management increased $41.9 billion, or 59%, during 1998, reaching $113.5 billion at December 31, 1998. Total shareowner accounts exceeded three million as of December 31, 1998, a 12% increase over 1997.

     Stilwell earned $118.0 million in 1997, a $16.6 million decline from 1996. Exclusive of certain one-time items in 1997 and 1996 as discussed in "Significant Developments" above, earnings improved 53%. Revenues increased $155.5 million over 1996, leading to higher operating income and improved operating margins. Operating margins increased from 40% for the year ended December 31, 1996 to 44% for 1997 (exclusive of one-time charges). Assets under management increased 42% during 1997, reaching $71.6 billion at December 31, 1997. Further, shareowner accounts grew to approximately 2.7 million as of December 31, 1997.

     Increases in Stilwell's revenue and operating income are a direct result of growth in assets under management. Assets under management and shareowner accounts have grown in recent years from a combination of new money investments (i.e., fund sales) and market appreciation. Fund sales have risen in response to marketing efforts, favorable fund performance, introduction and market reception of new products and the current popularity of no-load mutual funds. Market appreciation has resulted from increases in investment values.

     Following is a detailed discussion of the operating results of the primary subsidiaries of Stilwell.

JANUS CAPITAL CORPORATION

1998

     In 1998, assets under management increased 59.7% to $108.3 billion as a result of net fund sales of $13.4 billion and market appreciation of $27.1 billion. Approximately $87.0 billion was invested in the Janus Advised Funds with the remainder held by the Janus Sub-Advised Funds and Private Accounts. Equity portfolios comprised 94% of total assets under management at December 31, 1998.

     Excluding money market funds, 1998 net sales of the Janus Investment Funds, Janus Aspen Series and Janus World Funds were $11.3 billion and net sales of Janus Sub-Advised Funds and Private Accounts totaled $1.6 billion. Total Janus shareowner accounts increased 353,000, or 15%, to 2.7 million.

     Janus' revenues, derived largely from fees based upon a percent of assets under management, increased $176.1 million (39%) to $626.2 million in 1998, driven by the significant growth in assets under management year to year.

     Exclusive of $2.7 and $2.2 million in amortization costs attributed to Janus in 1998 and 1997, respectively, operating expenses increased 47% from $223.5 million in 1997 to $329.4 million in 1998. This increase reflects the significant growth in assets under management and revenues, as well as Janus' efforts to develop its infrastructure to ensure consistent quality of service. Approximately 47% of Janus' 1998 operating expenses were variable items such as incentive compensation and mutual fund supermarket fees, 19% were discretionary items such as marketing and pension plan contributions and the remainder were fixed. The levels of profitability sustained in the recent past may not continue.

   A brief discussion of key expense increases follows:

- Employee compensation and benefits increased $45 million, or 40%, in 1998 compared to 1997 due to an increased number of employees (including senior investment management, marketing and administration employees, as well as additional shareowner servicing and technology support personnel) and incentive compensation. Incentive compensation increased principally due to growth in assets under management combined with strong investment performance. In particular, portfolio management incentive compensation - formulated to reward top investment performance - approached its highest possible rate in 1998 as a result of more than 93% of assets under management ending 1998 in the top quartile of investment performance compared to their respective peer groups (as defined pursuant to compensation agreements).

- Alliance and mutual fund supermarket fees increased 65% in 1998 to $62.3 million. This increase was principally due to an increase in assets under management being distributed through these channels, from $19.0 billion at December 31, 1997 to $32.3 billion at December 31, 1998.

- Marketing, promotional and advertising expenditures increased $17.5 million during 1998 to capitalize on generally favorable market conditions, to respond to market volatility and to continue establishing the Janus brand.

- Depreciation and amortization increased $2.3 million in 1998 compared to 1997 due to increased infrastructure spending as discussed below.

      1997

     Assets under management increased 45% during 1997 to $67.8 billion as a result of net fund sales of $10.7 billion and market appreciation of $10.4 billion. Approximately $54.6 billion was invested in the Janus Advised Funds with the remainder held by Janus Sub-Advised Funds and Private Accounts. Equity portfolios comprised 92% of total assets under management at December 31, 1997. Total shareowner accounts grew 10% during 1997 to 2.4 million.

     Driven by the increase in assets under management from 1996 to 1997, Janus revenues improved 52% during 1997. Additionally, as a result of a slower rate of growth in expenses compared to revenues during 1997, operating margins improved to 50% versus 46% in 1996. Approximately 43% of Janus' 1997 operating expenses consisted of variable costs, 18% were discretionary and the remainder represented fixed costs. The following discussion highlights changes in key expense categories.

- Salaries and wages increased year to year, primarily from a higher number of employees in 1997 compared to 1996 and variable compensation tied to investment and financial performance.

- Alliance and mutual fund supermarket fees were higher in 1997 as a result of a greater amount of assets being distributed through these channels - approximately 28% of Janus' December 31, 1997 assets under management were generated through these distribution arrangements compared to 23% as of December 31, 1996.

GENERAL

     The 60% and 45% increases in assets under management in 1998 and 1997, respectively, are attributable to several factors including, among others:
(i) strong securities markets, particularly equities; (ii) strong investment performance across all of Janus' products; (iii) strategic marketing and public relations; (iv) effective use of third party distribution channels for both retail and sub-advised products; and (v) a strong brand awareness.

     During December 1998, Janus introduced the Janus World Funds, a group of offshore multiclass funds modeled after certain of the Janus Investment Funds and domiciled in Dublin, Ireland. There are currently seven investment portfolios offered for sale, including two equity portfolios, three fixed income portfolios, a balanced portfolio and a money market portfolio. Total assets at December 31, 1998 were $66 million. More than 80% of sales were made into the funds' class B shares, which require Janus to advance sales commissions to various financial intermediaries. Payment of these commissions, although minor as of December 31, 1998 in relation to Janus' investment holdings, may impact future liquidity and cash resources. See "Liquidity" and "Capital Structure."

     Janus introduced the following domestic funds during the three year period ended December 31, 1998:

- 1998 - Janus Global Technology Fund; Janus Global Life Sciences Fund; Janus Aspen Growth and Income Portfolio
- 1997 - Janus Aspen Capital Appreciation Portfolio; Janus Aspen Equity Income Portfolio
- 1996 - Janus Aspen High Yield Portfolio; Janus Equity Income Fund; Janus Special Situations Fund

     In 1997 and 1998, Janus spent $11 and $41 million, respectively, on its infrastructure to ensure uninterrupted service to shareowners; to provide up-to-the-minute investment and securities trading data; to improve operating efficiency; to integrate information systems; and to obtain additional physical space for expansion. These efforts produced, among other things:

- an enterprise-wide reporting system, producing more efficient and timely management reporting and allowing full integration of portfolio management, human resources, budgeting and financial systems;

- a second investor service and data center opened in Austin, Texas in 1998, including redundant data and telephone connections to allow the facility to operate in the event that Denver facilities and personnel become unavailable;

- an upgrade of Janus' web site, providing shareowners the opportunity to customize their personal Janus home page and to process most transactions on-line; and

- improvements of physical facilities, producing a more efficient workspace and allowing Janus to accommodate additional growth and technology.

BERGER

1998

     Berger reported 1998 net earnings of $3.9 million compared to $2.7 million in 1997, exclusive of interest and amortization charges attributed to Berger in both years and the 1997 one-time charges discussed in "Significant Developments" above. Including the interest and amortization charges in both years, Berger reported a net loss of $3.2 million in 1998 versus a loss of $5.1 million in 1997 (exclusive of the 1997 one-time charges). Total assets under management held by the Berger Complex increased to $4.0 billion as of December 31, 1998, a 5% increase over comparable 1997. This increase was attributable to market appreciation of $0.9 billion, largely offset by net redemptions of $0.7 billion. While total Berger shareowner accounts decreased approximately 13% during 1998, primarily within the Berger One Hundred Fund, the number of accounts in the funds introduced during 1997 and 1998 increased 88% year to year. These fluctuations in shareowner accounts generally are indicative of recent performance compared to peer groups.

     As a result of fluctuations in the level of assets under management throughout 1998, revenues decreased approximately 4% in 1998 from 1997.
Berger's 1998 operating expenses were essentially even with 1997. While reductions in marketing costs resulted from a more targeted advertising program, these savings were offset by higher salaries and wages resulting from an increased average number of employees during 1998 versus 1997. Amortization expense attributed to Berger was lower in 1998 due to reduced goodwill from the 1997 impairment discussed previously.

     Berger recorded $1.5 million in equity earnings from its joint venture investment, BBOI, for the year ended December 31, 1998 compared to $0.6 million in 1997. This increase reflects continued growth in BBOI assets under management, which totaled $522 million at December 31, 1998 versus $161 million at December 31, 1997.

1997

     Berger reported net earnings of $2.7 million in 1997 compared to $5.2 million in 1996, excluding interest and amortization charges attributed to Berger in both years and the one-time 1997 charges. Including interest and amortization, Berger reported net losses of $5.1 and $1.2 million in 1997 and 1996, respectively. Assets under management increased to $3.8 billion at December 31, 1997 from $3.6 billion at December 31, 1996. Shareowner accounts declined 16% from 1996, totaling 317,400 at December 31, 1997. This decrease generally reflects shareowner reaction to below-peer performance by certain of the larger funds.

     Due to higher average assets under management during 1997, Berger experienced a slight increase in revenues year to year. Operating costs, however, increased more than revenues, resulting in a higher net loss than the prior year. Higher expenses (e.g., consulting fees and advertising) reflected Berger's efforts to enhance product awareness and acceptance. Additionally, during 1997, Stilwell increased its ownership in Berger to 100% through several transactions by Berger and Stilwell. Stilwell recorded approximately $17.8 million in goodwill as a result of these transactions. Accordingly, amortization expense was higher in 1997 than in 1996.

     In connection with Stilwell's review of the recoverability of its assets, Stilwell determined that $12.7 million of goodwill associated with its Berger investment was not recoverable as of December 31, 1997, primarily due to below-peer performance and growth of the core Berger funds. Accordingly, a portion of the goodwill recorded in connection with the repurchase of Berger minority interest was charged to expense.

GENERAL

     During 1998 and 1997, Berger introduced five new equity funds: the Berger Mid Cap Value Fund; the Berger Small Cap Value Fund; the Berger Balanced Fund; the Berger Mid Cap Growth Fund; and the Berger Select Fund. These funds held approximately $493 million of assets under management at December 31, 1998, more than three times the $155 million at December 31, 1997.

     While the core Berger Funds (i.e., those introduced prior to 1997) experienced declines in assets under management during 1998 and 1997, the newer Berger offerings, as noted above, reported a growth in assets. Berger made certain changes in the portfolio management of these core equity funds during 1998 and 1997 and believes these changes improve Berger's opportunity for growth in the future.

     At December 31, 1997 and 1998, approximately 26.3% and 27.6%, respectively, of Berger's total assets under management were generated through mutual fund "supermarkets."

OTHER SUBSIDIARIES / AFFILIATES AND HOLDING COMPANY COMPONENTS

NELSON MONEY MANAGERS PLC

     As noted in the "Significant Developments" section above, Stilwell acquired Nelson in April 1998. Nelson contributed $0.6 million to consolidated earnings in 1998, exclusive of charges attributed to Nelson relating to the amortization of intangibles recorded in connection with the acquisition. Including the amortization costs, Nelson reported a net loss of $0.7 million for the period from acquisition to December 31, 1998. Nelson revenues - $11.1 million for the period from acquisition to year end 1998 - were earned based on a percentage of funds under management for ongoing management and administration of each client's portfolio, together with a fee on the client's initial investment. Operating expenses, exclusive of amortization of intangibles, totaled $9.9 million. The intangible amounts associated with the acquisition of Nelson are being amortized over a 20 year period.

EQUITY IN EARNINGS OF DST

     Exclusive of the one-time fourth quarter merger-related charges resulting from the DST and USCS merger, equity earnings from DST increased $6.3 million to $30.6 million for the year ended December 31, 1998. This improvement over 1997 was attributable to revenue growth resulting from a 10.7% increase in mutual fund shareowner accounts serviced (reaching 49.8 million at December 31, 1998), improved international operating results and higher operating margins year to year (15.1% versus 14.2% in 1997).

     As discussed in the "Significant Developments" section above, fourth quarter and year ended 1998 include a one-time $23.2 million (after-tax) non-cash charge resulting from the merger of a wholly-owned subsidiary of DST and USCS. This charge reflects Stilwell's reduced ownership of DST (from 41% to approximately 32%), together with Stilwell's proportionate share of DST and USCS fourth quarter merger-related costs.

     Equity in net earnings of DST for the year ended December 31, 1997 totaled $24.3 million. Exclusive of the 1996 one-time gain on the Continuum merger discussed in "Significant Developments" above, equity earnings from DST increased 48% year to year. This increase in DST earnings reflects an increase in 1997 DST revenues compared to 1996 (improvements in both domestic and international revenues) and improved operating margins in 1997 (14.2% versus 9.8% in 1996).

INTEREST EXPENSE AND OTHER, NET

     Fluctuations in interest expense from 1996 through 1998 reflect changes in the average debt balances during the respective years. In 1998, average debt balances were lower than 1997 as repayments reduced outstanding balances early in 1998; accordingly, 1998 interest expense declined from 1997. Interest expense in 1997 was higher than 1996 as a result of borrowings in connection with KCSI's Common Stock repurchase program.

     Other, net increased in 1998 versus 1997 as a result of an $8.8 million (pretax) gain on the sale of Janus' 50% interest in IDEX. Janus continues as sub-adviser to the five portfolios in the IDEX group of mutual funds it served prior to the sale. This gain was partially offset by reduced 1998 other income recorded at Stilwell Financial, Inc. relating to a sales agreement with a former affiliate. The change in other, net between 1997 and 1996 was not material.

TRENDS AND OUTLOOK

     Future growth of Stilwell's revenues and operating income will be largely dependent on prevailing financial market conditions, relative performance of Janus, Berger and Nelson products, introduction and market reception of new products, as well as other factors, including changes in the stock and bond markets, increases in the rate of return of alternative investments, increasing competition as the number of mutual funds continues to grow and changes in marketing and distribution channels.

     As a result of the rapid revenue growth during the last two years, Stilwell's operating margins have been strong. Management expects that Stilwell will experience margin pressures in the future as the various subsidiaries strive to ensure that the operational and administrative infrastructure continues to meet the high standards of quality and service historically provided to investors. Additionally, a higher rate of growth in costs compared to revenues is expected in connection with Nelson's efforts to expand its operations.

Stilwell expects to continue to participate in the earnings or losses from its DST investment.

LIQUIDITY

Summary cash flow data is as follows (in millions):

                                                                       Nine Months
                                       Year Ended December 31,       Ended September 30,

                                        1996     1997     1998      1998       1999
                                       -----     ----     ----      ----       ----

Cash flows provided by (used for):
   Operating activities                $41.0    $147.0   $176.0    $136.4    $240.6
   Investing activities                (56.1)    (45.0)   (92.8)    (67.9)    (35.6)
   Financing activities                  8.9     (91.1)   (95.3)    (86.8)   (123.3)
                                       -----     -----   ------     -----     -----
Net increase (decrease) in cash
  and cash equivalents                  (6.2)     10.9    (12.1)    (18.3)     81.7
Cash and cash equivalents at beginning
  of period                             29.0      22.8     33.7      33.7      21.6
                                       -----     -----    -----      -----     -----
Cash and cash equivalents at end
  of period                            $22.8     $33.7    $21.6     $15.4    $103.3
                                       =====     =====    =====     =====     =====


     OPERATING CASH FLOWS. Stilwell's cash flow from operations has historically been positive and sufficient to fund operations, property acquisitions, and investments in and loans with affiliates. Borrowings from KCSI, when necessary, have typically been used in connection with acquisitions and the KCSI Common Stock repurchase program.

The following table summarizes consolidated operating cash flow information.



      (in millions):
                                                                         Nine Months
                                        Year Ended December 31,       Ended September 30,
                                       1996       1997      1998      1998      1999
                                      ------     -------    ------    ----      ----

     Net income                       $ 134.6     $ 118.0   $ 152.2  $ 129.9   $ 214.6
     Depreciation and amortization       12.9        13.1      16.8     10.9      24.7
     Equity in undistributed earnings   (64.9)      (24.7)    (24.7)   (23.1)    (33.8)
     Reduction in ownership of DST        --          --       29.7      --        --
     Asset impairment charges             --         15.7       --       --        --
     Employee deferred compensation      18.3         8.7       3.8     (2.8)      1.9
     Deferred income taxes                3.0        (4.4)    (12.4)     5.0      10.8
     Minority interest in consolidate
       earnings                          15.8        24.9      33.4     25.8      38.6
     Change in working capital items    (71.1)       (4.2)    (12.3)     0.2      11.2
     Prepaid Commissions                  --          --        --       --      (22.9)
     Other                               (7.6)       (0.1)    (10.5)    (9.5)     (4.5)
                                       ------      ------     -----    -----      ----
     Net operating cash flow           $ 41.0     $ 147.0   $ 176.0  $ 136.4   $ 240.6
                                       ======      ======    ======     ====     =====


     Operating cash flow for the nine months ended September 30, 1999 increased by $104.2 million from September 30, 1998. This increase is attributable to higher earnings driven by revenue growth, offset partially by payments of prepaid commissions in connection with the Janus World Funds B shares arrangement. 1998 operating cash flows increased by approximately $29.0 million from 1997. This increase was primarily due to higher ongoing earnings in 1998, partially offset by various changes in working capital items.

     Operating cash flows for the year ended December 31, 1997 exceeded 1996 by nearly $106 million, largely because of the 1996 payment of approximately $74 million in federal and state income taxes resulting from the taxable gains associated with the DST public stock offering and associated transactions completed in November 1995. Also, ongoing earnings were approximately $45.7 million higher in 1997 than in 1996.

     INVESTING CASH FLOWS. Due to timing of operational needs and Janus quarterly dividends, net sales of investments in advised funds of $3.8 million occurred for the nine months ended September 30, 1999 (compared to net investment of $26.5 million through September 30, 1998). Due to growth in operating cash flows throughout the 1996 to 1998 period (largely due to increasing ongoing earnings), Janus and Berger had invested an additional $40, $31 and $43 million in investments in advised funds at December 31, 1996, 1997 and 1998, respectively.

     Cash was used for property acquisitions of $1.4, $5.8, and $35.0 million in 1996, 1997, and 1998, respectively, and $28.3 and $28.6 million for the nine months ended September 30, 1998 and 1999, respectively. The significant increase in property acquisitions in 1998 and 1999 reflects the infrastructure enhancements at Janus.

     Cash was also used for investments in and loans with affiliates of $27.2 million in 1996 (primarily the additional payment to Berger under the Berger
SPA), $12.0 million in 1997, and $24.3 million in 1998 as a result of the acquisition of Nelson. Approximately $21.1 and $17.2 million of cash was used for investments in and loans with affiliates through September 30, 1998 and 1999, respectively, primarily relating to the 1998 investment in Nelson and 1999 Janus treasury stock transactions.

     FINANCING CASH FLOWS. For the period ending September 30, 1999, the net activity with KCSI (which includes the change in long-term debt and note receivable together with the amounts treated as net transfers from and dividends to KCSI) resulted in cash to KCSI of $89.8 million. This cash outflow represents dividends received by Stilwell (from Janus) that were treated as passed through to KCSI (to the extent that Stilwell did not require use of the cash for operational or strategic needs), as well as repayment of indebtedness owed to KCSI. For the comparable 1998 period, the net activity with KCSI was an outflow of $52.5 million reflecting the repayment of indebtedness to KCSI, partially offset by amounts treated as transfers to Stilwell from KCSI. These transfers were used, among other things, in connection with the 1998 acquisition of 80% of Nelson.

     For the year ended December 31, 1998, the net activity with KCSI resulted in cash to KCSI of $55.1 million. This outflow was attributable to repayment of indebtedness to KCSI, offset partially by amounts treated as transfers to Stilwell from KCSI. These transfers were used primarily in connection with the 1998 acquisition of 80% of Nelson.

     In 1997, the net cash outflow to KCSI was $73.7 million, reflecting dividends received by Stilwell from Janus and Berger treated as passed through to KCSI (after satisfaction of ongoing Stilwell operational obligations), as well as partial repayment of indebtedness to KCSI.

     The net activity with KCSI for the year ended December 31, 1996 resulted in a net inflow to Stilwell of $19.1 million. This net inflow was attributable to: (i) repayment by KCSI of $70.4 million owed to Stilwell; and (ii) borrowing by Stilwell from KCSI in connection with KCSI's Common Stock repurchase program and for additional investment in Berger. Those net inflows were largely offset by dividends received by Stilwell from Janus and Berger that were treated as passed through to KCSI.

     During the period from 1996 through September 30, 1999, the amount of distributions to minority stockholders has continued to grow based on improved earnings at Janus. During that period, Janus distributed at least 90% of its net income to its stockholders each year.

     See discussion under "Minority Purchase Agreements" for information relative to existing contingencies.

CAPITAL STRUCTURE

     CAPITAL REQUIREMENTS. Capital requirements, when necessary, for Janus, Berger, Nelson and other subsidiaries have been funded with cash flows from operations and negotiated term financing.

     During 1998, Janus opened a new facility in Austin, Texas as an investor service and data center for transfer agent operations, allowing for continuous service in the event the Denver facility is unavailable. Also, throughout the period from 1996 to September 30, 1999, Janus has continued efforts to upgrade and expand its information technology and facilities infrastructure (as discussed in detail above). These efforts were generally funded with existing cash flows.

CAPITAL

     Components of capital are shown as follows (in millions):


                                                    December 31,      September 30,
                                          1996          1997        1998        1999
                                          ----          ----        ----        ----

Debt due within one year                 $ 0.3         $ 0.1      $  --        $ --
Long-term debt (third parties and KCSI)  117.4          84.1        16.6         --
                                        ------         -----       -----       -----
  Total debt (third parties and KCSI)    117.7          84.2        16.6

Stockholder's equity                     234.8         348.3       540.2       681.9
                                        ------        ------      ------       -----
Total debt plus equity                  $352.5        $432.5      $556.8      $681.9
                                        ======        ======      ======       =====
Total debt as a percent of
  total debt plus equity                  33.3%         19.5%        3.0%        0.0%
                                        ======        ======      ======       =====


     During the period from December 31, 1996 to 1998, Stilwell's consolidated debt ratio (total debt as a percent of total debt plus equity) declined as a result of debt repayments and increased earnings. Also, positive non-cash equity adjustments related to unrealized gains (net of deferred income tax) on "available for sale" securities held by Stilwell and DST contributed to higher equity.

     Management anticipates that the debt ratio will remain low as a result of profitable operations and positive operating cash flows (subject to, among others, any stock repurchase programs approved by Stilwell's Board of Directors, acquisitions using debt and/or any required funding pursuant to mandatory put rights under the Janus minority purchase agreements -- see below). Note, however, that unrealized gains on "available for sale" securities held by Stilwell and DST, which are included net of deferred income taxes as accumulated other comprehensive income, are contingent on market conditions and thus, are subject to significant fluctuations in value. Significant declines in the value of these securities would negatively impact stockholder's equity and impact Stilwell's debt ratio.

     STILWELL / KCSI CREDIT AGREEMENTS. In May 1998, KCSI established the Credit Facility assumable by Stilwell for its use upon separation of KCSI's two business segments. On May 14, 1999 KCSI renewed the Credit Facility. The Credit Facility has been transferred to Stilwell. The Credit Facility contains interest rates below prime and terms which can be fixed up to the expiration date. At September 30, 1999, the full $100 million was available under the Credit Facility. The Credit Facility can be increased to $300 million after the Distribution. Stilwell, as a continuation of its practice of providing credit facilities to its subsidiaries, contemplates assigning a portion of the credit line under the Credit Facility to Janus for use by Janus for general corporate purposes, in which case the portion assigned would be unavailable for use by Stilwell Financial, Inc. Stilwell may also require additional capital sooner than anticipated to the extent that Stilwell's operations do not progress as anticipated or if certain put rights are exercised by Janus stockholders. Stilwell intends to obtain any additional financing for general corporate purposes on substantially the same terms and conditions as the Credit Facility.

     The Credit Facility contains a number of covenants, including various financial covenants. Stilwell was in compliance with these various provisions, including the financial covenants, as of December 31, 1998 and September 30, 1999. Because of certain financial covenants contained in the Credit Facility, however, maximum utilization of Stilwell's line of credit may be restricted.

    MINORITY PURCHASE AGREEMENTS. The Janus Stock Purchase Agreement and certain restriction agreements with other Janus minority stockholders contain, among other provisions, mandatory put rights whereby at the election of such minority stockholders, KCSI or Stilwell would be required to purchase the minority interests of such Janus minority stockholders at a purchase price equal to fifteen times the net after-tax earnings over the period indicated in the relevant agreement, or in some circumstances at a purchase price as determined by an independent appraisal. These agreements have been assigned to Stilwell. If all of the puts under such Janus minority stockholder agreements were exercised, Stilwell would be required to pay approximately $487 million as of September 30, 1999, compared to (in millions) $220, $337 and $456 at December 31, 1996, 1997 and 1998,
respectively. Payment for the purchase of the respective minority interests is to be made under the Janus Stock Purchase Agreement 30 days after receiving notification of exercise of the put rights. Under the restriction agreements, payment for the purchase of the respective minority interests is to be made 30 days after the later to occur of (i) receiving notification of exercise of the put rights or (ii) determination of the purchase price through the independent appraisal process.

     The Janus Stock Purchase Agreement and certain stock purchase agreements and restriction agreements with other minority stockholders also contain provisions whereby upon the occurrence of a Change in Ownership (as defined in such agreements) of Stilwell (as to the Janus Stock Purchase Agreement) or (as to the other agreements) KCSI (which will not be affiliated with Stilwell following the Distribution), Stilwell may be required to purchase such holders' Janus stock or, as to the stockholders that are parties to the Janus Stock Purchase Agreement, at such holders' option, to sell its stock of Janus to such minority stockholders. The purchase price for such minority holders' Janus stock would be equal to fifteen times the net after-tax earnings over the period indicated in the relevant agreement, or in some circumstances at a purchase price as determined by Janus' Stock Option Committee. If Stilwell were required to purchase the holders' Janus stock, Stilwell would be required to pay approximately $744 million as of September 30, 1999.

     Management is currently exploring various financing alternatives for, among other things, the payment of the purchase price if Stilwell were to purchase the holders' Janus stock, including the use of existing cash and holding company short-term investments, borrowings under the Credit Facility, and financing opportunities utilizing the relative strength of Stilwell's balance sheet.

          OVERALL LIQUIDITY. Stilwell's cash management approach generally reflects efforts to minimize cash balances through debt repayment, when applicable. Cash not required for immediate operating or investing activities will be utilized to repay indebtedness under lines of credit. This approach is used to help mitigate Stilwell's floating-rate debt exposure to fluctuations in interest rates. If all indebtedness has been paid, Stilwell generally invests this cash in a money market or similar account.

     Pursuant to a contractual agreement, Janus has distributed at least 90% of its net income to its stockholders each year. Stilwell uses its portion of these dividends in accordance with its strategic plans, which have included, among others, repayment of indebtedness to KCSI, funding in connection with KCSI's Common Stock repurchase program, and investments in affiliates.

     Purchases of class B shares in the Janus World Funds require a commission to be advanced by Janus. Prepaid commissions were not material to the December 31, 1998 consolidated financial statements. Funding during the nine months ended September 30, 1999 totaled $22.9 million. As funding requirements grow in future years, Janus expects to obtain a credit line either through assignment of the Credit Facility (see above) or from third parties.

     Stilwell believes it has adequate resources available - including a sufficient line of credit (within the financial covenants referred to above) and businesses which have historically been positive cash flow generators - to satisfy its operating and capital requirements, and the continuing business needs of Stilwell.

OTHER

Year 2000.

     GENERAL. The Year 2000 discussion below contains forward-looking statements, including those concerning Stilwell's plans and expected completion dates, cost estimates, assessments of Year 2000 readiness for Stilwell as well as for third parties, and the potential risks of any failure on the part of Stilwell or third parties to be Year 2000 ready on a timely basis. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ from those projected. See additional information in the opening paragraph under "Introduction" in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the opening paragraph under "Risk Factors" in this Information Statement.

     While Stilwell continues to evaluate and pursue discussions with its various customers, partners and vendors with respect to their preparedness for Year 2000 issues, all such parties may not be Year 2000 ready. While Stilwell cannot fully determine its impact, the inability to complete Year 2000 readiness for its computer systems could result in significant difficulties in processing and completing fundamental transactions. In such events, Stilwell's results of operations, financial position and cash flows could be materially adversely affected.

     Many existing computer programs and microprocessors that use only two digits (rather than four) to identify a year could fail or create erroneous results with respect to dates after December 31, 1999 if not corrected to read all four digits. This computer program flaw is expected to affect all companies and organizations, either directly (through a company's own computer programs or systems that use computer programs, such as telephone systems) or indirectly (through customers and vendors of the company).

     These Year 2000 related issues are of particular importance to Stilwell. Stilwell (including its subsidiaries and affiliates) depends upon its computer and other systems and the computers and other systems of third parties to conduct and manage its businesses. Additionally, Stilwell's products and services are heavily dependent upon using accurate dates in order to function properly. These Year 2000 related issues may also adversely affect the operations and financial performance of one or more of Stilwell's customers and suppliers as well as the companies in which Janus, Berger and Nelson invest. As a result, the failure of Stilwell's computer and other systems, products or services, the computer systems and other systems upon which Stilwell depends, or Stilwell's customers, suppliers or the companies in which Janus, Berger and Nelson invest to be Year 2000 ready could have a material adverse impact on Stilwell's results of operations, financial position and cash flows. Stilwell is unable to assess the extent or duration of that impact at this time, but they could be substantial.

     In 1997, Stilwell and its key subsidiaries formed project teams comprised of employees and third party consultants to identify and resolve the numerous issues surrounding the Year 2000. The project teams, which are supervised by members of senior management, regularly report their progress toward remediating Year 2000 issues to management and appropriate boards of directors and committees of such boards. The areas in which the project teams are focusing most of their efforts are information technology ("IT") systems, non-IT systems and third party issues. The project teams also provide comprehensive corporate tracking, coordination and monitoring of all Year 2000 activities. As part of resolving any potential Year 2000 issues, Stilwell expects to identify all computer systems, products, services and other systems (including systems provided by third parties) that must be modified; evaluate the alternatives available to make any identified systems, products or services Year 2000 ready (including modification, replacement or abandonment); complete the modifications and replacement of identified systems; and conduct adequate testing of the systems, products and services, including interoperability testing with clients and key organizations in the financial services industry.

     KEY AREAS AND PROGRESS. The following provides a summary of each area and the progress toward identifying and resolving Year 2000 issues:

     IT SYSTEMS. The IT systems (including mission critical and significant non-critical operating, accounting and supporting systems) and underlying hardware for Stilwell have been analyzed and are being modified and tested for Year 2000 readiness. Management believes that virtually all mission critical systems and other systems have been tested and are believed to be Year 2000 ready.

     NON-IT SYSTEMS. All equipment that contains an internal clock or embedded micro-processor is being analyzed for Year 2000 readiness. This includes personal computers, software, fax machines, telephone systems, elevator systems, security and fire control systems and other miscellaneous equipment. Replacement and upgrades of this type of equipment is substantially completed, with any minor areas expected to be finalized by December 31, 1999.

     THIRD PARTY SYSTEMS. Stilwell depends heavily on third party systems in the operation of its businesses. As part of the Year 2000 project, significant third party relationships are being evaluated to determine the status of their Year 2000 readiness and the potential impact on Stilwell's operations if those significant third parties fail to become Year 2000 ready. Questionnaires have been sent to critical suppliers, major customers, key banking and financial institutions, and primary service providers to determine the status of their Year 2000 readiness.

     Both Janus and Berger have participated in various industry-wide efforts (e.g., trading and account maintenance, trade execution, confirmation, etc.) to facilitate testing of Year 2000 preparedness and reliability. Additionally, Janus and Berger are required to periodically report to the SEC their progress with respect to Year 2000 preparedness.

     Based upon the responses received to the questionnaires and ongoing discussions with these third parties, Stilwell believes that the majority of the significant customers, suppliers, service providers and banking and financial institutions are or will be Year 2000 ready in all material respects by fourth quarter 1999. Stilwell does not anticipate, however, performing significant independent testing procedures to verify that the information received by Stilwell from these third parties is accurate (except for the above mentioned industry-wide testing efforts). For those third parties who have not responded or who have expressed uncertainty as to their Year 2000 readiness, management is exploring alternatives to limit the impact this will have on Stilwell's operations and financial results. Stilwell will continue to monitor its third party relationships for Year 2000 issues.

     DST, an approximately 32% owned equity investment, completed its review and evaluation of its mission critical U.S. shareowner accounting and U.S. portfolio accounting related products, services and internal systems and believes it has achieved material Year 2000 readiness in such products, services and systems. DST also believes it has achieved internal readiness for all of its other mission critical systems. Additionally, DST intends on testing its systems with clients and other third parties for Year 2000 related issues as needed throughout 1999. As part of addressing its Year 2000 issues, DST has formalized and tested contingency plans for its U.S. shareowner accounting and U.S. portfolio accounting business units, is formalizing contingency plans for its other mission critical products, services and systems. DST has reviewed existing formal contingency plans for its two major data centers with respect to failures that could be caused by Year 2000 issues.

     TESTING AND DOCUMENTATION PROCEDURES. All material modifications to IT and non-IT systems are being documented and maintained by the project teams for purposes of tracking the Year 2000 project and as a part of Stilwell's due diligence process. All modified systems have been or are in the process of being tested for Year 2000 remediation, unit acceptance, system acceptance and user acceptance. The testing procedures used and the results of these tests are being documented and maintained as a part of the Year 2000 due diligence process.

     The project teams meet regularly to discuss their progress and ensure that all issues and problems are identified and properly addressed. Monthly updates and quarterly reviews are held with senior management to keep them apprised of the progress of the Year 2000 project.

     YEAR 2000 RISKS. Stilwell continues to evaluate the principal risks associated with its IT and non-IT systems, as well as third party systems if they were not to be Year 2000 ready on a timely basis. Areas that could be affected include, but are not limited to, the ability to accurately track pricing and trading information, obtain and process customer orders and investor transactions, order and obtain critical supplies, and operate equipment and control systems. In addition, the investment performance of various funds could be adversely affected if the trading prices of the capital stock of a number of companies within such funds are lower as a result of Year 2000 related issues. These risks are presently under assessment and Stilwell has no basis to form an estimate of costs or lost revenues at this time.

     Stilwell believes, however, that the risks involved with the successful completion of its Year 2000 conversion relate primarily to available resources and third party readiness. The key success factors include the proper quality and quantity of human and capital resources to address the complexity and costs of the project tasks. Stilwell has allocated substantial resources to the Year 2000 project and believes that it is
adequately staffed by employees, consultants and contractors.   The inability
to complete Year 2000 readiness for the computer systems of Stilwell could result in significant difficulties in processing and completing fundamental transactions.

     In addition, Stilwell is taking precautions to ensure its third party relationships have been adequately addressed. Based on work performed and information received to date, Stilwell believes its key suppliers, customers and other significant third party relationships will be prepared for the Year 2000 in all material respects within an acceptable time frame (or that acceptable alternatives will be available); however, management of Stilwell makes no assurances that all such parties will be Year 2000 ready within an acceptable time frame.

     In the event that Stilwell or key third parties are not Year 2000 ready, Stilwell's results of operations, financial position and cash flows could be materially adversely affected.

     CONTINGENCY PLANS. Stilwell and its subsidiaries are in the process of identifying alternative plans in the event that the Year 2000 project is not completed on a timely basis or otherwise does not meet anticipated needs. Consulting professionals have been utilized by Janus, Berger and Nelson in connection with Year 2000 efforts, including contingency planning. Stilwell is also making alternative arrangements in the event that critical suppliers, customers, utility providers and other significant third parties are not Year 2000 ready. The contingency planning and testing processes are scheduled to be completed by October 31, 1999.

     In addition, information system black-out periods have been scheduled at the various Stilwell subsidiaries, generally from third quarter 1999 through second quarter 2000. During this period, the project team and other members of the information systems group will focus all of their efforts and time toward addressing Year 2000 related issues. No new project requests or hardware/software upgrades will be allowed during this time with the exception of ongoing routine maintenance.

     YEAR 2000 COSTS. Through September 30, 1999, Stilwell has spent approximately $12 million in connection with ensuring that all computer programs are compatible with Year 2000 requirements. In addition, Stilwell anticipates future spending of approximately $1 million in connection with this process. Current accounting principles require all costs associated with Year 2000 issues to be expensed as incurred. A portion of these costs will not result in an increase in expense to Stilwell because existing employees and equipment are being used to complete the project.

     FOREIGN EXCHANGE MATTERS AND OTHER FINANCIAL INSTRUMENTS. In connection with Stilwell's investment in Nelson, an 80% owned subsidiary operating in the United Kingdom, matters arise with respect to financial accounting and reporting for foreign currency transactions and for translating foreign currency financial statements into U.S. dollars. Stilwell follows the requirements outlined in Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation", and related authoritative guidance.

     Nelson's financial statements are accounted for using the British pound as the functional currency. Any gains or losses arising from transactions not denominated in the British pound are recorded as a foreign currency gain or loss and included in the results of operations of Nelson. The translation of Nelson's financial statements from the British pound into the U.S. dollar results in an adjustment to accumulated other comprehensive income. At December 31, 1998 and September 30, 1999, the cumulative translation adjustment was not material.

     Stilwell continues to evaluate existing alternatives with respect to utilizing foreign currency instruments to hedge its U.S. dollar investment in Nelson as market conditions change or exchange rates fluctuate. At September 30, 1999, Stilwell had no outstanding foreign currency hedging instruments. Stilwell intends to respond to evolving business and market conditions in order to manage risks and exposures associated with Stilwell's various operations.

NEW ACCOUNTING PRONOUNCEMENTS.

     DERIVATIVE INSTRUMENTS. In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133 establishes accounting and reporting standards for derivative financial instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets or liabilities measured at fair value. Pursuant to an amendment by the FASB, FAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000 and should not be retroactively applied to financial statements of periods prior to adoption.

     PENSIONS AND OTHER POSTRETIREMENT BENEFITS. Statement of Financial Accounting Standards No. 132 "Employers' Disclosure about Pensions and Other Postretirement Benefits -- an amendment of FASB Statements No. 87, 88, and 106" ("FAS 132") was adopted by Stilwell in 1998. FAS 132 establishes standardized disclosure requirements for pension and other postretirement benefit plans, requires additional information on changes in the benefit obligations and fair values of plan assets, and eliminates certain disclosures that are no longer useful. The standard does not change the measurement or recognition of pension or postretirement benefit plans. The adoption of FAS 132 did not have a material impact on Stilwell's disclosures.

     SEGMENT DISCLOSURES. In 1998, Stilwell adopted the provisions of Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"). FAS 131 establishes standards for the manner in which public business enterprises report information about operating segments in annual financial statements and requires disclosure of selected information about operating segments in interim financial reports issued to stockholders. FAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of FAS 131 did not have a material impact on the disclosures of Stilwell.

     COMPREHENSIVE INCOME. Effective January 1, 1998, Stilwell adopted the provisions of Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("FAS 130"), which establishes standards for reporting and disclosure of comprehensive income and its components in the financial statements. Prior year information has been included pursuant to FAS 130. Stilwell's other comprehensive income consists primarily of unrealized gains and losses relating to investments held by Stilwell and DST as "available for sale" securities as defined by FAS 115. Stilwell records its proportionate share of any unrealized gains or losses related to these investments, net of deferred income taxes, in stockholder's equity as accumulated other comprehensive income. The unrealized gain related to these investments increased $30.1, $42.6 and $40.3 million ($18.5, $25.9 and $24.1 million, net of deferred income taxes) for the years ended December 31, 1996, 1997 and 1998, respectively, and $24.1 and $6.0 million ($15.9 and $3.6 million, net of deferred income taxes) for the nine months ended September 30, 1998 and 1999, respectively.

     MINORITY RIGHTS. In Issue No. 96-16, the Emerging Issues Task Force ("EITF 96-16") of the FASB, reached a consensus that substantive "participating" minority rights which provide the minority stockholder with the right to effectively control significant decisions in the ordinary course of an investee's business could impact whether the majority stockholder should consolidate the investee. Management evaluated the rights of the minority stockholders of its consolidated subsidiaries and concluded that application of EITF 96-16 did not affect Stilwell's consolidated financial statements.

     INTERNALLY DEVELOPED SOFTWARE. In 1998, Stilwell adopted the guidance outlined in American Institute of Certified Public Accountant's Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires that computer software costs incurred in the preliminary project stage, as well as training and maintenance costs be expensed as incurred. This guidance also requires that direct and indirect costs associated with the application development stage of internal use software be capitalized until such time that the software is substantially complete and ready for its intended use. Capitalized costs are to be amortized on a straight line basis over the useful life of the software. The adoption of this guidance did not have a material impact on Stilwell's results of operations, financial position or cash flows.

     LITIGATION. From time to time Stilwell is involved in various legal actions arising in the normal course of business. While the outcome of the various legal proceedings involving Stilwell cannot be predicted with certainty, it is the opinion of management (after consultation with legal counsel) that the litigation reserves of Stilwell are adequate and that legal actions involving Stilwell and ultimate resolution of these matters will not be material to Stilwell's consolidated financial position, results of operations or cash flows.

     REGULATORY INFLUENCE. Virtually all aspects of Stilwell's business is subject to various laws and regulations. Applicable laws include the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Employee Retirement Income Security Act of 1974, as amended ("ERISA") and various state securities and related laws (including laws in the United Kingdom). Applicable regulations include, but are not limited to, in the United States, the rules and regulations of the SEC, the Department of Labor (the "DOL"), securities exchanges and the National Association of Securities Dealers (the "NASD") and in the United Kingdom, the Investment Management Regulatory Organization Limited ("IMRO"), the Personal Investment Authority ("PIA") and the Financial Services Authority ("FSA"). While management of Stilwell is required to devote substantial time and effort in regulatory compliance issues, Stilwell does not foresee that such compliance under present statutes will impair its competitive capability or result in any material effect on results of operations.

     INFLATION. Inflation has not had a significant impact on Stilwell's operations in the past three years. Generally accepted accounting principles require the use of historical costs. Replacement cost and related depreciation expense of Stilwell's property would be higher than the historical costs reported. Any increase in expenses from these fixed costs, coupled with variable cost increases due to significant inflation, would be difficult to recover through price increases given the competitive environments of Stilwell's principal subsidiaries.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Stilwell utilizes various financial instruments which entail certain inherent market risks. Generally, these instruments have not been entered into for trading purposes. The following information, together with information included in other parts of this Management's Discussion and Analysis of Financial Condition and Results of Operations, describe the key aspects of certain financial instruments which have market risk to Stilwell.

INTEREST RATE SENSITIVITY

     Stilwell's interest sensitive liabilities include its long-term floating-rate debt obligations. At December 31, 1998 and September 30, 1999, Stilwell had no indebtedness outstanding under any line of credit.

FOREIGN EXCHANGE SENSITIVITY

     Stilwell owns 80% of Nelson, a United Kingdom based financial services corporation. In connection with this investment, matters arise with respect to financial accounting and reporting for foreign currency transactions and for translating foreign currency financial statements into U.S. dollars.
Therefore, Stilwell is exposed to fluctuations in the value of the British pound.

     As the relative price of the British pound fluctuates versus the U.S. dollar, Stilwell's proportionate share of the earnings or losses of Nelson is affected. The following table provides an example of the potential impact of a 10% change in the price of the British pound assuming that Nelson has earnings of $1,000 and using its ownership interest at December 31, 1998. The British pound is Nelson's functional currency.

Assumed Nelson Earnings                  (Pound) 1,000
Exchange Rate (to U.S. $)                     0.5 to 1
                                             ---------
Converted U.S. Dollars                          $2,000
Stilwell Ownership Percentage of Nelson             80%
                                             ---------
Assumed Earnings                                             $1,600

Assumed 10% increase in Exchange Rate        0.55 to 1
                                             ---------
Converted to U.S. Dollars                       $1,818
Stilwell Ownership Percentage of Nelson             80%
                                             ---------
Assumed Earnings                                             $1,454
                                                            -------
Effect of 10% increase in
    Exchange Rate                                           $  (146)
                                                            =======

     The impact of changes in exchange rates on the balance sheet are reflected in a cumulative translation adjustment account as a part of accumulated other comprehensive income and do not affect earnings.

     While not currently utilizing foreign currency instruments to hedge its U.S. dollar investment in Nelson, Stilwell continues to evaluate existing alternatives as market conditions and exchange rates fluctuate.

AVAILABLE FOR SALE INVESTMENT SENSITIVITY

     Both Janus and Berger invest a portion of the revenues earned from providing investment advisory services in certain of their respective sponsored funds. These investments are classified as available for sale securities pursuant to FAS 115. Accordingly, these investments are carried in Stilwell's consolidated financial statements at fair market value and are subject to the investment performance of the underlying sponsored fund. Any unrealized gain or loss is recognized upon the sale of the investment.

     Additionally, DST, a 32% owned equity investment, holds available for sale investments which may affect Stilwell's consolidated financial statements. Similarly to the Janus and Berger securities, any changes to the market value of the DST available for sale investments are reflected, net of deferred income tax, in DST's "accumulated other comprehensive income" component of its equity. Accordingly, Stilwell records its proportionate share of this amount as part of the investment in DST. While these changes in market value do not result in any impact to Stilwell's consolidated results of operations currently, upon disposition by DST of these investments, Stilwell will record its proportionate share of the gain or loss as a component of equity earnings.

EQUITY PRICE SENSITIVITY

     As noted above, Stilwell owns 32% of DST, a publicly traded company. While changes in the market price of DST are not reflected in Stilwell's consolidated results of operation or financial position, they may affect the perceived value of the Stilwell Common Stock. Specifically, the market value of DST shares at any given point in time multiplied by the number of shares owned by Stilwell provides an amount, which when divided by the outstanding number of shares of Stilwell Common Stock, derives a per share "value" presumably attributable to Stilwell's investment in DST. Fluctuations in this "value" as a result of changes in the DST market price may affect Stilwell's stock price.

     The revenues earned by Janus, Berger and Nelson are dependent on the underlying assets under management in the funds to which investment advisory services are provided. The portfolio of investments included in these various funds include combinations of equity, bond, annuity and other types of securities. Fluctuations in the value of these various securities are common and are generated by numerous factors, including, among others, market volatility, the overall economy, inflation, changes in investor strategies, availability of alternative investment vehicles, government regulations and others. Accordingly, declines in any one or a combination of these factors, or other factors not separately identified, may reduce the value of investment securities and, in turn, the underlying assets under management on which Stilwell revenues are earned.

                                  BUSINESS

BACKGROUND

     KCSI is a holding company that has owned and managed, through its direct and indirect subsidiaries, two principal business segments: rail transportation and financial services. ONLY THE FINANCIAL SERVICES SEGMENT
IS INCLUDED IN THE DISTRIBUTION. The primary entities comprising the financial services segment are Janus, an approximately 82% owned subsidiary; Berger LLC ("Berger"), of which Stilwell owns 100% of Berger preferred limited liability company interests and approximately 86% of the Berger regular limited liability company interests; Nelson, an 80% owned subsidiary; DST, an equity investment in which KCSI holds an approximately 32% interest, and the Miscellaneous Corporations. Janus is the principal business of the financial services segment of KCSI, representing 96% of assets under management at September 30, 1999 and 95% of revenues and 88% of net income for the nine months ended September 30, 1999. The businesses which comprise the financial services segment offer a variety of asset management and related financial services to registered investment companies, retail investors, institutions and individuals.

     After extensive review and discussion, the Board of Directors of KCSI concluded that it is in the best interests of KCSI and its stockholders for KCSI to focus on the rail transportation business and for a separate company to focus on the financial services business. See "The Distribution-Background and Reasons for the Distribution." On January 23, 1998, KCSI formed Stilwell as a holding company for the group of businesses and investments that comprised the financial services segment of KCSI. In connection with the Distribution, KCSI transferred to Stilwell KCSI's investments in Janus, Berger, Nelson, DST, the Miscellaneous Corporations and certain other financial services-related assets, and Stilwell assumed all of KCSI's liabilities associated with the assets transferred, effective July 1, 1999.

STILWELL FINANCIAL, INC.

     Stilwell Financial, Inc. is a holding company that manages its investments in the principal subsidiaries and equity investments more particularly described below and elsewhere in this Information Statement. The functions performed by Stilwell Financial, Inc. include consolidated accounting; consolidated tax return preparation and filing; corporate secretarial functions; banking and financing; administration of retirement and stock option plans; internal auditing; investor relations; analysis and evaluation of acquisition and strategic business opportunities; insurance assessment and coverage and holding company legal services.

STILWELL'S PRINCIPAL SUBSIDIARIES AND EQUITY INVESTMENTS

     JANUS CAPITAL CORPORATION
     -------------------------

     Janus and its adviser subsidiaries are investment advisers registered with the SEC or other regulatory bodies, and are the investment advisers or sub-advisers to the Janus Advised Funds and Janus Sub-Advised Funds and Private Accounts. As of September 30, 1999, Janus had total assets under management of $165.0 billion, of which $132.8 billion were in the Janus Advised Funds and the remainder were in the Janus Sub-Advised Funds and Private Accounts. Janus primarily offers equity portfolios to investors, which comprised approximately 95% of total assets under management for Janus and its affiliates at September 30, 1999. At that date, funds advised by Janus had more than 4.0 million shareowner accounts. For the five-year period ended September 30, 1999, Janus' total assets under management increased 629 percent.

     Janus Management Corporation was formed in 1969 by Thomas H. Bailey (Janus' current president and chairman) and served as the initial investment adviser to the Janus Advised Funds, which began selling shares in 1970. Janus Capital Corporation was incorporated on June 27, 1978 as Bailey & Griffiths, Ltd. (Bailey & Griffiths, Ltd. was the successor to an investment adviser partnership which originally was named Logan Capital Management). In 1984, Janus Management Corporation was merged into Janus Capital Corporation. In 1984 and 1985, KCSI acquired an 80% ownership interest in Janus. Subsequent sales of stock in 1995, 1997, 1998 and 1999 resulted in approximately 6% of Janus being owned by approximately 63 employees (subject to vesting), in addition to the 12% owned by Mr. Bailey, as of September 30, 1999.

     Janus has three wholly-owned subsidiaries. One such subsidiary, Janus Service Corporation ("Janus Service"), provides administrative and shareowner services to the Janus Advised Funds, and is a registered transfer agent. Another subsidiary, Janus Distributors, Inc. ("Janus Distributors"), serves as a distributor of the Janus Advised Funds and is a registered broker-dealer. The other wholly-owned subsidiary, Janus Capital International, Ltd. ("Janus International"), executes securities trades from London and is a registered company with IMRO.

     The following table sets forth (in millions) beginning assets, the changes during each period and ending assets for the Janus Advised Funds and the Janus Sub-Advised Funds and Private Accounts.

                                                                                            Nine Months
                                             Year Ended December 31,                    Ended September 30,
                           1994       1995        1996         1997          1998        1998         1999
                           ----       ----        ----         ----          ----        ----         ----

Janus Advised Funds:
  Beginning Assets      $17,739.5  $18,013.2   $24,633.7   $37,123.0     $54,572.2   $54,572.2   $86,983.3
    Net Sales               438.4    1,487.8     7,487.0     9,141.6      11,848.0     9,052.7    28,630.7
    Appreciation
    (depreciation)         (164.7)   5,132.7     5,002.3     8,307.6      20,563.1     4,574.2    17,170.8
                         --------  ---------   ---------   ---------      --------    --------    --------
  Ending Assets          18,013.2   24,633.7    37,123.0    54,572.2      86,983.3    68,199.1   132,784.8
                         --------  ---------   ---------   ---------      --------    --------    --------

Janus Sub-Advised Funds
and Private Accounts:
  Beginning Assets        4,434.1    4,848.2      6,495.3     9,551.2      13,224.6    13,224.6     21,274.3
    Net Sales (redemptions) 667.8     (148.0)     1,812.4     1,576.1       1,529.3       523.1      6,013.5
    Appreciation
      (depreciation)       (253.7)   1,795.1      1,243.5     2,097.3       6,520.4     2,084.5      4,850.0
                         --------   -------      -------    --------     ---------    --------    --------
  Ending Assets           4,848.2    6,495.3      9,551.2    13,224.6      21,274.3    15,832.2     32,137.8
                         --------   -------      -------    --------     ---------    --------    --------

Total assets
  under management      $22,861.4  $31,129.0    $46,674.2   $67,796.8    $108,257.6   $84,031.3   $164,922.6
                        =========  =========    =========   =========    ==========   =========   ==========

JANUS INVESTMENT MANAGEMENT

     Pursuant to investment advisory agreements with each of the Janus Advised Funds and the Janus Sub-Advised Funds and Private Accounts, Janus provides overall investment management services. The investment advisory agreements generally provide that Janus will furnish continuous advice and recommendations concerning investments and reinvestments in conformity with the investment objectives and restrictions of the applicable fund or account. With respect to the Janus Advised Funds and the Janus Sub-Advised Funds, each investment advisory agreement must be approved and renewed annually by the fund's Board of Directors or Trustees who are not "interested persons" (as defined in the 1940
Act) of any such party. Amendments to such agreements generally must be approved by a majority of the shareowners of the affected fund and a majority of the Trustees or Board of Directors of the affected fund, including the Trustees or Directors who are not "interested persons" of that fund or Janus. Each agreement automatically terminates in the event of its "assignment" (as defined in the 1940 Act or the Advisers Act) and either party may terminate the agreement without penalty after written notice. The Distribution is not expected to result in a change of control of Janus and therefore under the applicable rules of the SEC would not constitute such an assignment.

     Janus derives its revenue and net income primarily from diversified investment advisory services provided to the Janus Advised Funds and the Janus Sub-Advised Funds and Private Accounts. For the year ended December 31, 1998, Janus derived approximately $508 million in revenue from investment advisory services, representing approximately 81% of total revenue for Janus.
Investment advisory fees for the Janus Advised Funds and the Janus Sub-Advised Funds and Private Accounts are negotiated separately and subject to extreme market pressures. Such fees vary depending on the type of the fund or account and the size of the assets managed, with fee rates above specified asset levels being reduced. The fees for the Janus Advised Funds generally range from .20% to .75% depending on the type of portfolio and the amount of assets under management. With respect to the Janus Advised Funds, Janus may from time to time agree to waive all or a portion of its management fees, agree to expense caps and/or waive all or a portion of the operating expenses for marketing reasons. Additional information on the services provided to and all fees payable by the Janus Advised Funds and the Janus Sub-Advised Funds is contained in the prospectus for each of the funds, copies of which are available from Janus. The Private Accounts' fees generally are computed on the basis of the market value of the assets managed at the end of the preceding month and generally are paid in arrears on a monthly basis.

     The Janus Advised Funds and the Janus Sub-Advised Funds generally bear the expenses associated with the operation of each fund and the issuance and redemption of its securities, except that advertising, promotional, and sales expenses of the Janus Advised Funds are assumed by Janus. In particular, the expenses for the Janus Advised Funds and the Janus Sub-Advised Funds include but are not limited to investment advisory fees; shareowner servicing fees and expenses; transfer agent fees and expenses; custodian fees and expenses; legal and auditing fees; expenses of preparing, printing, and mailing prospectuses and shareowner reports distributed to existing shareowners; registration fees and expenses; proxy and annual meeting expenses (if any); and outside directors' fees and expenses. Certain of these services are furnished to the Janus Advised Funds by Janus Service. The investment advisory agreements with the Janus Advised Funds provide that the Janus Advised Funds reimburse Janus for expenses incurred by Janus in providing certain services to the Janus Advised Funds.

JANUS DISTRIBUTION SERVICES AND THIRD PARTY DISTRIBUTION

     Pursuant to a distribution agreement, Janus Distributors acts as principal underwriter for and distributes the Janus Advised Funds. Janus expends substantial resources in media advertising and direct mail communications to its existing and potential Janus Advised Funds' shareowners and in providing a staff and telecommunications equipment to respond to inquiries via toll-free telephone lines. Such expenses, particularly advertising, are expected to continue to increase.

     Janus Distributors acts pursuant to distribution agreements that must be approved and renewed annually by the Trustees or by vote of a majority of the outstanding securities of the Janus Investment Fund or, with respect to the retirement shares class of the Janus Aspen Series, the Janus Aspen Series, and, in any case, by vote of a majority of the Trustees who are not "interested persons" (as that term is defined in the 1940 Act) of the Janus Advised Funds. The distribution agreements are subject to termination by each fund or Janus Distributors (or, with respect to the retirement shares class of the Janus Aspen Series, by an individual portfolio) on 60 days' written notice and terminate automatically in the event of their "assignment" (as defined in the 1940 Act). The Distribution is not expected to result in a change of control of Janus and therefore under the applicable rules of the SEC
would not constitute such an assignment.   Janus Investment Fund does not
compensate Janus Distributors for its services under the distribution agreement, but Janus Distributors may be reimbursed by Janus for certain expenses in distributing shares.

     Many of the Janus funds are available through mutual fund supermarkets and other third party distribution channels. Such distribution channels provide an alternative to the direct sales approach utilized by Janus with most of its funds. All shareowner accounting and servicing is handled by the mutual fund supermarket or third party sponsor and Janus pays a fee equal to a percentage of the assets under management acquired through such distribution channels to the appropriate sponsor for these services. As of December 31, 1997 and 1998, approximately 28% and 30%, respectively, of total Janus assets under management were generated through these third party distribution channels.

JANUS ADMINISTRATIVE AND SHAREOWNER SERVICES

     Pursuant to transfer agency agreements with each of the Janus Advised Funds, Janus Service performs accounting, recordkeeping and shareowner services for the funds and their shareowners. Each fund pays Janus Service fees for these services. Complete information on the services provided to and all fees payable by the Janus Advised Funds is contained in the prospectus for each of the funds, copies of which are available from Janus. The accounting services provided include maintaining all shareowner accounts; mailing shareowner reports and prospectuses; withholding taxes on nonresident alien and foreign corporation accounts; backup withholding for pension and deferred income; preparing and mailing checks for disbursement of income dividends and capital gains distributions; preparing and filing various U.S. Treasury Department forms (such as Form 1099-DIV and B) for all shareowners; preparing and mailing confirmation forms to shareowners and dealers with respect to all purchases and redemptions of shares and other transactions in shareowner accounts for which confirmations are required; recording reinvestments of dividends and distributions in shares; and, as necessary, preparing shareowner meeting lists; mailing proxies; and receiving and tabulating proxies.

     Shareowner servicing functions include maintenance of a staff to respond to all telephone inquiries from existing shareowners. Janus Service has purchased or leased sophisticated telecommunications systems to handle inquiries from existing shareowners. "Intelligent" workstation applications, document imaging, an automated work distributor and an automated call management system are used by customer service and back office personnel. Additionally, Janus Service offers investors access to their accounts, with the ability to perform certain transactions, using touch tone telephones or personal computers. These services are supported through a distributed automated voice response system and an interactive Internet web site called www.janus.com.

     In addition, Janus Service provides all administrative and operational support for the Janus Advised Funds, including accounting, tax reporting, compliance, institutional sales, in-house legal, marketing, public relations, and federal and blue sky registration and reporting.

     The transfer agency agreements with each of the Janus Advised Funds must be approved and renewed annually by the Trustees of the Janus Advised Funds or by an affirmative vote of a majority of the outstanding voting securities of each of the Janus Advised Funds and in either case by vote of a majority of the Boards of Trustees who are not "interested persons" (as defined in the 1940 Act) of any such party. Amendments to the agreements of the Janus Advised Funds generally must be approved by a majority of the Trustees of the affected fund. Each agreement may only be assigned with the prior written consent of the other party and either party may terminate the agreement without penalty after written notice of at least 60 days.

     From time to time, Janus Service contracts with DST to provide fund accounting and shareowner recordkeeping services to the Janus funds. In addition, DST Securities, Inc., a wholly-owned subsidiary of DST, is designated as an introductory broker on certain portfolio transactions.

JANUS PORTFOLIO MANAGEMENT AND RESEARCH

     Janus' investment philosophy embraces a belief that the earnings growth of individual companies ultimately determines the valuation of their stock. For this reason, Janus' proprietary analysis is geared to understanding the earnings potential of the companies in which it invests. Janus believes that intensive research, focusing on the fundamental factors affecting the business prospects of companies, can uncover growth opportunities.

     Janus portfolios are constructed one security at a time rather than in response to preset regional, country, economic sector, or industry diversification guidelines. Security selection is based on the earnings growth outlook for individual companies, wherever they may exist, with all other factors being a residual of the investment process. Likewise, cash position is a function of the ability to find attractive investment opportunities at reasonable valuations. Cash may occasionally build during periods of high equity valuations when otherwise appealing investments appear to be expensive relative to their growth prospects.

     Emphasizing the propriety work of Janus' own analysts, more than 90% of research is performed in-house. Securities analysts follow a large universe of stocks, reviewing earnings reports, corporate and industry developments, trading activity, research reports and other data. For a smaller universe of companies, very close and continuing scrutiny is applied, including direct contacts with corporate management, analysis of contracts with competitors, customers and suppliers, frequent on-site visitation of facilities, media coverage, and other qualitative factors. Hundreds of individual companies are visited each year, and many more visit Janus' offices in Denver and London. Particularly close attention is paid to a company's stock on occasions when earnings estimates differ significantly from the rest of the investment community.

     Janus does not employ a committee system of portfolio management. Subject to general oversight by the senior officer of the investment management group, each portfolio manager has autonomy in security selection and is able to implement portfolio decisions immediately with the goal of providing timeliness in trade execution.

     Janus focuses on common stocks of two types of companies - those experiencing or expected to experience above-average unit growth relative to their peer group or the economy generally; and those realizing or expected to realize positive change as a result of catalysts such as new product development, an improved regulatory environment, changing demographics or strong management team. Restructurings, acquisitions or divestitures are also significant factors in analyzing a company's potential growth.

     BERGER LLC
     ----------
     Berger is an investment adviser registered with the SEC and serves as an investment adviser to the Berger One Hundred Fund, the Berger Growth and Income Fund, the Berger Investment Portfolio Trust (comprising the Berger
Small Company Growth Fund, the Berger New Generation Fund, the Berger
Balanced Fund, the Berger Select Fund, the Berger Mid Cap Growth Fund, the Berger Mid Cap Value Fund and the Berger Information Technology Fund
(offering investor and institutional share classes)), the Berger Omni Investment Trust (comprising the Berger Small Cap Value Fund (offering investor and institutional share classes)) and a portion of the Berger Institutional Products Trust (with respect to the Berger IPT-100 Fund, Berger IPT-Growth and Income Fund and Berger IPT-Small Company Growth Fund) (collectively, the "Berger Advised Funds"). Berger also serves as investment adviser to certain registered mutual funds and separate accounts
(collectively, the "Berger Sub-Advised Funds"). Berger owns 50% of BBOI in a joint venture with BIAM. Berger and BIAM are currently negotiating the sale of Berger's interest in BBOI to BIAM and, alternatively, the dissolution of BBOI. BBOI serves as the investment adviser and sub-administrator to the Berger/BIAM Worldwide Portfolios Trust (which serves as a master portfolio for the Berger/BIAM International Fund, the International Equity Fund and the Berger/BIAM International Core Fund, all series of the Berger/BIAM Worldwide Funds Trust) and the Berger/BIAM IPT International Fund (a series of the
Berger Institutional Products Trust), all open end management investment companies, as well as administrator to the Berger/BIAM Worldwide Funds Trust (collectively, the "Berger/BIAM Funds"). Moreover, BBOI acts as investment adviser to the BBOI Sub-Advised Funds. Berger owns 80% of B/B Isle in a joint venture with Bay Isle Financial Corporation. B/B Isle serves as investment adviser to the B/B Isle Separate Accounts. The Berger Advised
Funds and Berger Sub-Advised Funds are collectively referred to as the "Berger Funds." The Berger Advised Funds, Berger Sub-Advised Funds, Berger/BIAM Funds, BBOI Sub-Advised Funds and B/B Isle Separate Accounts are collectively referred to as the "Berger Complex." As of September 30, 1999, the Berger Complex (as defined in "Business--Stilwell's Principal Subsidiaries and Equity Investments-Berger LLC") had total assets under management of $4.9 billion. Of this amount, Berger managed $3.8 billion in the Berger Advised Funds and $0.4 billion in the Berger Sub-Advised Funds; BBOI managed $0.3 billion in the Berger/BIAM Funds and $0.4 billion in the BBOI Sub-Advised Funds; and B/B Isle managed less than $0.1 billion in the B/B Isle Separate Accounts. As of September 30, 1999, funds included in the Berger Complex had more than 243,000 shareowner accounts. For the five-year period ended September 30, 1999, assets under management in the Berger Complex increased by 68%. See "Business-Stilwell's Principal Subsidiaries and Equity Investments-Berger LLC."

     Berger was incorporated on April 23, 1973 as Robert Fleming Services Corp. On May 22, 1973, Robert Fleming Services Corp. changed its name to Fleming Berger Associates, Inc. On February 23, 1975 the name was changed to Berger Associates, Inc. In 1974, Berger's predecessors began managing the Berger One Hundred Fund and the Berger One Hundred and One Fund (renamed the Berger Growth and Income Fund in 1996). KCSI acquired a minority interest in Berger in 1992, which interest KCSI increased to over 80% in 1994, and then to 100% in 1997. During 1996, Berger entered into a joint venture agreement with BIAM, forming BBOI to develop and market a series of international and global mutual funds. In late 1998, Berger entered into a joint venture arrangement with Bay Isle Financial Corporation, forming B/B Isle to manage separate accounts, primarily large cap value accounts. The Berger Complex currently maintains eleven retail mutual fund products and eight institutional mutual fund products of which BBOI advises one and three, respectively. On September 30, 1999, Berger Associates, Inc. assigned and transferred its operating assets and business to its subsidiary, Berger LLC, and then changed its name to Stilwell Management, Inc. Stilwell Management, Inc. owns 100% of the preferred limited liability company interests and approximately 86% of the regular limited liability company interests of Berger LLC. The remaining 14% of regular limited liability company interests was issued to key Stilwell Management, Inc. and Berger LLC employees, resulting in a noncash compensation charge. Stilwell Management, Inc. also holds the 32% equity investment in DST.

     Berger Distributors LLC, a wholly-owned subsidiary of Berger LLC ("Berger Distributors"), which converted from a Colorado corporation to a Colorado limited liability company on September 30, 1999 serves as distributor of the Berger Advised Funds and Berger/BIAM Funds and is a limited registered broker-dealer.

     The following table sets forth (in millions) beginning assets, the changes during each period and ending assets for the Berger Advised Funds, the Berger/BIAM Funds, the Berger Sub-Advised Funds and BBOI Sub-Advised Funds.


                                                                                           Nine Months
                                                 Year Ended  December 31,              Ended September 30,
                                 1994         1995        1996        1997       1998     1998    1999
                                 ----         ----        ----        -----      ----     ----    ----

Berger Advised Funds:
   Beginning assets           $3,062.7 (a)  $2,870.6   $3,134.1   $3,272.7  $3,178.8   $3,178.8   $3,274.0
   Net sales (redemptions)       (22.7)       (340.3)    (225.4)    (559.9)   (284.8)    (262.8)      80.6
     Appreciation (depreciation)(169.4)        603.8      364.0      466.0     380.0     (292.3)     483.1
                               -------       -------    -------    -------   -------    -------    -------
   Ending assets               2,870.6       3,134.1    3,272.7    3,178.8   3,274.0    2,623.7    3,837.7
                               -------       -------    -------    -------   -------    -------    -------
Berger/BIAM Funds:
   Beginning assets              --             --          --        38.6     127.4      127.4      209.8
     Net sales                   --             --         36.7       87.1      57.8       59.7       32.0
     Appreciation                --             --          1.9        1.7      24.6       (9.6)      19.7
                               -------       -------    -------    -------   -------    -------    -------
Ending assets                    --             --         38.6      127.4     209.8      177.5      261.5
                               -------       -------    -------    -------   -------    -------    -------
Berger and BBOI Sub-Advised Funds:
   Beginning assets              113.7 (a)     118.9      188.0      342.2     487.4      487.4      507.3
     Net sales (redemptions)      13.4          53.6      119.1       31.0    (444.4)    (208.9)      60.4
     Appreciation
     (depreciation)               (8.2)         15.5       35.1      114.2     464.3      333.1      279.2
                               -------       -------    -------    -------   -------    -------    -------
   Ending assets                 118.9         188.0      342.2      487.4     507.3      611.6      846.9
                               -------       -------    -------    -------   -------    -------    -------
Total assets under
   management                 $2,989.5      $3,322.1   $3,653.5   $3,793.6  $3,991.1   $3,412.8   $4,946.1
                              ========      ========   ========   ========  ========   ========   ========

<F1>
(a) Balance as of 10/31/94 as KCSI acquired controlling interest in Berger on 10/14/94

BERGER INVESTMENT MANAGEMENT

     Berger provides investment advisory services to the Berger Funds. In addition, BBOI serves as the investment adviser to the Berger/BIAM Funds. Such investment advisory services for both retail and institutional funds are provided pursuant to investment advisory agreements which have been approved by, and the continuation of which is approved on an annual basis by, each of the Board of Directors or Trustees of the Berger Funds or Berger/BIAM Funds or by an affirmative vote of a majority of the outstanding voting securities of each of the Berger Funds or Berger/BIAM Funds and in either case by vote of a majority of the Board of Directors or Trustees who are not "interested persons" (as that term is defined in the 1940 Act) of the Berger Funds, the Berger/BIAM Funds, Berger or BBOI. The investment advisory agreements generally provide that Berger and BBOI manage the investment and reinvestment of assets of the Berger Funds and Berger/BIAM Funds, respectively, in conformity with their investment objectives and restrictions. Amendments to such investment advisory agreements generally must by approved by a majority of the shareowners of the affected fund and a majority of the Trustees or Board of Directors of the affected fund, including the Trustees or Directors who are not "interested persons" (as defined in the 1940 Act) of that fund or Berger. The investment advisory agreements with the Berger Funds and Berger/BIAM Funds are generally terminable without penalty by either party with written notice. Each agreement automatically terminates in the event of its "assignment" (as defined in the 1940 Act). The Distribution is not expected to result in a change of control of Berger and therefore under the applicable rules of the SEC would not constitute such an assignment.

     Berger and BBOI derive revenue primarily from investment advisory services provided to the Berger Advised Funds and Berger/BIAM Funds, respectively. For the year ended December 31, 1998, Berger derived approximately $26.7 million in revenue from investment advisory services provided to the Berger Advised Funds, representing approximately 80% of total revenue of Berger. For the year ended December 31, 1998, BBOI derived approximately $2.7 million in revenue from investment advisory services provided to the Berger/BIAM Funds, representing approximately 90% of total revenue of BBOI. Berger's and BBOI's revenues from investment advisory fees for each of the Berger Advised Funds and Berger/BIAM Funds are negotiated separately with each fund. The investment advisory fees for these funds vary depending on the type of fund. They generally range from .70% to
 .90% depending on the type of fund. Berger and BBOI from time to time may agree to waive all or a portion of their investment advisory fees and/or assume all or a portion of the operating expenses of a Berger Advised Fund or Berger/BIAM Fund for competitive reasons. Additional information on the services provided to and all fees payable by the Berger Advised Funds and Berger/BIAM Funds is contained in the prospectus for each of the funds, copies of which are available from Berger. The management fees for the Berger Sub-Advised Funds, BBOI Sub-Advised Funds and B/B Isle Separate Accounts vary depending upon the type of fund or account and, in some circumstances, size of assets managed, with fee rates above specified asset levels being reduced.

     Berger and BBOI generally pay most expenses incurred in connection with Berger's and BBOI's provision of investment management and advisory services to the Berger Funds and the Berger/BIAM Funds, respectively. All charges and expenses other than those specifically assumed by Berger and BBOI are paid by the Berger Funds and Berger/BIAM Funds. Such expenses include, but are not limited to, brokerage commissions, custodian and transfer agency fees, legal and accounting expenses, administrative expenses, interest charges and the expenses of printing and distributing reports to shareowners.

BERGER ADMINISTRATIVE SERVICES

     Under a separate administrative services agreement with respect to each of the Berger Funds, Berger performs certain administrative and recordkeeping services not otherwise performed by the Berger Fund's custodian and recordkeeper, including the supervision of the Funds' vendors and the preparation of financial statements and reports to be filed with the SEC and state regulatory authorities. Each Berger fund pays Berger fees for these services in addition to the investment advisory fees paid under the investment advisory agreements. The administrative services fees may be changed by each fund's Board of Directors or Trustees without shareowner approval.

     Under administrative services agreements with the Berger/BIAM Funds, BBOI serves as the administrator of the Berger/BIAM Funds. In this capacity, BBOI is responsible for administering and managing all aspects of the Berger/ BIAM Fund's day-to-day operations, subject to the oversight of the Trustees or Board of Directors of the Berger/BIAM Funds. BBOI is responsible, at its expense, for furnishing (or procuring other parties to furnish) all administrative services reasonably necessary for the operation of the Berger/ BIAM Funds, including but not limited to recordkeeping and pricing services, custodian services and transfer agency and dividend disbursing services. The Berger/BIAM Funds pay BBOI fees for these services in addition to the investment advisory fees paid under the investment advisory agreements.

     Under a sub-administration agreement between BBOI and Berger, Berger has been delegated the responsibility to perform certain of the administrative and recordkeeping services required under BBOI's administrative services agreements and to procure, at BBOI's expense, third parties to provide the services not provided by Berger. Under the sub-administration agreement, Berger is paid certain fees by BBOI for its services. During certain periods, Berger may voluntarily waive all or a portion of its fee from BBOI, which will not affect the fee paid by the Berger/BIAM Funds to BBOI under the administrative services agreement. Additional information on the services provided to and the fees payable by the Berger Advised Funds and Berger/BIAM Funds is contained in the prospectus for each of the funds, copies of which are available from Berger.

     The administrative services agreements for the Berger/BIAM Funds must be approved and renewed annually by the Board of Directors or Trustees of the Berger/BIAM Funds or by an affirmative vote of a majority of the outstanding voting securities of each of the Berger/BIAM Funds and in either case by vote of a majority of the Board of Directors or Trustees who are not "interested persons" (as defined in the 1940 Act) of any such party. Amendments to the agreements of the Berger Funds and Berger/BIAM Funds generally must be approved by a majority of the Trustees or Board of Directors of the affected fund. Each agreement may only be assigned with the prior written consent of the other party and either party may terminate the agreement without penalty after written notice.

BERGER DISTRIBUTION SERVICES AND THIRD PARTY DISTRIBUTION

     Berger Distributors, as the distributor of the Berger Advised Funds and Berger/BIAM Funds, is the principal underwriter of all the shares of such funds. Berger Distributors is registered with the NASD and the SEC as a limited registered broker-dealer. Berger Distributors acts as the agent of the Berger Advised Funds and Berger/BIAM Funds in connection with the sale of each fund's shares in all states in which the shares are eligible for sale and in which Berger Distributors is qualified as a broker-dealer. Berger Distributors continuously offers shares of the Berger Funds and Berger/BIAM Funds and solicits orders to purchase shares at net asset value. In its capacity as distributor, Berger Distributors utilizes Berger to perform such distribution services. Berger Distributors supervises Berger in this capacity.

     Berger Distributors acts pursuant to a distribution agreement that must be approved and renewed annually by the Board of Directors or Trustees or by vote of a majority of the outstanding securities of the Berger Advised Funds and Berger/BIAM Funds and in either case by vote of a majority of the Board of Directors or Trustees who are not "interested persons" (as defined in the 1940
Act) of the Berger Advised Funds, Berger/BIAM Funds or Berger Distributors.
The distribution agreement is subject to termination by each fund or Berger Distributors on written notice and terminates automatically in the event of its "assignment" (as defined in the 1940 Act). The Distribution is not expected to result in a change of control of Berger and therefore under the applicable rules of the SEC would not constitute such an assignment. Berger Distributors is not compensated for its services under the distribution agreement, but is reimbursed by Berger for its costs in distributing shares.

     Since 1992, Berger has participated in arrangements with broker-dealers, recordkeepers and administrators to provide sub-accounting and/or other services to investors purchasing shares of the funds in the Berger Complex through investment programs, such as no-transaction fee programs and mutual fund supermarkets. Many of the Berger funds are available through mutual fund supermarkets and other third party distribution channels. Such distribution channels provide an alternative to the direct sales approach utilized by Berger with most of its funds. All shareowner accounting and servicing is handled by the mutual fund supermarket or third party sponsor and Berger pays a fee equal to a percentage of the assets under management acquired through such distribution channels to the appropriate sponsor for these services. As of December 31, 1997 and 1998, approximately 26% and 28%, respectively, of total Berger assets under management were generated through these third party distribution channels.

BERGER MARKETING SERVICES

     Marketing within Berger is balanced between institutional and retail distribution opportunities. Retail marketing, which traces back to the inception of Berger, is focused on serving and cross-selling to existing fund shareowners. Institutional marketing, an effort that began in late 1995, pursues opportunities with pension, profit-sharing and high net worth investors through relationships with consulting, advisory and brokerage firms, insurance companies and banks. Institutional assets now comprise one-third of Berger's assets under management.

     The Berger Funds and Berger/BIAM Funds are sold as no-load funds and distributed primarily through direct marketing and third party intermediaries, such as broker-dealers, and retirement plan administrators. Certain of the Berger Funds and Berger/BIAM Funds sold in retail markets have approved distribution plans ("12b-1 Plans") pursuant to Rule 12b-1 under the 1940 Act. The 12b-1 Plans provide that Berger shall engage in activities that are intended to result in sales of the shares of the Berger Funds or Berger/BIAM Funds. Such activities include advertising, marketing and promotion, printing and distributing prospectuses and sales literature and support services. In addition, Berger, BBOI and certain mutual funds for whom they serve as an administrator or sub-administrator have entered into agreements with certain broker-dealers or other organizations (such as recordkeepers and administrators) to provide subtransfer agency, recordkeeping, shareowner communications, subaccounting and/or other services to investors who have purchased shares of the Berger Funds or Berger/BIAM Funds through investment programs or pension plans established or serviced by such organizations.
As a result, Berger, BBOI or a fund (if approved by its Board of Directors or Trustees) may pay fees to such companies for their services. The agreements pursuant to which such services are performed are generally terminable upon 90 days written notice. However, fees under such agreements are generally continual despite such termination so long as the contracted services are provided to those shareowners who purchased shares under the program.
Complete information on the services provided to and the fees payable by the Berger Advised Funds and Berger/BIAM Funds is contained in the prospectus for each of the funds, copies of which are available from Berger. The 12b-1 Plans must be approved and renewed on an annual basis by each of the Board of Directors or Trustees of the Berger Funds or Berger/BIAM Funds and by an affirmative vote of those members of the Board of Directors or Trustees who are not "interested persons" (as defined in the 1940 Act) of the Berger Funds or Berger/BIAM Funds, as the case may be, and have no direct or indirect financial interest in the operations of the 12b-1 Plans or any related agreements. Amendments to such agreements generally must be approved by a majority of the shareowners of the affected Fund and a majority of the Board of Directors or Trustees of the affected Fund who are not "interested person"
(as defined in the 1940 Act) and have no direct or indirect financial interest in the operations of the 12b-1 Plans or any related agreements. Each 12b-1
Plan may be terminated by a vote of a majority of the Board of Directors or Trustees of the Fund or a majority of the Fund's outstanding voting securities.

     Berger maintains a sales staff funded by Berger to market directly to new institutional investors and to serve current investors in the institutional funds. Sales of the institutional funds are made directly or through banks and other financial institutions. In addition, certain banks and financial institutions invest in institutional funds through financial intermediaries such as broker-dealers. Neither Berger nor BBOI has any marketing responsibility for Berger Sub-Advised Funds or BBOI Sub-Advised Funds.
Berger also has marketing responsibility for B/B Isle Separate Accounts.

BERGER SHAREOWNER SERVICES

     The Berger Advised Funds and Berger/BIAM Funds have agreements with a trust company to provide accounting, recordkeeping and pricing services, custody services, transfer agency, dividend disbursing and shareowner services. The trust company has engaged DST as sub-agent to provide transfer agency and dividend disbursing services for the Berger Advised Funds and Berger/BIAM Funds.

     As recordkeeping and pricing agent, the trust company calculates the daily net asset value of each of the Berger Advised Funds and Berger/BIAM Funds and performs certain accounting and recordkeeping functions required by the Berger Advised Funds and Berger/BIAM Funds. The trust company, as custodian, and its subcustodians have custody and provide for the safekeeping of the securities and cash of the Berger Advised Funds and Berger/BIAM Funds, and receive and remit the income thereon as directed by the management of the Berger Advised Funds and Berger/BIAM Funds. As sub-transfer agent and dividend disbursing agent, the trust company (through DST, as sub-agent) maintains all shareowner accounts of record; assists in mailing all reports, proxies and other information to the shareowners of the Berger Advised Funds and Berger/BIAM Funds; calculates the amount of, and delivers to the shareowners of the Berger Advised Funds and Berger/BIAM Funds, proceeds representing all dividends and distributions; and performs other related services.

     In addition to these services, investors have access to their accounts with the ability to perform certain transactions using personal computers. These services are supported through an Internet site called www.bergerfunds.com.
At this site, investors may also obtain account information and learn general history and information regarding Berger, the Berger Funds and the Berger/BIAM Funds.

BERGER PORTFOLIO MANAGEMENT AND RESEARCH

     Berger's principal method of securities evaluation is based on growth-style investing, using a "bottom-up" fundamental research and valuation analysis undertaken by its internal staff of full-time research analysts, supplemented by research undertaken by Berger's portfolio managers. Berger's growth-style approach toward equity investing requires the companies in which Berger invests to have high relative earnings per share growth potential, to participate in large and growing markets, to have a strong management team, to have strong overall financial characteristics, and to have above average expected total returns. Analysts and portfolio managers of Berger often meet personally with the management of the companies in which Berger invests. The main sources of information Berger uses include financial publications and on-line services, inspections of activities (including company visits and interviews), research materials prepared in-house and by others, corporate rating services, SEC filings and company press releases. Berger holds frequent investment strategy meetings in which portfolio managers and research analysts discuss investment strategy.

     Berger and BIAM formed BBOI to bring international investment products to investors. These investment products focus on long-term capital appreciation pursued by investing in a portfolio consisting primarily of common stocks of well-established foreign companies. The investment manager for these funds identifies economic and business themes that are believed to provide a favorable framework for selecting stocks and selects individual companies best positioned to take advantage of opportunities presented by these themes. The investment manager generally looks for companies with securities that are fundamentally undervalued relative to their long-term prospective earnings growth rates, their historic valuation levels and their competitors. In addition, the investment manager searches for companies with business operations predominantly in well-regulated and more stable foreign markets and companies with substantial size and liquidity, strong balance sheets, proven management and diversified earnings.

     Certain of the Berger Advised Funds emphasize value-style investing. These investment products focus on capital appreciation. In pursuit of that goal, these funds primarily invest in companies that are out of favor with markets or otherwise believed to be undervalued. The investment managers of these funds generally look for companies with low prices relative to their assets, earnings and cash flows or companies with competitive advantages because of quality products and services, strong balance sheets and exceptional management. The B/B Isle Separate Accounts also emphasize value-style investing. This product focuses on companies with strong fundamentals and management that are at discounts to their estimated fair value and are expected to outperform their peers.

     NELSON MONEY MANAGERS PLC
     -------------------------

     Founded in Chester, England as a general brokerage firm in 1970, Nelson began specializing in the provision of investment advice and planning in 1980. In 1988, a separate asset management division was incorporated and regulatory approval was obtained to carry on the investment management business. At the same time, Nelson began an expansion program and since that time has opened regional offices in Durham, Bath, York, London and Lichfield in England and Stirling in Scotland. In April 1998, KCSI purchased an 80% equity interest in Nelson.

     Nelson provides investment advice and investment management services in the United Kingdom, primarily to individuals who are retired or contemplating retirement. In order to reach these clients, Nelson has traditionally performed financial planning seminars for employees of companies in the United Kingdom. At these seminars, Nelson's investment advisers outline the range of investment strategies and instruments available to individual investors. At a subsequent meeting, Nelson's investment advisers discuss the advantages and disadvantages of these strategies and instruments and recommendations are made in writing. More recently, Nelson has also been offering services directly to the public via advertisements in the media.
At September 30, 1999, Nelson employed approximately 40 investment advisers and managed approximately $1.2 billion ((Pound)750 million) in assets. At September 30, 1999, Nelson managed assets for more than 13,000 individuals. For the five-year period ended September 30, 1999, Nelson's total assets under management increased by 105 percent. See "Business-Stilwell's Principal Subsidiaries and Equity Investments-Nelson Money Managers Plc."

     For individuals interested in Nelson's services, Nelson assigns a specific investment adviser to have a one-on-one consultation. The investment adviser works with each client individually to conduct an analysis of the client's investment objectives and then recommends the construction of a portfolio to meet those objectives. These recommendations are contained in a personal investment report for the client which discusses and outlines the client's investment portfolio. Recommendations for the design and ongoing maintenance of the portfolio structure are the responsibility of the investment adviser. The selection and management of the instruments which constitute the portfolio are the responsibility of Nelson's investment management team. Taking into account the client's attitude towards risk, Nelson's investment managers utilize a "top down" investment methodology in structuring investment portfolios, beginning with an analysis of macro-economic and capital market conditions. Nelson's investment managers undertake quantitative analyses, including asset/liability analyses, yield curve analyses and asset allocation modeling to examine these areas. Using this information, Nelson's investment managers construct an investment portfolio that adheres to each client's objectives as well as Nelson's investment strategy.

     Nelson, through continued investment in technology, has developed proprietary systems delivering economies of scale to provide a broad range of investment instruments used by Nelson's investment managers to construct a balanced investment portfolio. Nelson's investment managers invest in fixed interest securities, international and domestic securities, sterling deposits, sterling commercial paper, floating rate notes, certificates of deposit and tax-free and fixed income corporate bonds. Nelson also invests directly in equities, unit trusts and investment trusts with characteristics ranging from conservative to aggressive.

     After establishment of a client's portfolio, Nelson provides several services aimed at establishing a long-term relationship with each client. Each investment adviser meets periodically with each client to discuss reinvestment of maturing investments as they arise and to ensure that the balance of deposits, bonds and equities in each investor's portfolio continues to meet the investor's investment strategy. Nelson also maintains a staff to respond to inquiries from clients. In addition, Nelson distributes a personal investment portfolio report to each investor every six months which details his or her current portfolio investments and outlines all transactions that have taken place in the prior six months together with a commentary from the investment management team. Furthermore, Nelson distributes investment and budget newsletters to investors. Finally, Nelson regularly holds investment road shows throughout the United Kingdom so that clients can meet Nelson's directors, investment managers and staff.

     For providing investment advice, Nelson charges an initial fee calculated as a percentage of capital invested into each individual investment portfolio. Nelson also charges annual fees for the ongoing management and administration of each investment portfolio. These fees are based on the type of investments and amount of assets contained in each investor's portfolio. The fee schedules typically provide lower incremental fees for assets under management above certain levels.

     Nelson maintains an internal investment research staff which provides several sources of information for making investment decisions. In addition, Nelson utilizes research provided by London's leading investment houses, certain credit rating agencies, Moody's Investor Service and Standard and Poor's. Nelson holds frequent investment strategy meetings with senior management, portfolio managers and research analysts to discuss investment strategy.

     DST SYSTEMS, INC.
     ----------------

     DST, together with its subsidiaries and joint ventures, provides information processing, printing and mailing and computer software services and products to mutual funds, investment managers, communications industries and other service industries. DST has organized its business units into three operating segments: Financial Services, Customer Management and Output Solutions.

     DST FINANCIAL SERVICES

     DST's financial services segment serves primarily mutual funds, investment managers, insurance companies, banks and other financial services organizations. DST's proprietary software systems include shareowner accounting and recordkeeping systems offered to the U.S. mutual fund industry;
shareowner accounting and recordkeeping systems offered to non-U.S. mutual funds and unit trusts; a securities transfer system offered primarily to corporate trustees and securities transfer agents; portfolio accounting and investment management systems offered to U.S. and international fund accountants and investment managers; image-based work management system offered primarily to mutual funds, insurance companies and other financial services organizations; and securities exchange and broker order systems offered to brokers and companies involved in the exchange of equity, bond and derivative securities primarily outside the U.S. DST was a pioneer in the development of on-line automated recordkeeping and accounting for U.S. mutual fund shareowner accounts. As discussed above, DST provides full-service shareowner accounting and recordkeeping to Berger. In addition, DST provides remote services to Janus, primarily shareowner recordkeeping and other shareowner services.

     DST CUSTOMER MANAGEMENT

     DST's Customer Management segment provides sophisticated customer management processing and computer software services and products to cable television, direct broadcast satellite, wireless and wire-line telephony, utilities and multi-service providers. Its proprietary software systems enables clients to manage customer relationship functions, including new account set-up, order processing, customer support, management reporting and marketing analysis.

     DST OUTPUT SOLUTIONS

     DST's Output Solutions segment provides bill and statement processing services and solutions, including electronic presentment and generation of customized statements. Output processing services and solutions are provided to customers of DST's other segments as well as to other industries.

     DST INVESTMENTS

     DST also held significant investments in equity securities with a market value of approximately $1.0 billion at December 31, 1998, including approximately 8.6 million shares of CSC, with a market value of $554.6 million, and 6.0 million shares of State Street Corporation, with a market value of $420.9 million.

DST common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "DST."

PROPERTIES

     In the opinion of management, the various facilities, office space and other properties owned by and/or leased by Stilwell are adequate for existing operating needs.

     Janus leases approximately 340,000 square feet of office space in three facilities for investment, administrative, marketing, information technology, and shareowner processing operations, and approximately 33,500 square feet for mail processing and storage requirements. These corporate offices and mail processing facilities are located in Denver, Colorado. In September 1998, Janus opened a 51,500 square foot investor service and data center in Austin, Texas. Janus also leases 2,800 square feet of office space in Westport, Connecticut for development of the Janus World Funds and 1,500 square feet of office space in London, England for securities research and trading.

     Berger leases approximately 29,800 square feet of office space in Denver, Colorado for its administrative and corporate functions.

     Nelson leases 8,000 square feet of office space in Chester, England, the location of its corporate headquarters, investment operations and one of its marketing offices. During 1998, Nelson acquired additional office space adjacent to its Chester location to accommodate expansion efforts. Also, Nelson leases or owns six branch marketing offices totaling approximately 8,500 square feet in the following locations in England: London, Lichfield, Bath, York and Durham as well as a location in Stirling, Scotland.

EMPLOYEES

     As of September 30, 1999, Janus had approximately 2,050 employees, Berger had approximately 75 employees, Nelson had approximately 180 employees and Stilwell Financial, Inc. had 17 employees. None of the employees of Stilwell are represented by a labor union.

STILWELL BUSINESS STRATEGY

     Stilwell believes that it has established a strong platform to support future growth in revenues, deriving its strength in large part from the experience and capabilities of Stilwell's subsidiaries and equity investments as full service providers of asset management and related financial services. The strength of Stilwell's subsidiaries and equity investments is based on core investment professionals, solid investment performance results, sophisticated distribution systems, quality customer service, talented support and service staff and product expertise and systems. In addition, Stilwell believes that it will benefit from the brand name equity associated with the names JANUS, BERGER, NELSON and DST. Opportunities for growth for Stilwell are expected to come, principally through its subsidiaries and equity investments, from new and existing clients, strategic acquisitions and alliances and strengthening the brand name and brand image of Stilwell's subsidiaries and equity investments.

     MAINTAIN AND ENHANCE EXISTING CLIENT RELATIONSHIPS. As one of its primary business objectives, Stilwell intends to maintain and enhance existing client relationships by continuing to provide a high level of quality service to existing clients through strong support and service staff, excellent customer service and product expertise and systems.

     GENERATE GROWTH FROM NEW AND EXISTING CLIENTS. Stilwell will pursue growth from new clients through on-going sales and marketing efforts. Additionally, Stilwell will seek to increase its share of existing clients' managed assets.

     To encourage growth, Stilwell intends to continue compensation programs with equity incentives for key management employees of its principal subsidiaries to provide incentives through ownership of stock in the enterprises in which they are employed. Stilwell seeks to facilitate the acquisition of such ownership through such compensation programs and by making such programs competitive with, if not superior to, compensation programs of other financial services companies.

     PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES. Stilwell plans to regularly evaluate strategic acquisitions, joint ventures and alliances and pursue those that appear appropriate as a means of expanding the range of its product offerings and distribution, as well as for increasing its sales and marketing capabilities.

     STRENGTHEN BRAND NAME AND BRAND IMAGE. Stilwell intends to continue developing several independent financial services businesses with autonomous management and separate brand names. Stilwell believes it has a strong starting position for this strategy, based on its existing ownership of Janus, Berger and Nelson, as well as its equity investment in DST. Management of each of Stilwell's affiliates has general autonomy over its respective day-to-day operations, allowing each business to develop a separate public identity, satisfy legal requirements regarding separation of investment decisions and maintain compliance with certain minority stockholder agreements.

COMPETITION

     Stilwell is subject to substantial and growing competition in all aspects of its business. Such competition, especially if it increases, could reduce the demand for Stilwell's products and services and could have a material adverse effect on Stilwell's business, financial condition, results of operations and business prospects. Janus and Berger compete with hundreds of other mutual fund management distribution and service companies that distribute their fund shares through a variety of methods including affiliated and unaffiliated sales forces, broker-dealers, and direct sales to the public. Nelson competes with other money managers in obtaining new client business. DST competes with third party providers, in-house systems and broker-dealers for the provision of processing services. In addition, Stilwell's subsidiaries and equity investments compete with brokerage and investment banking firms, insurance companies, banks, and other financial institutions in all aspects of its business. Although no one company or group of companies dominates the financial services industry, many are larger, better known and have greater resources than Stilwell. Stilwell believes that competition in the mutual fund industry will increase as a result of increased flexibility afforded to banks and other financial institutions to sponsor mutual funds and distribute mutual fund shares, and as a result of consolidation and acquisition activity within the industry. In addition, the mutual fund industry, in general, faces significant competition as the number of mutual funds continues to increase, marketing and distribution channels become more creative and complex, and investors place greater emphasis on published fund recommendations and investment category rankings. Barriers to entry to the investment management business are relatively few, and management of Stilwell anticipates Janus, Berger and Nelson will face a growing number of competitors. Competition for Janus and Berger is based on the methods of distribution of fund shares, the ability to meet the changing needs of investors, the ability to achieve superior investment management performance, the type and quality of shareowner services, and the success of marketing efforts. Competition for Nelson is based on the ability to achieve reasonable investment management returns, the quality of investor services and the success of marketing efforts. DST's ability to compete is based on the quality of service and features offered, including the ability to handle rapidly changing transaction volumes, commitment to hardware capacity and software development and price.

     While Stilwell's subsidiaries and equity investments have implemented programs to improve performance in all of these areas, Stilwell's subsidiaries and equity investments may not be able to compete successfully against current and future competitors. In addition, competitive pressures faced by Stilwell's subsidiaries and equity investments may materially and adversely affect Stilwell's business, financial condition, results of operations and business prospects.

REGULATION

     Virtually all aspects of Stilwell's business are subject to various laws and regulations. Applicable laws include the 1940 Act, the Advisers Act, the Securities Act, the Exchange Act, ERISA and various state securities and related laws (including laws in the United Kingdom). Applicable regulations include, but are not limited to, in the United States, the rules and regulations of the SEC, the NASD and other securities exchanges and the DOL, and generally in the United Kingdom, IMRO, PIA and FSA. These laws and regulations generally grant regulatory agencies and bodies broad administrative powers, including in some cases the power to limit or restrict Stilwell from operating its businesses in the event it fails to comply with such laws and regulations. Due to the extensive regulations and laws to which Stilwell is subject, management of Stilwell is required to devote substantial time and effort to legal and regulatory compliance issues. Violations of such laws or regulations could subject Stilwell and/or its employees to disciplinary proceedings or civil or criminal liability, including revocation of licenses, censures, fines or temporary suspension or permanent bar from the conduct of their business. Stilwell believes that it is in substantial compliance with all material laws and regulations.

     Janus and Berger are registered with the SEC as investment advisers under the Advisers Act and with the appropriate authorities in each of the states in which registration is required. Each of the funds of Janus and Berger is registered with the SEC under the 1940 Act. Nelson is regulated by IMRO, PIA and FSA and Janus International is regulated by IMRO. Various regulations also cover certain investment strategies that may be used by Janus, Berger and Nelson for hedging purposes. To the extent that Janus and Berger purchase futures contracts, Janus and Berger may be subject to the commodities and futures regulations of the Commodity Futures Trading Commission. Under the rules and regulations of the SEC promulgated pursuant to the federal securities laws, Stilwell is subject to periodic examination by the SEC. Stilwell is also subject to periodic examination by the NASD.

LEGAL MATTERS

     From time to time Stilwell is involved in various legal actions arising in the normal course of business. While the ultimate outcome of the various legal proceedings involving Stilwell cannot be predicted with certainty, it is the opinion of management (after consultation with legal counsel) that the litigation reserves of Stilwell are adequate and that legal actions involving Stilwell and ultimate resolution of these matters currently are not material to Stilwell's consolidated financial position, results of operations or cash flows.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the individuals who are the directors and executive officers of Stilwell. Stilwell's Board of Directors is comprised of four directors, as indicated in the table below, and is divided into three classes. The initial term of the first class of directors ("Class I Directors") will expire at the 2000 annual meeting of stockholders, the initial term of the second class of directors ("Class II Directors") will expire at the conclusion of the 2001 annual meeting of stockholders and the initial term of the third class of directors ("Class III Directors") will expire at the conclusion of the 2002 annual meeting of stockholders. Commencing with the 2000 annual meeting of stockholders, directors elected to succeed the initial directors whose terms expire will be elected to serve a three-year term of office. Officers serve at the discretion of Stilwell's Board of Directors.


      NAME              AGE          POSITION AND OFFICES
      ----              ---          --------------------
Landon H. Rowland        62          Director; Chairman of the Board, President
                                      and Chief Executive Officer

Joseph D. Monello        54          Executive Vice President

Danny R. Carpenter       53          Vice President and Secretary

Anthony P. McCarthy      52          Vice President and Treasurer

Morton I. Sosland        74          Director

James E. Barnes          65          Director

A. Edward Allinson       64          Director

Gwen E. Royle            39          Vice President and Tax Counsel

Douglas E. Nickerson     34          Vice President and Comptroller

LANDON H. ROWLAND (Class III Director) has been a director of KCSI since 1983. He has been President of KCSI since July 1983, Chief Executive Officer of KCSI since January 1987 and Chairman of KCSI's Board of Directors since May 1997.
Mr. Rowland is also a director of Janus, Berger, Nelson, Transportacion Maritima Mexicana, S.A. de C.V. and Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.

JOSEPH D. MONELLO has continuously served as Vice President and Chief Financial Officer of KCSI since March 1994. From October 1992 to March 1994, he served as Vice President-Finance. Mr. Monello is also a director of Berger and Nelson.

DANNY R. CARPENTER has continuously served as Vice President-Finance of KCSI since November 1996, and served as Vice President-Finance and Tax of KCSI from May 1995 to November 1996, and as Vice President-Tax of KCSI from June 1993 to May 1995. Prior to June 1993, he was a member in the law firm of Watson & Marshall, L.C., Kansas City, Missouri. Mr. Carpenter is also a director of Berger and Nelson.

ANTHONY P. MCCARTHY has continuously served as Vice President and Treasurer of KCSI since May 1996. He was Treasurer of KCSI from December 1989 to May 1996.

MORTON I. SOSLAND (Class I Director) has been a director of KCSI since 1976. He has been Chairman of the Sosland Companies, Inc. (the "Sosland Companies"), Kansas City, Missouri, since January 1993 and was President from July 1968 through December 1992. He has also served as Chairman of Sosland Publishing Company, Kansas City, Missouri, since 1984. The Sosland Companies are publishers and venture capital investors. Mr. Sosland is also a director of H&R Block, Inc., Kansas City, Missouri.

JAMES E. BARNES (Class III Director) has been a director of KCSI since 1986. Prior to retirement, Mr. Barnes was Chairman of the Board of Directors, President and Chief Executive Officer of MAPCO Inc., Tulsa, Oklahoma. He was Chairman of the Board of Directors and Chief Executive Officer from December 1991 to September 1995 and Chairman of the Board of Directors, President and Chief Executive Officer from May 1986 to December 1991. MAPCO processes, transports, stores, purchases and sells petroleum and natural gas liquid products. Mr. Barnes is also a director of BOK Financial Corporation, Tulsa, Oklahoma; SBC Communications Inc., San Antonio, Texas; and Parker Drilling Co., Tulsa, Oklahoma.

A. EDWARD ALLINSON (Class II Director) has been a director of KCSI since 1990. He has been an Executive Vice President of State Street Bank and Trust Company, Chairman of the Board of Directors of Boston Financial Data Services, Inc. ("BFDS") and Executive Vice President of State Street Corporation since March 1990. BFDS provides full service shareowner accounting and recordkeeping services to mutual funds, selected services to certain retirement plans and certain securities transfer services. DST owns 50% of BFDS. Mr. Allinson is also a director of DST.

GWEN E. ROYLE has continuously served as Senior Assistant Vice President and Tax Counsel of KCSI since November 1996. She was Tax Counsel of KCSI from July 1995 to November 1996. She was a member in the law firm Slagle, Bernard & Gorman, P.C. from 1991 to July 1995.

DOUGLAS E. NICKERSON has continuously served as Assistant Comptroller of KCSI since September 1997, and served as Manager of Financial Reporting of KCSI from October 1995 to July 1997. From January 1995 to October 1995, Mr. Nickerson was financial reporting manager of Ferrellgas Partners, L.P. Ferrellgas Partners, L.P. is engaged in the sale, distribution, marketing and trading of propane and other natural gas liquids. From May 1992 to January 1995, he was a marketing representative with Hoffmann-LaRoche, which is an international manufacturer and distributor of pharmaceuticals.

     There are no arrangements or understandings between the directors or executive officers and any other person pursuant to which the director or executive officer was or is to be selected as a director or officer, except with respect to the executive officers who have employment agreements with Stilwell. None of the above directors or officers are related to one another by family.

COMPOSITION OF STILWELL'S BOARD OF DIRECTORS

     Stilwell's Board of Directors will consist of not fewer than 3 nor more than 18 directors with the number of directors fixed exclusively from time to time by a majority of Stilwell's entire Board of Directors. Stilwell's Board of Directors is divided into three classes. The initial term of the first class expires at the conclusion of the 2000 annual meeting of stockholders, the initial term of the second class expires at the conclusion of the 2001 annual meeting of stockholders and the initial term of the third class expires at the conclusion of the 2002 annual meeting of stockholders. Commencing with the 2000 annual meeting of stockholders, directors elected to succeed the initial directors whose terms expire will be elected to serve a three-year term of office. Directors hold office until the next annual meeting of stockholders at which their terms expire and until their successors are duly elected and qualified. As a result, approximately one-third of Stilwell's Board of Directors will be elected each year. Officers are elected by Stilwell's Board of Directors and serve until their successors are duly elected or appointed and qualified or until they shall die, resign or be removed. See "Description of Capital Stock-Certain Antitakeover Effects."

COMMITTEES OF STILWELL'S BOARD OF DIRECTORS

     Stilwell's Board of Directors has established an Executive Committee (which also nominates individuals to serve as directors of Stilwell), an Audit Committee and a Compensation Committee. Commencing with the 2000 annual meeting of stockholders, the members of the committees will be elected at the annual meeting of Stilwell's Board of Directors. Pursuant to the Bylaws of Stilwell, Stilwell's Board of Directors may also establish other committees from time to time in its discretion.

     EXECUTIVE COMMITTEE. The Executive Committee consists of directors elected by Stilwell's Board of Directors to serve one-year terms. When Stilwell's
Board of Directors is not in session, the Executive Committee has all powers and rights necessary to exercise the full authority of Stilwell's Board of Directors in the management of the business and affairs of Stilwell, except as provided in the DGCL, the Certificate or the Bylaws of Stilwell. The Executive Committee has full power to act as the Nominating Committee which, when acting as such, has the power and duty to make recommendations to Stilwell's Board of Directors as to suitable nominees for election to Stilwell's Board of Directors by the stockholders or by the remaining members of Stilwell's Board of Directors, to fill newly created directorships and to fill any vacancies which shall occur. When acting as the Nominating
Committee, it has the power to meet with and consider suggestions from such other members of Stilwell's Board of Directors, stockholders, members of management, consultants and other persons, firms or corporations as they deem necessary or advisable to assist them in making such recommendations.

     AUDIT COMMITTEE. The Audit Committee consists of outside directors elected by Stilwell's Board of Directors to serve staggered three-year terms. The Audit Committee meets with and considers suggestions from members of management and members of Stilwell's internal audit staff, as well as Stilwell's independent accountants, concerning the financial operations of Stilwell. The Audit Committee also has the power to review audited financial statements of Stilwell and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services.

     COMPENSATION COMMITTEE. The Compensation Committee consists of outside directors elected by Stilwell's Board of Directors to serve one-year terms. The Compensation Committee has the power: to authorize and determine all salaries for the officers and supervisory employees of Stilwell Financial, Inc.; to administer the incentive compensation plans of Stilwell Financial, Inc. in accordance with the powers and authority granted in such plans; to determine any incentive allowances to be made to officers and staff of Stilwell Financial, Inc.; to administer all stock option plans, stock purchase plans and other equity ownership, compensation, retirement and benefit plans of Stilwell Financial, Inc.; to approve the performance-based compensation of individuals pursuant to Code Section 162(m); and to administer all other matters relating to the compensation or benefits of Stilwell Financial, Inc.

COMPENSATION OF STILWELL'S DIRECTORS

     Directors who are employees of Stilwell do not receive any fees or other compensation for service on Stilwell's Board of Directors or its committees. Members of Stilwell's Board of Directors who do not receive compensation as officers or employees of Stilwell receive a fee of $4,000 for each meeting of Stilwell's Board of Directors attended, a fee of $2,000 for attendance at any committee meeting, and a fee of $2,000 or $1,000 for participation in any telephonic Board of Directors or committee meeting, respectively. In addition, all members of Stilwell's Board of Directors are reimbursed for reasonable travel expenses in connection with attending Board of Directors and committee meetings. The chairman of a committee receives an additional $500 for each committee meeting attended. Directors will also receive a discretionary grant of options to purchase shares of Stilwell Common Stock on an annual basis immediately following each annual meeting of Stilwell's stockholders. To date, the Board of Directors of Stilwell has not taken any action with respect to such discretionary grants of options.

EXECUTIVE COMPENSATION

     Although Stilwell has entered into employment agreements with certain of Stilwell's executive officers effective as of the Distribution Date, to date, no compensation has been paid pursuant to such agreements and the executive officers have received compensation pursuant to their existing employment arrangements with KCSI. The information under this heading therefore summarizes compensation paid by KCSI to the individual that is Stilwell's Chief Executive Officer and individuals who, based upon employment and compensation paid by KCSI during the fiscal year ended December 31, 1998, are the four individuals initially expected to be the most highly compensated executive officers of Stilwell. Stilwell expects to review the Stilwell employment agreements and enter into revised employment agreements by January 1, 2000. As a result, the compensation described below does not necessarily reflect the compensation such executive officers will receive following the Distribution. The principal positions listed below are those that will be held by the executive officers in Stilwell following the Distribution.


                              SUMMARY COMPENSATION TABLE*

                                                                           Long Term
                                   Annual Compensation                 Compensation Awards
                        ------------------------------------------    --------------------
                                                                 Securities
                                                  Other Annual   Underlying    All Other
  Name and Principal                              Compensation    Options/    Compensation
      Position         Year   Salary($)   Bonus($)     ($)       SARs(#)<6>       ($)
-------------------------------------------------------------------------------------------


Landon H. Rowland      1998      750,000     ---      53,877<F1>    6,138      26,632<F1>
  Director; Chairman   1997      750,000     ---      57,900          ---     114,801
  of the Board,        1996      500,004     ---      52,252      459,000      88,816
  President and Chief
  Executive Officer

Thomas H. Bailey       1998     900,000   833,000<F2>  ---           ---      109,000<F2>
  Chairman of the      1997     900,000   675,000      ---           ---       75,667
  Board, President     1996     585,000   400,000      ---           ---       74,747
  and Chief Executive
  Officer of Janus

Joseph D. Monello      1998     250,008      ---        ---        65,000      43,754<F3>
   Executive Vice      1997     250,008      ---        ---           ---      62,640
     President         1996     250,008      ---        ---           ---      63,637

Danny R. Carpenter     1998     190,008      ---        ---        31,481      16,000<F4>
  Vice President and   1997     190,008      ---        ---           ---      43,751
   Secretary           1996     190,008      ---        ---           ---      48,697

Anthony P. McCarthy    1998     110,004      ---        ---        10,000      11,052<F5>
  Vice President       1997     110,004      ---        ---           ---      11,394
   and Treasurer       1996     110,004      ---        ---           ---      10,241

*Reflects compensation paid by KCSI.

<F1>
Other Annual Compensation for Mr. Rowland includes premiums on disability insurance policy of $53,877. All other compensation for Mr. Rowland for 1998 is comprised of: (i) contributions to his account under the KCSI ESOP of $6,400; (ii) interest on deferred directors' fees of $4,314; (iii) an estimated contribution to his account under KCSI's 401(k) plan of $4,800;
(iv) an estimated contribution to his account under KCSI's profit sharing plan of $4,800; and (v) premiums on group term life insurance of $6,318. As of December 31, 1998, Mr. Rowland held no shares of restricted stock.

<F2>
The bonus for Mr. Bailey for 1998 was under a performance based incentive compensation plan approved by KCSI stockholders in 1997. All other compensation for Mr. Bailey for 1998 is comprised of: (i) directors' fees in the amount of $27,000 and $66,000, paid to Mr. Bailey in his capacity as director of Janus Capital Corporation and Janus Investment Fund and the Janus Aspen Series, respectively; (ii) a contribution to his account under the KCSI ESOP of $6,400; (iii) an estimated contribution to his account under KCSI's 401(k) plan of $4,800; and (iv) an estimated contribution to his account under Janus' profit sharing plan of $4,800. As of December 31, 1998, Mr. Bailey held no shares of restricted stock.

<F3>
All other compensation for Mr. Monello for 1998 is comprised of: (i) a contribution to his account under the KCSI ESOP of $6,400; (ii) an estimated contribution to his account under KCSI's 401(k) plan of $4,800; (iii) an estimated contribution to his account under KCSI's profit sharing plan of $4,800; and (iv) an amount estimated to be credited to his account under the KCSI Executive Plan of $27,754. As of December 31, 1998, Mr. Monello held no shares of restricted stock.

<F4>
All other compensation for Mr. Carpenter for 1998 is comprised of: (i) a contribution to his account under the KCSI ESOP of $6,400; (ii) an estimated contribution to his account under KCSI's 401(k) plan of $4,800; and (iii) an estimated contribution to his account under KCSI's profit sharing plan of $4,800. As of December 31, 1998, Mr. Carpenter held no shares of restricted stock.

<F5>
All other compensation for Mr. McCarthy for 1998 is comprised of: (i) a contribution to his account under the KCSI ESOP of $4,587; (ii) an estimated contribution to his account under KCSI's 401(k) plan of $3,025; (iii) an estimated contribution to his account under KCSI's profit sharing plan of $3,440. As of December 31, 1998, Mr. McCarthy held no shares of restricted stock.

<F6>
All option award information relates to options to purchase shares of KCSI Common Stock. In connection with the Distribution, all Options will remain outstanding with an adjusted exercise price and the holders of the Options will be granted New Stilwell Options. As a result, the value of the options to purchase Stilwell Common Stock will depend on the future value of Stilwell Common Stock. See "Relationship Between KCSI and Stilwell After the Distribution-Employee Benefits" and "Management-Other Compensatory Plans and Arrangements."


                  1998 OPTION/SAR GRANTS IN LAST FISCAL YEAR


-----------------------------------------------------------------------------------------
                                                                          Grant Date
                     Individual Grants                                       Value
    (a)                   (b)             (c)            (d)            (e)         (f)
                       Number of       % of Total
                      Securities      Options/SARs     Exercise                     Grant
                      Underlying      Granted to       or Base                      Date
                     Options/SARs     Employees in      Price       Expiration    Present
    Name            Granted (#)<5>    Fiscal Year<2>   ($/Sh)<3>      Date      Value $<4>
-----------------------------------------------------------------------------------------

Landon H. Rowland     6,138<1>           *           28.4063       01/27/08       45,843
Thomas H. Bailey         --                                                            --
Joseph D. Monello    65,000<2>          5.5%         42.3125       11/16/08      896,353
Danny R. Carpenter    1,481<1>           *           28.4063       01/27/08       11,061
                     30,000<2>          2.5%         42.3125       11/16/08      413,701
Anthony P. McCarthy  10,000<2>           *           42.3125       11/16/08      137,900

*     Less than one percent of the total options granted.

<F1>
The options were granted under the KCSI Stock Option Plan in connection with KCSI's Executive Plan. Under the Executive Plan, the participants may elect to receive their accumulated balance and annual benefit either in cash or in non-qualified stock options with an estimated value (using the Black-Scholes' valuation mode) equal to 125 percent of the annual cash benefit. These options were granted on January 28, 1998 and became exercisable on January 28, 1999. Limited stock appreciation rights ("LSARs") were granted in tandem with these options. All of the LSARs are automatically exercised upon a change in control of KCSI that is not approved by the incumbent board of KCSI (as such terms are defined in the 1991 Plan). All the options expire at the end of ten years, subject to earlier termination as provided in the individual's option agreement. Holders of options have the right to satisfy the minimum tax withholding requirements in shares of stock.

<F2>
The options were granted under the KCSI Stock Option Plan on November 17, 1998 and become exercisable on January 1, 2000. If there is a change in control of KCSI that is approved by the incumbent board of KCSI (as such terms are defined in the 1991 Plan), however, the options become immediately exercisable. LSARs were granted in tandem with these options. All of the LSARs are automatically exercised upon a change in control that is not approved by the incumbent board of KCSI (as such terms are defined in the 1991 Plan). All the options expire at the end of ten years, subject to earlier termination as provided in the individual's option agreement. Holders of options have the right to satisfy the minimum tax withholding requirements in shares of stock.

<F3>
Average of the high and low prices of the Common Stock on the date of grant as reported on the NYSE.

<F4>
Valuation determined using Black-Scholes' option pricing model with the following assumptions for the grant dates indicated parenthetically: market price of stock is equal to the exercise price of options; stock volatility (based on 3-year monthly data): 30.37% and 41.63% (1/28/98 and 11/17/98, respectively); annualized risk-free interest rate: 5.36% and 4.74% (1/28/98 and 11/17/98, respectively); option term (in years) 3; and stock's dividend yield: 0.56% and 0.38% (1/28/98 and 11/17/98, respectively).

<F5>
All option award information relates to options to purchase shares of KCSI Common Stock. In connection with the Distribution, all Options will remain outstanding with an adjusted exercise price and the holders of the Options will be granted New Stilwell Options. As a result, the value of the options to purchase Stilwell Common Stock will depend on the future value of Stilwell Common Stock. See "Relationship Between KCSI and Stilwell After the Distribution-Employee Benefits" and "Management-Other Compensatory Plans and Arrangements."



           1998 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to the aggregate option exercises during 1998 by the executive officers and the number and value of options held by such officers as of December 31, 1998 (the last trading day of the year).


-----------------------------------------------------------------------------------
     (a)               (b)           (c)             (d)                 (e)
                                                 Number of
                                                 Securities            Value of
                                                 Underlying           Unexercised
                                                 Unexercised          In-the-Money
                                                 Options/SARs         Options/SARs
                                                  at FY-End            at FY-End
                                                     (#)                 ($)
                     Shares
                    Acquired
                       on         Value
                    Exercise     Realized<1>    Exercisable/          Exercisable/
    Name              (#)           ($)        Unexercisable<2>     Unexercisable<1>
------------------------------------------------------------------------------------


Landon H. Rowland     0            N/A          2,763,000/           114,043,374/
                                                    6,138                118,732
Thomas H. Bailey      0            N/A              0/0                  N/A
Joseph D. Monello  141,000       5,588,811        330,000/            10,667,511/
                                                   65,000                353,438
Danny R. Carpenter    0             0             261,000/             8,557,256/
                                                   31,481                191,773
Anthony P. McCarthy   0            N/A             74,250/             2,515,424/
                                                   10,000                 54,375

<F1>
The dollar value in columns (c) and (e) is calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of exercise or December 31, 1998 (the last trading day of 1998), respectively, times the number of options exercised or held at year end.

<F2>
All option award information relates to options to purchase shares of KCSI Common Stock. In connection with the Distribution, all Options will remain outstanding with an adjusted exercise price, and the holders of the Options will be granted New Stilwell Option. As a result, the value of the options to purchase Stilwell Common Stock will depend on the future value of Stilwell Common Stock. See "Relationship Between KCSI and Stilwell After the Distribution-Employee Benefits" and "Management--Other Compensatory Plans and Arrangements."


EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

     Certain executive officers of Stilwell have entered into employment agreements with Stilwell that are effective as of the Distribution Date. Stilwell expects to enter into revised employment agreements with such executive officers by January 1, 2000. Such revised employment agreements may vary significantly from the current Stilwell employment agreements. For example, Stilwell's Compensation Committee may make significant adjustments to the salaries of the executive officers based on a study of competitive executive officer salaries in the mutual fund industry. However, several terms are expected to be similar to the current Stilwell employment agreements. For example, it is expected that following the effective date of the revised employment agreements, the salaries of the executive officers will not be increased for a certain period and cannot be decreased except in certain circumstances, the executive officers will not be able to participate in incentive compensation plans for a period of time and a one-time grant of stock options will be made as part of the compensation packages pursuant to the revised employment agreements. The Compensation Committee of the Board of Directors of Janus, with the aid of an independent compensation consultant, sets Mr. Bailey's base salary and recommends incentive compensation. Stilwell's Compensation Committee also approves such incentive compensation.

     MR. ROWLAND. Stilwell entered into an employment agreement with Mr. Rowland effective as of the Distribution Date, which provides for Mr. Rowland's employment as Chairman of the Board, President and Chief Executive Officer of Stilwell.

     The employment agreement provides that Mr. Rowland is to serve at the pleasure of Stilwell's Board of Directors and does not contain a fixed term of employment. Pursuant to the employment agreement, Mr. Rowland receives a fixed annual base salary of $750,000, which is not to be increased prior to January 1, 2000 and is not to be reduced except by mutual agreement of Stilwell and Mr. Rowland or except as part of a general salary reduction program applicable to all officers of Stilwell. Mr. Rowland is not entitled to participate in any Stilwell incentive compensation plan during 1999, but continues to participate in other benefit plans or programs of Stilwell generally available to executive employees and is provided with certain disability insurance coverage and life insurance payable to beneficiaries designated by him. Under the employment agreement the value of Mr. Rowland's annual compensation is fixed at $875,000 for purposes of cash compensation based benefit plans.

     The employment agreement provides for twenty-four (24) months of severance pay at an annual rate equal to Mr. Rowland's base salary and for certain health and life insurance benefits in the event of the termination of his employment without cause, other than in connection with a change in control of Stilwell (as defined in the employment agreement), unless such benefits are provided by another employer. In the year in which termination occurs, Mr. Rowland shall remain eligible to receive benefits under the Stilwell Incentive Compensation Plan, if any, and the Stilwell Executive Plan. After termination, Mr. Rowland shall not be entitled to accrue or receive any benefits under any other employee benefit plan, except he will be entitled to participate in the Stilwell Profit Sharing Plan, the Stilwell Employee Stock Ownership Plan and the Stilwell 401(k) Plan in the year of termination if he meets the requirements for participation in such termination year.

     As part of the employment agreement, Mr. Rowland has agreed not to use or disclose any Stilwell trade secret (as defined in the employment agreement) after any termination of his employment and not to engage in, or manage, a business in competition with any business conducted by Stilwell or its subsidiaries, in any country or jurisdiction in which Stilwell or any of its subsidiaries conduct business, for a period of three years following Mr. Rowland's resignation or termination of his employment for cause or due to his disability.

     During the period of his employment under the employment agreement, Mr. Rowland has agreed to retain ownership in himself or members of his immediate family of at least a majority of the number of shares of (i) Stilwell Common Stock received in the Distribution and (ii) Stilwell Common Stock acquired upon exercise of stock options granted in connection with the Distribution (other than shares transferred to Stilwell to pay the purchase price upon the exercise of stock options or used to satisfy tax withholding requirements).

     If there is a change in control of Stilwell or its Significant Subsidiaries (as defined in the employment agreement) during the term of the employment agreement, Mr. Rowland's employment, executive capacity, salary and benefits would be continued for a three-year period at levels in effect on the Control Change Date (as defined in the employment agreement) at a rate not less than twelve times the highest monthly base salary paid or payable to him in the twelve months prior to any change in control. During such three-year period, Mr. Rowland would also be eligible to participate in all benefit plans generally made available to executives of his level or to the employees of Stilwell generally, would be eligible to participate in any Stilwell incentive compensation plan, and would be entitled to immediately exercise all outstanding stock options and receive a lump-sum cash payment equal to the fair market value of all non-vested options. If the amounts payable during this three-year period are discretionary, the benefits continued shall not be less than the average annual amount for the three years prior to the change in control and incentive compensation shall not be less than 75% of the maximum amount which could have been paid to Mr. Rowland under the terms of the incentive compensation plan. With respect to unfunded employer obligations under the benefit plans, Mr. Rowland would be entitled to a discounted cash payment of amounts to which he is entitled. Mr. Rowland's employment may be terminated after the Control Change Date, but where it is other than For Cause (as defined in the employment agreement) he would be entitled to payment of his base salary through termination plus a discounted cash severance payment equal to 175% of three times his annual base salary and continuation or payment of benefits for a three-year period at levels in effect on the Control Change Date. Mr. Rowland also is permitted to resign employment after a change in control upon Good Reason (as defined in the employment agreement) and advance written notice, and to receive the same payments and benefits as if his employment had been terminated by Stilwell. Mr. Rowland's employment agreement also provides for payments to him necessary to relieve him of certain adverse federal income tax consequences if amounts received under the employment agreement involve "parachute payments" under Code Section 4999.

     MESSRS. CARPENTER, MONELLO AND MCCARTHY. Stilwell has entered into employment agreements with Messrs. Carpenter, Monello and McCarthy effective as of the Distribution Date. These employment agreements provide, respectively, for Mr. Carpenter's employment as Vice President and Secretary of Stilwell, Mr. Monello's employment as Executive Vice President of Stilwell and Mr. McCarthy's employment as Vice President and Treasurer of Stilwell. The employment agreements are subject to termination under certain circumstances.

     Pursuant to their employment agreements, Messrs. Carpenter and Monello receive as compensation for their services an annual base salary at the rate approved on November 17, 1998. Such salary shall not be increased prior to January 1, 2000 and shall not be reduced except as agreed to by the parties or as part of a general salary reduction by Stilwell applicable to all officers of Stilwell. Under the employment agreements, neither Mr. Carpenter nor Mr. Monello is entitled to participate in any Stilwell incentive compensation plan during 1999, but both are eligible to participate in other benefit plans or programs generally made available to executive employees of Stilwell. The employment agreements provide that the value of Messrs. Carpenter's, Monello's, and McCarthy's annual compensation is fixed at 175%, 167%, and 160%, respectively, of their annual base salaries for purposes of cash compensation based benefit plans.

     In the event of termination without cause by Stilwell, Messrs. Carpenter, Monello and McCarthy would be entitled to twelve months of severance pay at an annual rate equal to their base salary and for reimbursement for the costs of continuing or obtaining comparable health and life insurance benefits unless such benefits are provided by another employer. In the year in which termination occurs, Messrs. Carpenter, Monello and McCarthy shall remain eligible to receive benefits under the Stilwell Incentive Compensation Plan, if any, and the Stilwell Executive Plan. After termination, the officers shall not be entitled to accrue or receive benefits under any other employee benefit plan, except the officers will be entitled to participate in the Stilwell Profit Sharing Plan, the Stilwell Employee Stock Ownership Plan and the Stilwell 401(k) Plan in the year of termination if such officers meet the requirements for participation in such termination year.

     As part of their employment agreements, Messrs. Carpenter, Monello and McCarthy have agreed not to use or disclose any Stilwell trade secret (as defined in the employment agreements) after any termination of their employment and shall, immediately upon termination of employment, return to Stilwell or its subsidiaries or affiliates any trade secrets in their possession which exist in tangible form.

     If there is a change in control of Stilwell or its Significant Subsidiaries (as defined in the employment agreements) during the term of the employment agreements, the officers' employment, executive capacity, salary and benefits would be continued for a three-year period at levels in effect on the Control Change Date (as that term is defined in the employment agreements). During the three-year period, salary is to be paid at a rate not less than twelve times the highest monthly base salary paid or payable to the officers by Stilwell in the twelve months immediately prior to any change in control. During the three-year period, the officers also would be eligible to participate in all benefit plans generally made available to executives of their level or to the employees of Stilwell generally, would be eligible to participate in any Stilwell incentive compensation plan and would be entitled to immediately exercise all outstanding stock options and receive a lump-sum cash payment equal to the fair market value of all non-vested options. If the amounts payable during this three-year period are discretionary, the benefits continued shall not be less than the average annual amount for the three years prior to the change in control and incentive compensation shall not be less than 75% of the maximum amount which could have been paid to the officers under the terms of the incentive compensation plan. With respect to unfunded employer obligations under benefit plans, the officers would be entitled to a discounted cash payment of amounts to which they are entitled. The officers' employment may be terminated after the Control Change Date, but where it is other than For Cause (as defined in the employment agreements) they would be entitled to payment of their base salary through termination plus Messrs. Carpenter, Monello and McCarthy would receive a discounted cash severance payment equal to 175% for Mr. Carpenter and 166.67% for Mr. Monello of three times their annual base salaries, and for Mr. McCarthy 160% of two times his annual base salary, continuation of payment of benefits for a three-year period at the Control Change Date and certain health, prescription and dental benefits for the remainder of their lives unless such benefits are otherwise provided by a subsequent employer. In addition, the officers receive continuation or payment of benefits for a three-year period at levels in effect on the Control Change Date. The officers also are permitted to resign employment after a change in control upon Good Reason (as that term is defined in the employment agreements) and advance written notice, and to receive the same payments and benefits as if their employment had been terminated. The employment agreements also provide for payments to such officers necessary to relieve them of certain adverse federal income tax consequences if amounts received under the agreements involve "parachute payments" under Code Section 4999.

     MR. BAILEY. Mr. Bailey has the right under the Janus Stock Purchase Agreement to require KCSI to purchase his shares of stock of Janus at a per share price equal to fifteen times the net after-tax earnings per share of Janus for the year ended immediately prior to the date of notice, or, a price per share equal to fifteen times the after-tax earnings per share of Janus for the year ended December 31, 1987, whichever is greater. Under that agreement, Mr. Bailey is also entitled, upon a termination of his employment within one year of a defined change of ownership of KCSI, to receive a payment equal to his prior year's current and deferred compensation.

INDEMNIFICATION AGREEMENTS

     Stilwell entered into indemnification agreements with its officers and directors effective as of the Distribution Date (the "Stilwell Indemnification Agreements"). Such agreements are intended to supplement Stilwell's officers' and directors' liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by Stilwell's Certificate will continue to be available regardless of, among other things, an amendment to the Certificate or a change in management or control of Stilwell. The Stilwell Indemnification Agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorney's fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. The Stilwell Indemnification Agreements provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within the periods provided in the Stilwell Indemnification Agreements. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under the Stilwell Indemnification Agreements or of certain other matters. Stilwell has entered into such indemnification agreements with all current directors and officers of Stilwell.

OTHER COMPENSATORY PLANS AND ARRANGEMENTS

      STILWELL STOCK PURCHASE PLAN. The main provisions of the Stilwell Stock Purchase Plan are substantially similar to the KCSI Purchase Plan: eligible employees may purchase during certain periods Stilwell Common Stock at 85% of the average market price on either the exercise date or the grant date, whichever is lower, but in no event at less than the par value of the shares. Eligible Stilwell employees may elect to have up to a board-determined maximum percentage of annualized base pay applied to purchase Stilwell Common Stock, and the purchase price will be collected via employee payroll deductions. With certain exceptions, all employees of Stilwell or any eligible Stilwell affiliates who work at least 20 hours per week for five months of the year will be eligible to participate in the Stilwell Stock Purchase Plan. The right to participate in the Stilwell Stock Purchase Plan will terminate immediately upon the date the participant ceases employment with Stilwell or any eligible Stilwell affiliate except in certain circumstances.

     STILWELL EXECUTIVE PLAN. The Stilwell Executive Plan is a non-qualified plan for participants who are certain officers of Stilwell and is designed to provide benefits in addition to the annual contributions permitted under the Stilwell qualified retirement plans.

     The annual benefit provided on behalf of each participant in the Stilwell Executive Plan equals the amount which would have been contributed to the Stilwell qualified retirement plans for such participant based on the participant's compensation under the Stilwell qualified retirement plans without regard to statutory contribution limitations or eligibility requirements, less the amount participants were entitled to receive under such plans (assuming, with respect to the 401(k) Portion, that the participant was entitled to receive the maximum matching contribution). Each participant may irrevocably elect in advance to receive the annual benefit available under the Stilwell Executive Plan either in cash or through a grant of non-qualified stock options to purchase shares of Stilwell Common Stock (using a Black-Scholes valuation model which values the stock options at 125 percent of the annual cash benefit). For purposes of the Stilwell Executive Plan, compensation includes base compensation plus cash incentive compensation; certain participants have agreed that their compensation is a fixed amount or a certain percentage of their annual base salaries, pursuant to their employment agreements.

     After the Distribution, those Stilwell employees in the KCSI Executive Plan will no longer be eligible to participate in the KCSI Executive Plan, but their KCSI compensation for the year including the Distribution will be credited under the Stilwell Executive Plan.

     STILWELL STOCK OPTION PLAN. The Stilwell Stock Option Plan provides for the grant, at the discretion of Stilwell's Board of Directors or of a committee appointed by Stilwell's Board of Directors (in either case, the "Committee") of various types of equity incentive awards, including options (incentive and non-statutory), restricted shares, bonus shares, SARS (freestanding and tandem) and LSARs (including, in each case, dividend equivalents), performance units and performance shares. Awards may be made to any employee director or consultant of Stilwell or of any Stilwell subsidiary. A maximum of 30,000,000 shares of Stilwell Common Stock may be issued under the Stilwell Stock Option Plan (subject to adjustment in the event of stock splits, recapitalizations, reorganizations or similar events), approximately 17,000,000 of which shares will be subject to New Stilwell Options. The Committee administers the Stilwell Stock Option Plan and has broad discretionary powers to designate grantees, determine the number and type of awards, prescribe the terms and conditions of each award and to modify the terms and conditions of individual awards. The Committee's discretionary powers extend to awards granted to outside directors as well as to employees and consultants.

     The Stilwell Stock Option Plan will govern the New Stilwell Options as well as Stilwell stock options and other incentive awards granted pursuant to the Stilwell Stock Option Plan in connection with and after the Distribution. As part of the Distribution, KCSI and Stilwell plan to substitute options for Options held by KCSI and Stilwell employees, former KCSI employees and KCSI directors (including former directors) to provide for the equitable adjustment of the Options as allowed by the KCSI Stock Option Plan. Specifically, as part of the Distribution, all Options will remain outstanding with an adjusted exercise price as New KCSI Options, and holders of the Options will receive New Stilwell Options.

     The exercise prices of the Substituted Options will be a prorated amount of the exercise price for the related Options based on the ratio of the average trading price of Stilwell Common Stock to the total of the average trading prices of both KCSI Common Stock and Stilwell Common Stock. For this purpose, the average trading prices will be based on trading prices for the first three days on which there is trading on the New York Stock Exchange in both Stilwell Common Stock and KCSI Common Stock ex-distribution. The respective trading prices of KCSI Common Stock ex-distribution and Stilwell Common Stock on each day shall be the mean between the high and the low prices of the shares on the New York Stock Exchange on the day in question. The other terms of the Substituted Options will be the same as for the Options.

     The New Stilwell Options will be granted in the same proportion as the distribution of Stilwell Common Stock in the Distribution; i.e., two New Stilwell Options for each Option held. New KCSI Options and New Stilwell Options which will be substituted for Options which were subject to time vesting (under the KCSI Stock Option Plan, vesting means the Options become exercisable; therefore, Options which time vest are Options which become exercisable after the passage of a specified period of time) will vest at the time the Options for which they were substituted would have vested.

     The substitution of New KCSI Options and New Stilwell Options for Options is provided for in the Intercompany Agreement under which (1) the New KCSI Options and New Stilwell Options will be established with the exercise prices determined as described above based on an allocation of the exercise price of the Options; and (2) KCSI and Stilwell assume the obligation to issue shares of their Common Stock upon the exercise of the New KCSI Options and the New Stilwell Options, respectively.

     STILWELL 401(k) PLAN (WITH PROFIT SHARING PORTION). The 401(k) Portion is a qualified voluntary self-directed employee contribution plan, and the Profit Sharing Portion is a qualified, non-contributory defined contribution profit sharing plan. New employees of Stilwell and of Stilwell affiliates which participate in the Stilwell 401(k) Plan, other than certain excluded employees as defined in the Stilwell 401(k) Plan ("Eligible Employees"), may elect to participate in the 401(k) Portion on the first plan entry date on or after the commencement of their employment. Under the 401(k) Portion, Eligible Employees may defer up to 10% of their compensation through payroll deduction, up to certain limits prescribed by the Code. Stilwell will contribute matching contributions to each participant's account, up to 3% of the employee's compensation, again subject to certain Code-prescribed limits. Participants in the 401(k) Portion may choose to invest their 401(k) Portion accounts in any one or more of 11 diversified investment options. A participant is always fully vested in his or her contributions to the 401(k) Portion.

     As of the Distribution, the Trustee will transfer the accounts of the Stilwell participants who will participate in the 401(k) Portion to the 401(k) Portion. The trustee for the Stilwell 401(k) Plan will accept the transferred accounts from the KCSI 401(k) Plan, and participants' elections under the KCSI 401(k) Plan will remain in effect under the 401(k) Portion until changed by the Stilwell participants.

     With respect to the Profit Sharing Portion, the Trustee will divide the KCSI Profit Sharing Plan as of the Distribution and will transfer the accounts of Stilwell Financial, Inc. participants to the Profit Sharing Portion in a plan-to-plan transfer of assets. An investment manager will manage the participant accounts in the Profit Sharing Portion.

     With respect to the employer contributions made to the Stilwell 401(k) Plan, participants vest at the rate of 25% at three years of service, 50% at four years of service and 100% at five years of service. The Stilwell 401(k) Plan will treat all service credited with respect to an employee under the KCSI 401(k) Plan, for the 401(k) Portion, and the KCSI Profit Sharing Plan, for the Profit Sharing Portion, prior to the Distribution as service with Stilwell. A participant's interest in employer contributions also becomes fully vested at retirement, death, disability or a change in control of Stilwell. Distributions under the Stilwell 401(k) Plan will be made in connection with a participant's death, disability, retirement or other termination of employment. A participant has the right to elect whether payment of his or her benefits will be in a lump sum, in installments, or in a combination thereof.

     Stilwell's Board of Directors has appointed a trustee to hold the assets of the Stilwell 401(k) Plan in a trust fund. The Stilwell Compensation Committee has appointed a Stilwell 401(k) Plan Advisory Committee (the "Advisory Committee") to administer the Stilwell 401(k) Plan. Stilwell's Board of Directors and Stilwell's Compensation Committee may amend the Stilwell 401(k) Plan, although any amendment may not adversely affect any person's accrued benefits under the Stilwell 401(k) Plan.

     STILWELL ESOP. New employees of Stilwell and of Stilwell affiliates which participate in the Stilwell ESOP (other than excluded employees as defined in the Stilwell ESOP), will be eligible to participate in the Stilwell ESOP on the first plan entry date on or after the commencement of their employment. The Stilwell ESOP does not permit participant contributions or rollover contributions.

     The KCSI ESOP and the Stilwell ESOP will participate in the Distribution. Immediately after the Distribution, participants in the Stilwell ESOP will have two shares of Stilwell Common Stock for each one share of KCSI Common Stock in their accounts.

     To allow Stilwell participants to retain the KCSI Common Stock in their respective Stilwell ESOP accounts, Stilwell participants will have an election with respect to the portion of each Stilwell participant's account allocated to KCSI Common Stock to keep the KCSI Common Stock in their accounts or to have the trustee for the Stilwell ESOP sell the KCSI Common Stock in their accounts and reinvest the proceeds in either Stilwell Common Stock or in a guaranteed investment contract fund. The election may be a partial election; however, once a participant elects to have the KCSI Common Stock held in his or her ESOP account sold, the participant may not reinvest in KCSI Common Stock, nor may a participant elect to sell any of the Stilwell Common Stock in his or her account to invest in the guaranteed investment contract fund. For any participant who does not affirmatively elect to retain the KCSI Common Stock in his or her account, the trustee for the Stilwell ESOP will sell the KCSI Common Stock from his or her account and will reinvest the proceeds in Stilwell Common Stock.

     Stilwell's Compensation Committee will appoint an advisory committee (the "Stilwell ESOP Advisory Committee") to administer the Stilwell ESOP. Stilwell's Board of Directors and Stilwell's Compensation Committee may amend the Stilwell ESOP, although any amendment may not adversely affect any person's accrued benefits under the Stilwell ESOP. A participant's interest in Stilwell contributions is 100% vested upon five years of service, with no vesting prior to that time, but becomes fully vested at retirement, death, disability or a change in control of Stilwell.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNED BENEFICIALLY BY
             STILWELL'S DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The table below sets forth beneficial ownership of Stilwell Common Stock as if the Distribution had occurred on September 30, 1999, based upon beneficial ownership of KCSI's Common Stock as of September 30, 1999 by: (i) beneficial owners of more than 5% of the outstanding Stilwell Common Stock that have publicly disclosed their ownership of KCSI Common Stock; (ii) the members of Stilwell's Board of Directors and certain executive officers; and
(iii) all Stilwell officers and directors as a group. The table includes shares of Stilwell Common Stock that would be deemed beneficially owned by each such person in connection with the treatment of the Options in the Distribution. See "Relationship Between KCSI and Stilwell After the Distribution--Employee Benefits" and "Management--Other Compensatory Plans and Arrangements." No officer or director of Stilwell Financial, Inc. owns any equity securities of any subsidiary of Stilwell. Beneficial ownership is generally either the sole or shared power to vote or dispose of the shares. Neither KCSI nor Stilwell is aware of any arrangement which would at a subsequent date result in a change in control of Stilwell.

                                            Common             Percent of
Name                                       Stock (1)         Outstanding (1)
----                                       ---------         ---------------

UMB Bank, N.A., as trustee               11,063,452(2)           4.85%
of certain fiduciary accounts (2)

Amvescap, Inc. and certain               15,704,570(3)           6.89%
  affiliates

A. Edward Allinson                          146,936(1)(4)          *
Director

Thomas H. Bailey                             58,262(4)             *
Chairman of the Board,
President and Chief Executive
Officer of Janus

James E. Barnes                             180,000(1)(5)          *
Director

Danny R. Carpenter                          578,460(1)(4)          *
Vice President and Secretary

Anthony P. McCarthy                         396,254(1)(4)          *
Vice President and Treasurer

Joseph D. Monello                           815,250(1)(4)          *
Executive Vice President

Landon H. Rowland                         7,090,598(1)(4)          3.13%
Chairman of the
Board, President and Chief Executive Officer

Morton I. Sosland                           472,962(1)(5)          *
Director

All Directors and Executive               9,757,418(1)(4)          4.3%
 Officers as a Group
 (10 Persons)
------------------------------------------------
*     Less than 1% of the outstanding shares.

(1) Percentage ownership is based on the number of shares outstanding as of September 30, 1999 plus any Additional Shares (as defined below). The holders may disclaim beneficial ownership of shares included under certain circumstances. Except as noted, the holders have sole voting and dispositive power over the shares. Under applicable law, shares that may be acquired upon the exercise of options or other convertible securities that are exercisable on the Record Date or will become exercisable within 60 days of that date (the "Additional Shares") are considered beneficially owned. The Additional Shares included in the amounts shown above are as follows: Mr. Allinson, 134,800; Mr. Barnes, 162,000; Mr. Carpenter, 526,922; Mr. McCarthy, 148,500; Mr. Monello, 660,000;
      Mr. Rowland 5,538,276; Mr. Sosland, 6,000; and all directors and executive officers as a group, 7,187,838. Certain directors and executive officers disclaim beneficial ownership of 355,400 of these shares.

(2) Based on information reported in Amendment No. 12 to Schedule 13G, dated February 16, 1999 jointly filed by UMB Financial Corporation ("UMBFC"), its wholly-owned subsidiary UMB Bank, N.A. and the KCSI ESOP and subsequent correspondence. UMB Bank, N.A. is the trustee of the KCSI ESOP and the DST Systems, Inc. Employee Stock Ownership Plan (the "DST ESOP"), which also holds some KCSI Common Stock. Shares reported as held by UMB Bank, N.A. include the shares held as trustee of the KCSI ESOP and DST ESOP. Voting and dispositive power over the shares held by these ESOPs that are allocated to participant accounts are vested in the ESOP participants (they have the right to direct the voting of all allocated shares and the tendering of such shares in response to offers to purchase). Under the terms of the trust agreement, any unallocated shares are to be voted by the trustee in the same proportion as the allocated shares. All shares of Stilwell Common Stock have been allocated to participants' accounts. Therefore, UMB Bank, N.A., the KCSI ESOP and the DST ESOP disclaim beneficial ownership of all shares held in the KCSI ESOP and DST ESOP. The amount shown for UMB Bank, N.A. does not include 1,136,312 shares held by UMB Bank, N.A. in custody accounts for which UMB Bank, N.A. does not have voting or dispositive power. UMBFC reports that it does not beneficially own any shares of KCSI or Stilwell Common Stock held by UMB Bank, N.A. in various capacities because UMBFC is prohibited by law from directing voting or disposition of such shares and therefore excludes the shares held by UMB Bank, N.A. in various capacities. The address for UMB Bank, N.A. is 1010 Grand Boulevard, Kansas City, Missouri 64106.

(3) Based upon information in Schedule 13G filed February 12, 1999, the address for Amvescap, Inc. is 11 Devonshire Square, London EC2M 4YR, England. The reporting persons expressly declared that the filing of the information on Schedule 13G shall not be construed as an admission that they are the beneficial owners of any securities covered by such statement.

(4) Under applicable law, shares that are held indirectly are also considered beneficially owned. Such shares included in the amounts shown above are as follows: Mr. Allinson owns 4,800 shares in a Keogh Plan; Mr. Bailey owns 43,552 shares through the KCSI ESOP; Mr. Carpenter owns 16,904 shares through the KCSI ESOP; Mr. McCarthy owns 54,212 and 7,806 shares through the KCSI ESOP and KCSI's Profit Sharing Plan, respectively. Mr. Monello owns 68,378 shares through the KCSI ESOP; Mr. Rowland owns 122,942 and 954 shares through the KCSI ESOP and KCSI's Profit Sharing Plan, respectively; and all directors and executive officers as a group own indirectly 677,904 shares.

(5) Directors and Executive Officers may also be deemed to own beneficially shares held in other capacities as follows: Mr. Barnes, 18,000 shares held jointly with his wife; and Mr. Sosland, 9,600 shares held in trust over which he has sole voting and dispositive power as trustee, 24,000 shares held by his wife, and 321,800 shares over which he has shared voting and/or dispositive power but as to which beneficial ownership is disclaimed, which shares are held as follows: 72,000 shares held by certain companies of which he is a director, 217,800 shares held as co-trustee of certain testamentary trusts, and 32,000 shares in a charitable foundation of which he is a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     KCSI will have a transitional relationship with Stilwell as a result of the Intercompany Agreement, the Tax Disaffiliation Agreement and certain other agreements and relationships. In addition, Mr. Landon Rowland, who serves as Chairman of the Board of Directors of Stilwell, will serve as Chairman of the Board of Directors of KCSI for a transitional period. Mr. Rowland will have no executive position with KCSI. It is expected that he will be the only director common to the boards of both KCSI and Stilwell, and KCSI and Stilwell will have no common employees. Except as contemplated by such agreements or as otherwise described in this Information Statement, KCSI and Stilwell are not expected to have any other material relationships with each other. See "Relationship Between KCSI and Stilwell After the Distribution."

                          DESCRIPTION OF CAPITAL STOCK

     The Certificate provides that the authorized capital stock of Stilwell consists of 1,010,000,000 shares, of which 1,000,000,000 shares is Common Stock and 10,000,000 shares is preferred stock. The following summary of the terms and provisions of Stilwell's capital stock does not purport to be complete and is qualified in its entirety by reference to the Certificate and the Bylaws, copies of which are included as exhibits to the Registration Statement on Form 10 of which this Information Statement is a part, and applicable law.

COMMON STOCK

     Following the Distribution, and based upon the ownership of KCSI Common Stock on September 30, 1999, it is anticipated that there will be approximately 221,000,000 shares of Stilwell Common Stock, par value $.01 per share, issued and outstanding, held of record by approximately 5,500 stockholders. The holders of Stilwell Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Accordingly, the owners of a majority of the shares of Stilwell Common Stock outstanding has the power to elect all of Stilwell's Board of Directors. Each share of Stilwell Common Stock outstanding is entitled to participate equally in any distribution of net assets made to the stockholders in liquidation, dissolution or winding up of Stilwell and is entitled to participate equally in dividends as and when declared by Stilwell's Board of Directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Stilwell Common Stock. All shares of Stilwell Common Stock have equal rights and preferences. The rights, preferences and privileges of the holders of Stilwell Common Stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that Stilwell may designate and issue in the future.

PREFERRED STOCK

     Stilwell is authorized to issue 10,000,000 shares of preferred stock, par value $1.00 per share (the "Stilwell Preferred Stock"). The Certificate authorizes Stilwell's Board of Directors, subject to certain limitations prescribed by law, to establish one or more series of Stilwell Preferred Stock, and by filing a certificate pursuant to the DGCL ("Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix or alter from time to time the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rates, conversion rights, voting rights, liquidation preferences and the number of shares constituting any series or designation of such series. Stilwell believes that the ability of Stilwell's Board of Directors to issue one or more series of Stilwell Preferred Stock provides Stilwell with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of Stilwell Preferred Stock, as well as shares of Stilwell Common Stock, are available for issuance without further action by Stilwell's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Stilwell's securities may be listed or traded, or pursuant to the terms of any Certificate of Designation. If the approval of Stilwell's stockholders is not required for the issuance of shares of Stilwell Preferred Stock or Stilwell Common Stock, Stilwell's Board of Directors may determine not to seek stockholder approval.

     Stilwell's Board of Directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of Stilwell. Stilwell's Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of Stilwell and its stockholders. Stilwell's Board of Directors, in so acting, could issue Stilwell Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of Stilwell's Board of Directors, including a tender offer or other transaction that some, or a majority, of Stilwell's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of such stock.

CERTAIN ANTITAKEOVER EFFECTS

     Stockholder rights and related matters are governed by the DGCL, the Certificate and the Bylaws. Certain provisions of Stilwell's Certificate, Bylaws, Rights Plan and Delaware statutory law described in this section may delay or make more difficult acquisitions or changes in control of Stilwell. Such provisions may also adversely affect prevailing market prices for Stilwell Common Stock, although such transactions might be considered desirable by Stilwell's stockholders. Stilwell believes that such provisions are necessary to enable Stilwell to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by Stilwell's Board of Directors to be in the best interests of Stilwell and its stockholders. See "Risk Factors-Provisions of Stilwell's Governing Documents, its Rights Plan and Restrictions Relating to the Tax Ruling could have the Effect of Delaying or Preventing a Change in Control of Stilwell which may have an Adverse Effect on the Market Price of Stilwell Common Stock."

     BOARD OF DIRECTORS. The Certificate provides that the number of directors of Stilwell will be fixed from time to time exclusively by a majority of the entire Board of Directors of Stilwell, but cannot be fewer than three nor more than eighteen. Stilwell's Board of Directors, other than those who may be elected by the holders of Stilwell Preferred Stock, is divided into three classes, as nearly equal in number as possible, with one class to be elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be elected for a term expiring at the annual meeting of stockholders to be held in 2002. Commencing with the 2000 annual meeting of stockholders, successors to Stilwell's Board of Directors whose terms expire at the annual meeting will be elected for a three-year term, with each director to hold office until a successor has been duly elected and qualified. As a result, approximately one-third of Stilwell's Board of Directors will be elected each year.

     The Certificate and Bylaws provide that, except as otherwise provided for or fixed by or pursuant to a Certificate of Designation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on Stilwell's Board of Directors resulting from death, resignation, retirement, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of Stilwell's Board of Directors. Any director elected in accordance with the provisions described in the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. No decrease in the number of directors constituting Stilwell's Board of Directors shortens the term of any incumbent director. Subject to the rights of holders of Stilwell Preferred Stock, any director may be removed from office only for cause by the affirmative vote of the holders of the majority of the then-outstanding shares of the capital stock of Stilwell entitled to vote generally in the election of directors; provided, however, that on and after the day that someone becomes an Interested Stockholder (as defined in the Certificate), a director may be removed from office for cause only by the affirmative vote of the holders of at least 70% of the Voting Stock (as defined herein).

     These provisions would preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Stilwell's Board of Directors by filling the vacancies created by removal with its own nominees. In addition, such provisions would preclude a third party from enlarging Stilwell's Board of Directors and filling new directorships with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Stilwell's Board of Directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Stilwell.

     NO STOCKHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT; LIMITATIONS ON CALL OF SPECIAL MEETINGS. The Certificate and Bylaws provide that any action required or permitted to be taken by the stockholders of Stilwell must be effected only at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such holders in lieu of a meeting.
Except as otherwise required by law, special meetings of stockholders of Stilwell for any purpose or purposes may be called only by the Chief Executive Officer of Stilwell pursuant to a resolution approved by a majority of the entire Board of Directors of Stilwell. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by Stilwell's Chief Executive Officer.

     ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Bylaws establish an advance notice procedure for the nomination of candidates for election as directors by stockholders entitled to vote for the election of directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. Notice must be received by Stilwell not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that the meeting is designated by Stilwell's Board of Directors to be held at a date other than the second Wednesday in May and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must contain certain specified information concerning the persons to be nominated or the matters to be brought before the meeting, in addition to information concerning the stockholder submitting the proposal. The chairperson of the meeting has the power to determine whether business is properly brought before the meeting.

     By requiring advance notice of nominations by stockholders, the foregoing procedures will afford Stilwell's Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by Stilwell's Board of Directors, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, such procedures will provide Stilwell's Board of Directors with an opportunity to inform stockholders of business proposed to be conducted at such meetings and the Board of Directors' recommendations with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding such business.

     The above-described procedures may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Stilwell and its stockholders.

     AMENDMENTS; BUSINESS COMBINATIONS. Stilwell, in its Certificate, reserves the right to amend, alter, change or repeal any provisions contained in the Certificate in the manner prescribed by the DGCL, and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that on and after the day that someone becomes an Interested Stockholder, the affirmative vote of the holders of at least 70% of the then-outstanding shares of the capital stock of Stilwell entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, shall be required to amend, alter, change or repeal certain provisions of the Certificate. The Certificate further provides that provisions of the Bylaws (including the stockholder notice procedure) may be adopted, amended or repealed by Stilwell's entire Board of Directors or Stilwell's stockholders; provided, however, that on and after the day that someone becomes an Interested Stockholder, the affirmative vote of the holders of at least 70% of the Voting Stock is required to adopt, amend or repeal any provisions of the Bylaws. In addition, the affirmative vote of at least 70% of the Voting Stock, voting together as a single class, is required to enter into certain business combinations (defined broadly to include mergers, consolidations, certain sales or other dispositions of assets, and certain transactions that would increase certain interested stockholders' percentage ownership of stock in Stilwell) with an Interested Stockholder or its affiliates.

     EXPANDED CONSIDERATIONS BY STILWELL'S BOARD OF DIRECTORS WHEN EVALUATING CERTAIN TRANSACTIONS. The Certificate provides that Stilwell's Board of Directors, when evaluating a tender offer, exchange offer, merger, consolidation or offer to purchase all, or substantially all, of the properties and assets of Stilwell made by another party, may consider expanded factors, including, without limitation, certain social and economic effects on Stilwell's present and future customers and employees and those of its subsidiaries, including the impact on investment companies advised or managed by any of Stilwell's subsidiaries, the social and economic effect on the communities in which Stilwell is located or operated, the ability of Stilwell to fulfill its corporate objectives, and the consideration being offered in relation to the current market price of Stilwell's outstanding shares of capital stock, in relation to the current value of Stilwell in a freely negotiated transaction and in relation to Stilwell's Board of Director's estimate of the future value of Stilwell (including the unrealized value of its properties and assets) as an independent going concern.

     DELAWARE BUSINESS COMBINATION STATUTE. Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholders' percentage ownership of stock in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock and became an interested stockholder, unless: (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares; (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or
(iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting. A Delaware corporation, pursuant to a provision in its certificate of incorporation or bylaws, may elect not to be governed by Section 203 of the DGCL.

    Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who could be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Certificate does not exclude Stilwell from the restrictions imposed under Section 203 of the DGCL and, as a result, Stilwell is subject to its provisions upon consummation of the Distribution.
It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Stilwell to negotiate in advance with Stilwell's Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions may also have the effect of preventing changes in the management of Stilwell. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interest.

     LIMITATION ON LIABILITY. The Certificate also provides for expanded indemnification of Stilwell's Board of Directors and officers of Stilwell and limits the liability of directors of Stilwell. Pursuant to those provisions, Stilwell shall indemnify each officer, director, employee, agent, trustee, committee member or representative of Stilwell, or any officer, director, employee, agent, trustee, committee member or representative of any other company or other entity who was serving at the request of Stilwell, to the fullest extent permitted under the DGCL against all expenses, liability and loss reasonably incurred by such indemnitee in any legal proceeding to which such indemnitee is made or is threatened to be made a party by reason of such indemnitee acting in such capacity. Such right to indemnification includes the right to advancement of expenses incurred by such person prior to final disposition of the proceeding, provided that if the DGCL requires, such indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall provide Stilwell with an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses. The Certificate gives such indemnitee the right to bring suit against Stilwell if such advancement of expenses is not paid by Stilwell within the period set forth in the Certificate. The Certificate provides that a director of Stilwell shall not be personally liable to Stilwell or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to Stilwell or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, the Certificate provides that the liability of a director of Stilwell shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     STOCKHOLDERS' RIGHTS PLAN. Stilwell entered into the Rights Plan with UMB Bank, N.A., as rights agent as of [________, 1999]. In connection with the Rights Plan, Stilwell's Board of Directors declared a dividend of one right ("Right") for each outstanding share of Stilwell Common Stock as of the close of business on [_________, 1999] (the "Rights Record Date"). Shares of Stilwell Common Stock issued in the Distribution (assuming no triggering event) automatically receive these Rights upon issuance. The Rights are not exercisable or transferable separately from the shares of Stilwell Common Stock until the earlier of: (1) ten days following a public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of Stilwell Common Stock; or
(ii) ten days following the commencement or announcement of an intention to make a tender or exchange offer that would result in an acquiring person or group beneficially owning 15% or more of the outstanding shares of Stilwell Common Stock (an "Acquiring Person"), unless Stilwell's Board of Directors sets a later date in either event (the earlier of (i) or (ii) being the "Rights Distribution Date"). Under the Rights Plan, Stilwell's Board of Directors has the option to redeem the Rights at a nominal cost or prevent the Rights from being triggered by designating certain offers for all the outstanding Stilwell Common Stock as a Permitted Offer (as defined in the Rights Plan). No supplement or amendment may be made to the Rights Plan which changes the Redemption Price, the Final Expiration Date, the Purchase Price (as those terms are defined in the Rights Plan) or the number of 1/1,000ths of a share of Preferred Stock for which a Right is exercisable. Subject to the foregoing, prior to the Rights Distribution Date, Stilwell may amend or supplement the Rights Plan without the consent of any of the holders of the Rights. Following the Rights Distribution Date, the Rights Plan may be amended to cure any ambiguity, to correct or supplement any provision that is defective or inconsistent with any other provision of the Rights Plan, or to change or supplement any provision so long as such amendment or supplement does not adversely affect the holders of the Rights (other than an acquiring person or group). The Rights expire ten years after the Rights Record Date unless earlier redeemed by Stilwell.

     The Rights, when exercisable, entitle their holders (other than those held by an Acquiring Person) to purchase 1/1,000 of a share of Series A Stilwell Preferred Stock (subject to adjustment) or, in certain instances, other securities of Stilwell, including Stilwell Common Stock, having a market value equal to twice the exercise price of the Right. In certain circumstances, if Stilwell is involved in a merger or consolidation and is not the surviving entity or disposes of more than 50 percent of its assets or earnings power, the Rights also entitle their holders (other than an acquiring person or group) to purchase the highest priority voting shares in the surviving entity or its affiliates having a market value of two times the exercise price of the Rights. See "Description of Capital Stock-Stilwell Preferred Stock."

     The Rights Plan is intended to encourage a potential acquiring person or group to negotiate directly with Stilwell's Board of Directors, but may have certain antitakeover effects. The Rights Plan could significantly dilute the interests in Stilwell of an Acquiring Person. The Rights Plan may therefore have the effect of delaying, deterring or preventing a change in control of Stilwell.

TRANSFER AGENT

     The transfer agent and registrar of the Stilwell Common Stock is UMB Bank, N.A.

                              ADDITIONAL INFORMATION

     Stilwell has filed with the SEC a Registration Statement on Form 10 (the "Registration Statement", including any amendments or supplements thereto) under the Exchange Act with respect to the shares of Stilwell Common Stock being received by the holders of KCSI Common Stock in the Distribution. This Information Statement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Information Statement as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     This Registration Statement and the exhibits thereto filed by Stilwell with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the regional offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, 13th Floor, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, Registration Statements and other information that has been or will be filed by Stilwell.

     After the Distribution, Stilwell will be required to comply with the reporting requirements of the Exchange Act and to file with the SEC reports, proxy statements and other information as required by the Exchange Act. Additionally, Stilwell will be required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. After the Distribution, these reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the SEC or obtained by mail or over the Internet from the SEC, as described above. [Stilwell has received approval, subject to official notice of issuance, to have the Stilwell Common Stock listed on the New York Stock Exchange under the symbol "SV."] When the Stilwell Common Stock commences trading on the New York Stock Exchange, such reports, proxy statements and other information will be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                     INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants. . . . . . . . . . . . . . . . . . . . .F-2

Consolidated Balance Sheets as of September 30, 1999 (unaudited) and
December 31, 1997 and 1998. . . . . . . . . . . . . . . . . . . . . . . . F-3

Consolidated Statements of Income for the nine months ended September 30, 1998 and 1999 (unaudited) and the years ended December 31, 1996,
1997 and 1998. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-5

Consolidated Statements of Cash Flows for the nine months ended September
30, 1998 and 1999 (unaudited) and the years ended December 31, 1996,
1997 and 1998. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-7

Consolidated Statements of Changes in Stockholder's Equity for the
Nine months ended September 30, 1999 (unaudited) and the years ended
December 31, 1996, 1997 and 1998. . . . . . . . . . . . . . . . . . . . . F-9

Notes to Consolidated Financial Statements. . . . . . . . . . . .F-11 to F-37

All schedules are omitted because they are not applicable, insignificant or the required information is presented in the consolidated financial statements or notes thereto.

The consolidated financial statements and related notes, together with the Report of Independent Accountants, of DST Systems, Inc. (an approximately 32% owned affiliate of Stilwell accounted for under the equity method) for the years ended December 31, 1996, 1997 and 1998, which are included in the DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1998 (Commission File No. 1-14036) are incorporated by reference in this Information Statement.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
  Stockholder of Stilwell Financial, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of changes in stockholder's equity present fairly, in all material respects, the financial position of Stilwell Financial, Inc. (a wholly-owned subsidiary of Kansas City Southern Industries, Inc.) and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
August 11, 1999

                             STILWELL FINANCIAL, INC.
     (A WHOLLY-OWNED SUBSIDIARY OF KANSAS CITY SOUTHERN INDUSTRIES, INC.)
                           CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                          December 31,          September 30,
                                   -----------------------         ---------
                                    1997             1998             1999
                                                                  (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents       $  33.7         $  21.6           $103.3
  Accounts receivable                53.7            76.6            120.3
  Investments in advised funds      100.4           149.1            151.1
  Other current assets                6.4            12.0             16.5
                                  -------         -------           ------
    Total current assets            194.2           259.3            391.2

Investments held for
  operating purposes                348.1           379.2            411.2
Property and equipment, net           9.4            37.4             54.1
Intangibles and other assets, net   120.9           147.0            159.6
                                  -------         -------           ------
    Total assets                  $ 672.6         $ 822.9         $1,016.1
                                   ======          ======          =======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Debt due within one year
    - third parties                $  0.1         $   --            $  --
  Accounts and wages payable         48.5            61.7             95.0
  Federal income taxes payable        5.5             3.6             23.4
  Other accrued liabilities           9.3             5.8              8.8
                                   ------         -------           ------
    Total current liabilities        63.4            71.1            127.2

Other liabilities:
  Long-term debt - Parent            84.1            16.6              --
  Deferred income taxes             107.0           118.4            123.5
  Other liabilities                  41.6            42.3             39.9
                                   ------          ------           ------
    Total liabilities               296.1           248.4            290.6
                                   ------         -------           ------

Commitments and contingencies
  (Notes 5, 9, 10, 13, 15)         ------          ------           ------

Minority interest in consolidated
 subsidiaries                        28.2            34.3             43.6
                                   ------          ------           ------

STOCKHOLDER'S EQUITY
Net investment by Parent             91.2           106.8            1O6.8
Retained earnings                   206.3           358.5            499.9
Accumulated other
  comprehensive income               50.8            74.9             75.2
                                   ------          ------           ------
   Total stockholder's equity       348.3           540.2            681.9
                                   ------          ------           ------
    Total liabilities and
      stockholder's equity         $672.6          $822.9         $1,016.1
                                   ======          ======          ========

The accompanying notes are an integral part of these financial statements.

                               STILWELL FINANCIAL, INC.
      (A WHOLLY-OWNED SUBSIDIARY OF KANSAS CITY SOUTHERN INDUSTRIES, INC.)
                          CONSOLIDATED STATEMENTS OF INCOME
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                              For the year ended          For the nine months
                                  December 31,            ended September 30,
                      ------------------------------      -------------------
                         1996        1997       1998         1998        1999
                                                                  (unaudited)

REVENUES:
  Investment management
   Fee                 $  266.8   $  389.3   $  545.1      $  398.3   $ 675.7
  Shareowner servicing
   fees                    50.0       81.1      108.9          79.9     131.1
  Other                    12.8       14.7       16.8          11.9      19.9
                        -------    -------    -------       -------    ------
    Total                 329.6      485.1      670.8         490.1     826.7
                        -------    -------    -------       -------    ------
OPERATING EXPENSES:
  Compensation             95.4      118.0      167.8         118.5     218.7
  Marketing and promotion  29.9       34.2       50.8          39.9      51.9
  Alliance and third party
    administrator fees     13.5       38.4       64.0          46.2      96.2
  Depreciation and
    amortization           12.9       13.1       16.8          10.9      24.7
  Other                    46.1       82.2       90.8          64.6      89.7
                        -------    -------    -------       -------    ------
    Total                 197.8      285.9      390.2         280.1     481.2
                        -------    -------    -------       -------    ------
OPERATING INCOME          131.8      199.2      280.6         210.0     345.5

Equity in earnings of
 unconsolidated affiliates 68.6       24.9       25.8          23.8      34.1
Interest expense - Parent  (6.8)     (10.4)      (6.5)         (5.4)    (2.4)
Reduction in ownership of
 DST Systems, Inc.                              (29.7)
Other, net                 15.0       16.2       19.1          15.9      18.5
                        -------     ------    -------       -------    ------
    Pretax income         208.6      229.9      289.3         244.3     395.7

Income tax provision       58.2       87.0      103.7          88.6     142.5
Minority interest in
 consolidated earnings     15.8       24.9       33.4          25.8      38.6
                        -------     ------     ------        ------    ------

NET INCOME             $  134.6   $  118.0   $  152.2      $  129.9   $ 214.6
                        =======    =======    =======       =======     =====

PER SHARE DATA
  (Notes 1 and 2):
  Weighted Average Common
   shares outstanding     1,000      1,000      1,000        1,000      1,000

Basic Earnings per
  share                $134,600   $118,000   $152,200      $129,900  $214,600

Diluted Earnings
  per share             134,000    117,400    149,900       128,900   211,200

Pro Forma Per Share Data
(Unaudited) (Notes 2 and 3):

 Common shares outstanding
    (in thousands)                            221,038       221,038   221,038

Basic Earnings per share                     $   0.69      $   0.59   $  0.97

  Diluted Common shares outstanding
  (in thousands)                              228,585       228,585   228,585

Diluted Earnings per share                   $   0.66      $   0.56  $   0.92

   The accompanying notes are an integral part of these financial statements.

                           STILWELL FINANCIAL, INC.
    (A WHOLLY-OWNED SUBSIDIARY OF KANSAS CITY SOUTHERN INDUSTRIES, INC.)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN MILLIONS)

                                 For the year ended       For the nine months
                                      December 31,         ended September 30,
                             --------------------------    ------------------
                               1996       1997       1998      1998      1999
                                                                  (unaudited)



CASH FLOWS PROVIDED BY (USED FOR):
OPERATING ACTIVITIES:
  Net income                $  134.6   $  118.0   $  152.2   $ 129.9   $214.6
  Adjustments to net income:
    Depreciation and
      amortization              12.9       13.1       16.8      10.9     24.7
    Deferred income taxes        3.0       (4.4)     (12.4)      5.0     10.8
    Minority interest in
     consolidated earnings      15.8       24.9       33.4      25.8     38.6
    Equity in undistributed
      earnings of unconsolidated
      affiliates               (64.9)     (24.7)     (24.7)    (23.1)   (33.8)
    Asset impairment charges               15.7
    Gain on sale of equity
     investment                 (2.8)                 (8.8)
    Reduction in ownership of DST
      Systems, Inc.                                   29.7
    Employee deferred
      compensation              18.3        8.7        3.8     (2.8)      1.9
  Changes in working
  capital items:
    Accounts receivable        (11.6)     (15.0)     (21.3)   (13.2)    (43.7)
    Other current assets        (0.3)      (3.3)      (5.3)    (3.1)      2.9
    Accounts and wages
      payable                   10.9       13.4       12.8      4.3      33.4
    Federal income taxes
      payable and other
      accrued liabilitis       (70.1)       0.7        1.5     12.2      18.6
  Prepaid commissions                                            --     (22.9)
  Other, net                    (4.8)      (0.1)      (1.7)    (9.5)     (4.5)
                              -------     ------    -------   -------   -----
-
      Net operating              41.0      147.0      176.0    136.4    240.6
                               ------     ------    -------    ------   -----
-
INVESTING ACTIVITIES:
  Property acquisitions          (1.4)      (5.8)     (35.0)   (28.3)   (28.6)
  Investments in and loans
   with affiliates              (27.2)     (12.0)     (24.3)   (21.1)   (17.2)
  Sale of investments in
   advised funds                165.5      299.5      509.0    385.1    690.9
  Purchase of investments
   in advised funds            (205.6)    (330.5)    (552.2)  (411.6)  (687.1)
  Other, net                     12.6        3.8        9.7      8.0      6.4
                              -------    -------    -------   -------   -----
-
    Net investing               (56.1)     (45.0)     (92.8)   (67.9)   (35.6)
                              -------    -------   --------   -------   -----
-

FINANCING ACTIVITIES:
  Change in long-term
   debt and note
   receivable - Parent          187.7      (33.2)     (67.5)   (64.2)   (16.6)
  Repayment of long-term
   debt - third parties          (0.3)      (0.3)      (6.6)    (6.6)      --
  Amounts treated as
   transfers from
   (dividends to)
   Parent, net                 (168.6)     (40.5)       12.4     11.7   (73.2)
  Distributions to
   minority interest            (10.6)     (12.9)      (32.8)   (27.8)  (31.5)
  Other, net                      0.7       (4.2)       (0.8)     0.1    (2.0)
                              -------    -------     -------  -------  ------
    Net financing                 8.9      (91.1)      (95.3)   (86.8) (123.3)
                             --------    -------     -------  -------  ------

CASH AND CASH EQUIVALENTS:
  Net increase
      (decrease)                 (6.2)      10.9       (12.1)   (18.3)   81.7
  At beginning of period         29.0       22.8        33.7     33.7    21.6
                              -------    -------     -------  -------  ------
  At end of period            $  22.8    $  33.7     $  21.6  $  15.4  $103.3
                              =======    =======     =======  ======== ======

  The accompanying notes are an integral part of these financial statements.

                              STILWELL FINANCIAL, INC.
      (A WHOLLY-OWNED SUBSIDIARY OF KANSAS CITY SOUTHERN INDUSTRIES, INC.)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                              (DOLLARS IN MILLIONS)

                                                     Accumulated     Total
                                Net                   other com-     stock-
                            investment    Retained    prehensive     holder's
                             by Parent    earnings     income        equity
                            ----------    --------  -------------    -------


BALANCE AT DECEMBER 31,
  1995                        $ 81.1      $ 162.8       $ 6.4         $ 250.3

  Comprehensive income:
    Net income                              134.6
    Net unrealized gain on
      investments                                        18.5
        COMPREHENSIVE INCOME                                            153.1
  Dividends to Parent, net                 (168.6)                     (168.6)
                             -------      -------     -------         -------
BALANCE AT DECEMBER 31,
  1996                          81.1        128.8        24.9           234.8

  Comprehensive income:
    Net income                              118.0
    Net unrealized gain on
      investments                                        25.9
        COMPREHENSIVE INCOME                                            143.9
  Dividends to Parent, net                  (40.5)                      (40.5)
  Non-cash contribution
   from Parent: additional
   investment in Berger
   Associates, Inc.
   (Note 5)                     10.1                                     10.1
                             -------      -------     -------         -------

BALANCE AT DECEMBER 31,
 1997                           91.2        206.3        50.8           348.3

  Comprehensive income:
   Net income                               152.2
   Net unrealized gain on
    investments                                          24.1
      COMPREHENSIVE INCOME                                              176.3
   Transfers from Parent,
    net                         12.4                                     12.4

   Non-cash contribution from Parent:
    acquisition of Nelson
    Money Managers Plc
    (Note 5)                     3.2                                      3.2
                             -------      -------     -------         -------

BALANCE AT DECEMBER 31,
  1998                         106.8       358.5         74.9           540.2
  Comprehensive income:
   Net income (unaudited)                  214.6
   Net unrealized gain on                                 3.6
    investments (unaudited)
   Less:  reclassification
      adjustment for gains
      included in net income                             (3.3)

     COMPREHENSIVE INCOME (unaudited)                                  214.9
   Dividends to Parent,
    net (unaudited)                        (73.2)                      (73.2)
                             -------    --------     --------         -------
BALANCE AT September 30,
     1999 (unaudited)        $ 106.8    $  499.9       $ 75.2         $ 681.9
                             =======    ========     ========         =======

The accompanying notes are an integral part of these financial statements.

                       STILWELL FINANCIAL, INC.
   (A WHOLLY-OWNED SUBSIDIARY OF KANSAS CITY SOUTHERN INDUSTRIES, INC.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS

     FORMATION OF STILWELL FINANCIAL, INC. Kansas City Southern Industries, Inc. ("KCSI"; "Parent") is a holding company that has owned and managed, through its direct and indirect subsidiaries, two principal business segments: rail transportation and financial services. The primary entities comprising the financial services segment are: Janus Capital Corporation ("Janus"), an 83% owned subsidiary (subject to vesting of Janus restricted stock with various Janus employees which will reduce ownership to 82% - see Note 12); Berger Associates, Inc. ("Berger"), a wholly-owned subsidiary as of December 31, 1998 (subject to the exercise of management options to acquire approximately 3.9% of Berger) (see below); Nelson Money Managers Plc ("Nelson"), an 80% owned subsidiary; DST Systems, Inc. ("DST"), an equity investment in which KCSI holds an approximately 32% interest; and various other subsidiaries and equity investments (the "Miscellaneous Corporations"). Janus is the principal business comprising the financial services segment of KCSI, representing 96% of assets under management at September 30, 1999 and 95% of revenues and 88% of the net income for the nine months ended September 30, 1999. The businesses which comprise the financial services segment offer a variety of asset management and related financial services to registered investment companies, retail investors, institutions and individuals.

     On January 23, 1998, KCSI formed Stilwell Financial, Inc. ("Stilwell") as a wholly-owned holding company for the group of businesses and investments that comprise the financial services segment of KCSI. Unless otherwise stated or the context otherwise requires, references in these financial statements to Stilwell include Stilwell's direct and indirect subsidiaries and equity investments. KCSI transferred to Stilwell KCSI's investments in Janus, Berger, Nelson, DST and the Miscellaneous Corporations and certain other financial services-related assets and Stilwell assumed all of KCSI's liabilities associated with the assets transferred effective July 1, 1999
("Contribution"). For financial statement purposes, Stilwell accounted for these transactions at historical cost.

     On July 9, 1999, KCSI received a tax ruling from the Internal Revenue Service ("IRS") to the effect that for United States federal income tax purposes the planned separation of Stilwell from KCSI through a pro-rata distribution of Stilwell common stock to KCSI stockholders (the "Distribution") qualifies as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended.

	On September 30, 1999, Berger Associates, Inc. assigned and transferred its operating assets and business to its subsidiary, Berger LLC, a limited liability company. In addition, Berger Associates, Inc. changed its name to Stilwell Management, Inc. ("Stilwell Management"). Stilwell Management owns 100% of the preferred limited liability company interests and approximately
86% of the regular limited liability company interests of Berger. The remaining 14% of regular limited liability company interests was issued to key Stilwell Management and Berger LLC employees, resulting in a noncash compensation charge.

     Within these consolidated financial statements and accompanying notes, historical transactions and events involving KCSI's financial services segment are discussed as if Stilwell were the entity involved in the transaction or event, unless otherwise indicated. In addition, intercompany transactions between Stilwell and KCSI during the periods covered herein are reflected as dividends to or transfers from KCSI (see Note 2).

     Stilwell has 10,000, $.001 par value, Common shares authorized and 1,000 shares issued and outstanding.

     NATURE OF OPERATIONS. Stilwell's principal operations are the management of its investments in financial services companies. A summary of Stilwell's principal operations/investments is as follows:

     JANUS CAPITAL CORPORATION AND BERGER LLC. Janus and Berger provide investment management, advisory, distribution and transfer agent services primarily to U.S. based mutual funds, pension plans, and other institutional and private account investors. Janus also offers mutual fund products to international markets through the Janus World Funds plc ("Janus World Funds"). As of September 30, 1999, Stilwell owned 83% of Janus. At September 30, 1999, Stilwell's ownership in Janus is subject to dilution upon vesting of Janus restricted stock held by various Janus employees, which would reduce Stilwell's ownership to 82%.

     The revenues and operating income of Janus and Berger LLC are driven primarily by growth in assets under management, and a decline in the U.S. and/or international stock and/or bond markets or an increase in the rate of return of alternative investments could negatively impact results. In addition, the mutual fund industry, in general, faces significant competition as the number of mutual funds continues to increase, marketing and distribution channels become more creative and complex, and investors place greater emphasis on published fund recommendations and investment category rankings.

     NELSON MONEY MANAGERS PLC. Nelson, operating in the United Kingdom, provides investment advice and investment management services directly to individuals who are retired or are contemplating retirement. As of September 30, 1999, Stilwell owned 80% of Nelson.

     Nelson revenues are earned based on an initial fee calculated as a percentage of capital invested into each individual investment portfolio, as well as from an annual fee based on the level of assets under management for the ongoing management and administration of each investment portfolio. Declines in international stock markets or fluctuations of the relative price of the British pound versus the U.S. dollar could negatively affect the amount of earnings reported for Nelson in the consolidated financial statements.

     DST SYSTEMS, INC. DST, together with its subsidiaries and joint ventures, provides sophisticated information processing and computer software services and products to mutual funds, investment managers, communications industries and other service industries through business units organized into three operating segments: financial services, customer management and output solutions. DST operates throughout the United States, with operations in Kansas City, Missouri, Northern California and various locations on the East Coast, among others, as well as internationally in Canada, Europe, Africa and the Pacific Rim. DST has a single class of common stock which is publicly traded on the New York Stock Exchange and the Chicago Stock Exchange.

     Prior to November 1995, Stilwell owned all of the stock of DST. In November 1995, a public offering reduced Stilwell's ownership interest in DST to approximately 41%. In December 1998, a wholly-owned subsidiary of DST merged with USCS International, Inc. ("USCS"). The merger, which was accounted for by DST as a pooling of interests, reduced Stilwell's ownership of DST to approximately 32%. Stilwell reports DST as an equity investment in the consolidated financial statements. See Note 4.

     The earnings of DST are dependent in part upon the further growth of mutual fund and other industries, DST's ability to continue to adapt its technology to meet clients' needs and demands for the latest technology and various other factors including, but not limited to, reliance on processing facilities; future international sales; continued equity in earnings from joint ventures; and competition from other third party providers of similar services and products as well as from in-house providers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     BASIS OF PRESENTATION. The accompanying financial statements are presented using the accrual basis of accounting. The financial position, results of operations and cash flows of Stilwell reflect the combined accounts of those entities, assets and liabilities which were contributed to Stilwell by KCSI (as described above).

     The financial statements include all majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     The accompanying financial statements were prepared by attributing the historical data for the financial services segment of KCSI to Stilwell utilizing accounting policies consistent with those applied to the preparation of KCSI's historical financial statements. Since the financial services business was operated as part of KCSI during the periods presented, such financial information may not necessarily reflect the results of operations or financial position of Stilwell or what the results of operations would have been if Stilwell had been a separate, independent company during those periods.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION. Investment management fees are recognized as services are provided. These revenues are generally determined in accordance with contracts between Stilwell's subsidiaries and their customers based upon a percentage of assets under management. Shareowner servicing fees and other revenues are recognized as contractual obligations are fulfilled or as services are provided.

     CASH EQUIVALENTS. Short-term liquid investments with an initial maturity of generally three months or less are considered cash equivalents.

     INVESTMENTS. The equity method of accounting is used for all entities in which Stilwell has significant influence but not more than a 50% voting interest; the cost method of accounting is generally used for non-marketable investments of less than 20%. Investments classified as "available for sale" pursuant to Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), are reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of deferred income taxes, in accumulated other comprehensive income. Investments classified as "trading" securities are reported at fair value, with unrealized gains and losses included in earnings.

     Investments in advised funds are comprised of shares of certain mutual funds advised by Janus and Berger. These investments are generally used to fund Janus and Berger operations and dividends. Realized gains and losses are determined using the first-in, first-out method.

     PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Ordinary maintenance and repairs are expensed as incurred. Improvements are capitalized. Depreciation and amortization are recorded using straight line and accelerated methods over the estimated useful life of the related assets (or the lease term if shorter), generally three to seven years for furniture, fixtures and equipment and three to twenty-one years for buildings and leasehold improvements.

     Stilwell adopted Statement of Financial Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), effective January 1, 1996. This statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill, as well as for long-lived assets and certain identifiable intangibles which are to be disposed of. If events or changes in circumstances of a long-lived asset indicate that the carrying amount of an asset may not be recoverable, Stilwell must estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest) is lower than the carrying amount of the asset, an impairment loss must be recognized to the extent that the carrying amount of the asset exceeds its fair value. In accordance with FAS 121, Stilwell periodically evaluates the recoverability of its long-lived assets. The adoption of FAS 121 did not have a material effect on Stilwell's financial position or results of operations.

     SOFTWARE DEVELOPMENT AND MAINTENANCE. Purchased software is recorded at cost and amortized over the estimated economic life.

     In 1998, Stilwell adopted the guidance outlined in American Institute of Certified Public Accountant's Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires that computer software costs incurred in the preliminary project stage, as well as training and maintenance costs, be expensed as incurred. This guidance also requires that direct and indirect costs associated with the application development stage of internal use software be capitalized until such time that the software is substantially complete and ready for its intended use. Capitalized costs are to be amortized on a straight line basis over the useful life of the software. The adoption of this guidance did not have a material impact on Stilwell's results of operations, financial position or cash flows.

     MARKETING. Stilwell expenses all marketing and promotion costs as incurred. Direct response advertising for which future economic benefits are probable and specifically attributable to the advertising is not material. Berger has marketing agreements with various related mutual funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("12b-1 Plan") pursuant to which certain 12b-1 fees are collected. Under these agreements, which are approved or renewed on an annual basis by the boards of directors of the respective mutual funds, Berger must engage in activities that are intended to result in sales of the shares in the funds. Any fees not spent must be returned to the funds.

     DEFERRED COMMISSIONS. Commissions paid to financial intermediaries on sales of certain Janus World Funds shares ("B shares") are recorded as deferred commissions in the accompanying consolidated financial statements. These deferred commissions are amortized using the sum-of-the-years digits methodology over four years, or when the B shares are redeemed, if earlier. Early withdrawal charges received by Janus from redemption of the B shares within four years of purchase reduce the unamortized deferred commissions balance. The deferred commission balance at December 31, 1998 and associated amortization expense for the year then ended were not material to Stilwell's 1998 results of operation, financial position or cash flows.

     INCOME TAXES. Stilwell currently joins with KCSI and other members of the KCSI affiliated group in filing a consolidated federal income tax return. The consolidated federal income tax is allocated to Stilwell as if Stilwell filed a separate consolidated federal income tax return, assuming the utilization of tax-planning strategies consistent with those utilized by KCSI. Following the Distribution, Stilwell will no longer be a member of the KCSI affiliated group and, as a result, will discontinue filing a consolidated federal income tax return with KCSI. (See Note 10 with respect to a Tax Disaffiliation Agreement between KCSI and Stilwell.)

     Deferred income tax assets and liabilities are determined based on the differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted income tax rates which will be in effect when these differences reverse. Deferred income tax expense is generally the result of changes in the deferred tax assets and liabilities.

     INTANGIBLE ASSETS. Intangible assets principally represent the excess of cost over the fair value of net underlying assets of acquired companies using purchase accounting and are amortized over periods ranging from 15 to 40 years using the straight-line method. Stilwell periodically reviews the recoverability of intangible assets by comparing the carrying value of the associated intangible assets to their fair value. The determination of possible impairment is primarily measured by reference to various valuation techniques commonly used in the investment management industry. See Note 7 regarding the impairment of Berger goodwill as of December 31, 1997.

     CHANGES OF INTEREST IN SUBSIDIARIES AND EQUITY INVESTEES. A change of Stilwell's interest in a subsidiary or equity investee resulting from a subsidiary's or equity investee's sale of its stock to parties other than Stilwell is recorded as a gain or loss in Stilwell's statement of income in the period that the change of interest occurs. A change of interest in a subsidiary or equity investee resulting from a subsidiary's or equity investee's purchase of its stock from parties other than Stilwell increases Stilwell's ownership percentage of the subsidiary. Stilwell records this type of transaction under the purchase method of accounting, whereby any excess of fair market value over the net tangible and identifiable intangible assets is recorded as goodwill. Gains recorded by Stilwell (included in the Other, net component in the Statement of Income) for the nine months ended September 30, 1998 and 1999 and for the years ended December 31, 1996 through 1998 were not material.

     FAIR VALUE OF FINANCIAL INSTRUMENTS. Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments" ("FAS 107") requires an entity to disclose the fair value of its financial instruments. Stilwell's financial instruments include cash and cash equivalents, investments in advised funds, accounts receivable and payable and long-term debt.

     The carrying value of Stilwell's cash equivalents and accounts receivable and payable approximate their fair values due to their short-term nature. The carrying value of Stilwell's investments designated as "available for sale" and "trading" equals their fair value which is based upon quoted prices in active markets. Stilwell approximates the fair value of long-term debt based upon borrowing rates available at the reporting date for indebtedness with similar terms and average maturities.

     STOCK-BASED COMPENSATION. Stilwell accounts for stock options granted to employees and non-employee directors using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In October 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), which permits companies to use either the APB 25 intrinsic value method or the fair value method as prescribed by FAS 123. Stilwell uses the APB 25 method and discloses pro forma net income in the notes to the financial statements, as if it had adopted the FAS 123 fair value method for grants after December 31, 1994. See
Note 12 for pro forma disclosure assuming that Stilwell would have had higher compensation cost as a result of accounting for existing KCSI stock options held by Stilwell employees under FAS 123.

     CORPORATE ALLOCATIONS. Prior to the Contribution, KCSI provided certain managerial, treasury, accounting, tax and legal services to Stilwell. Additionally, certain other expenses were incurred by KCSI on behalf of Stilwell (e.g., amortization of identifiable intangible assets and goodwill) prior to the Contribution. An allocation of the estimated cost of these services and expenses has been reflected in the accompanying financial statements based on management's best estimate of financial services-related assets and liabilities, capital structure and liquidity. In the opinion of management, the costs and expenses allocated to Stilwell for these services provided by KCSI are reasonable. These costs and expenses aggregated $16.7, $18.6 and $20.9 million in 1996, 1997 and 1998, respectively, and $15.5 and $14.7 million for the nine months ended September 30, 1998 and 1999, respectively.

     INTERCOMPANY TRANSACTIONS WITH KCSI. Intercompany transactions between Stilwell and KCSI are reflected as dividends to or transfers from KCSI within the consolidated financial statements. Amounts treated as net dividends are recorded as a reduction to Retained Earnings and amounts treated as net transfers from KCSI as an increase to the Net investment by Parent component included in the Consolidated Balance Sheets. Generally, increases in the Net Investment by Parent component result from the timing of cash requirements throughout each year, primarily with respect to investing activities. Amounts treated as net dividends to KCSI generally reflect the transfer to KCSI of dividends received by Stilwell from subsidiaries, to the extent such amounts were not required for investing, financing or operating needs.

     INTERIM FINANCIAL INFORMATION (UNAUDITED). The interim consolidated financial statements and related disclosures as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of the SEC's Regulation S-X. Accordingly, they do not include all of the information and explanatory notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited interim consolidated financial statements contain all of the adjustments (consisting of normal interim closing procedures) necessary to present fairly the financial position of Stilwell as of September 30, 1999 and its results of operations and cash flows for the nine months ended September 30, 1998 and 1999. The results of operations and cash flows for the nine months ended September 30, 1999 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1999.

     EARNINGS PER SHARE. In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128"). FAS 128 specifies the computation, presentation and disclosure requirements for earnings per share ("EPS") and requires the computation of EPS under two methods: "basic" and "diluted." Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Stilwell currently does not have any potentially dilutive securities that would affect the denominator in the dilutive computation. The only adjustments that could affect the numerator of Stilwell's diluted EPS computation include potentially dilutive securities at Janus, Berger, Nelson and DST. These adjustments totaled approximately $0.6, $0.6 and $2.3 million for the years ended December 31, 1996, 1997 and 1998, respectively. The adjustments for the nine months ended September 30, 1998 and 1999 were $1.0 and $3.4 million, respectively. See Note 3 for computation of pro forma EPS (unaudited) disclosures in the accompanying financial statements to provide a basis for comparison to future earnings per share. See Note 12 with regard to current KCSI stock options which are expected to convert to Stilwell stock options upon completion of the Distribution.

     STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 130. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"). FAS 130 establishes standards for reporting and disclosure of comprehensive income and its components in the financial statements (the change in net assets of a business enterprise during a period from transactions and other events and circumstances from non-owner sources including all changes in equity other than those resulting from investments by and distributions to owners). The principal items comprising other comprehensive income are the effects of Stilwell's and DST's investments which are classified as "available for sale," and these items are reflected net of deferred income taxes of $11.6, $16.7 and $16.2 million for 1996, 1997 and 1998, respectively, and $8.2 and $2.4 million for the nine months ended September 30, 1998 and 1999, respectively. Stilwell adopted the provisions of FAS 130 effective January 1, 1998 and has retroactively reclassified the accompanying financial statements for comparative purposes.

     STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 131. In 1998, Stilwell adopted the provisions of Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"). FAS 131 establishes standards for the manner in which public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. FAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. Management believes that Stilwell operates in only one reportable segment and in only one reportable geographic area. The adoption of FAS 131 did not have a significant impact on Stilwell's financial statements.

     STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 132. In 1998, Stilwell adopted Statement of Financial Accounting Standards No. 132 "Employers' Disclosure about Pensions and Other Postretirement Benefits - an amendment of FASB Statements No. 87, 88, and 106" ("FAS 132"). FAS 132 establishes standardized disclosure requirements for pension and other postretirement benefit plans, requires additional information on changes in the benefit obligations and fair values of plan assets, and eliminates certain disclosures that are no longer useful. The standard does not change the measurement or recognition of pension or postretirement benefit plans. The adoption of FAS 132 did not have a material impact on Stilwell's disclosures.

     STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133. In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"), which establishes accounting standards for derivative instruments, the derivative portion of certain other contracts that have similar characteristics and for hedging activities. In June 1999, the FASB issued an amendment to FAS 133 changing the effective date of FAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. Stilwell does not generally enter into transactions covered by this statement. Stilwell does not expect that adoption of FAS 133 will have a significant impact on Stilwell's financial statements.

     EMERGING ISSUES TASK FORCE ISSUE NO. 96-16. In Issue No. 96-16, the Emerging Issues Task Force ("EITF") of the FASB reached a consensus that substantive "participating" minority rights which provide the minority stockholder with the right to effectively control significant decisions in the ordinary course of an investee's business could impact whether the majority stockholder should consolidate the investee. Management has evaluated the rights of the minority stockholders of its consolidated subsidiaries and concluded that application of EITF 96-16 did not affect Stilwell's consolidated financial statements.

NOTE 3 - PRO FORMA EARNINGS PER SHARE (UNAUDITED)

     Stilwell intends to issue additional shares of Stilwell common stock to KCSI pursuant to a stock split effected in the form of a stock dividend prior to the Distribution to provide a sufficient number of shares for the Distribution. In addition, the par value of the Stillwell common stock will be changed to $0.01.

     To provide a basis for comparison to future earnings per share, pro forma computations of basic and diluted EPS for the year ended December 31, 1998 and the nine month periods ended September 30, 1998 and 1999 are included for informational purposes.

     The number of basic shares used for pro forma purposes was derived based upon an assumed issuance of two shares of Stilwell common stock for every one share of KCSI common stock. The number of shares of KCSI common stock used in the computation was 110.52 million, based upon the total number of outstanding shares of KCSI common stock as of September 30, 1999, resulting in a pro forma
221.04 million shares of Stilwell common stock.

     The number of dilutive shares used in the pro forma computation was derived based upon the total number of KCSI stock options assumed to be exercised in connection with the determination of the dilutive number of weighted average shares of KCSI common stock as of September 30, 1999. These options to purchase KCSI common stock (3.77 million) were multiplied by two to derive the options to purchase shares of Stilwell common stock that are assumed to be exercised (7.54 million).

     The number of basic and diluted shares derived in the computations described above represent the denominator in the earnings per share calculations required under FAS 128. As discussed in Note 2, for purposes of deriving diluted EPS, adjustments to the numerator have also been factored into the computation.

NOTE 4 - INVESTMENT IN DST SYSTEMS, INC.

     DST MERGER. On December 21, 1998, DST and USCS announced the completion of the merger of USCS with a wholly-owned DST subsidiary. Under the terms of the merger, USCS became a wholly-owned subsidiary of DST. The merger, accounted for as a pooling of interests by DST, expands DST's presence in the output solutions and customer management software and services industries. DST issued approximately 13.8 million shares of its common stock in the transaction, reducing Stilwell's ownership interest from 41% to approximately 32%. Stilwell recorded a one-time pretax non-cash charge of approximately $36.0 million ($23.2 million after-tax), reflecting Stilwell's reduced ownership of DST and Stilwell's proportionate share of DST and USCS costs incurred in the fourth quarter related to the merger. Stilwell accounts for its investment in DST under the equity method.

     CONTINUUM/CSC. In March 1996, The Continuum Company, Inc. ("Continuum"), formerly an equity method investment of DST, announced the completion of its merger with Hogan Systems, Inc., a provider of software to banks and financial institutions, for shares of Continuum stock (the "Hogan Merger"). As a result of this transaction, DST's ownership interest in Continuum was reduced to approximately 23% and Stilwell recorded its proportionate share (approximately $3.9 million after-tax) of a nonrecurring charge recorded by DST in connection with the Hogan Merger.

     On August 1, 1996, Continuum merged with Computer Sciences Corporation ("CSC") in a tax-free share exchange. In exchange for its ownership interest in Continuum, DST received shares of common stock in CSC. As a result of the transaction, Stilwell's earnings for the year ended December 31, 1996 include Stilwell's $47.7 million after-tax share of the one-time gain recognized by DST in connection with the merger. Continuum ceased to be an equity affiliate of DST, thereby eliminating any future Continuum equity earnings or losses. DST recognized equity losses in Continuum of $4.9 million for the first six months of 1996.

     SUMMARIZED FINANCIAL INFORMATION. Stilwell's investment in DST, together with certain condensed DST financial information, is summarized as follows. Note that for the years ended December 31, 1996 and 1997, information regarding DST's financial condition and operating results has been restated to combine the historical results of DST and USCS as a result of their merger in December 1998. Additionally, Stilwell's equity in DST net assets was computed for all years presented using Stilwell's ownership percentage as of December 31, 1998. Stilwell's percentage ownership of DST, carrying value of the DST investment and the DST fair market value were not restated and represent Stilwell's historical information.

                           (DOLLARS IN MILLIONS)

                                      December 31,            September 30,
                           ---------------------------------     ----------
                             1996         1997          1998        1999
                                                                 (unaudited)

Percentage ownership           41%          41%           32%         32%
Carrying value            $  283.5     $  345.3      $  376.0    $  407.9
Equity in DST net
 assets                      256.7        300.1         376.0       407.9
Fair market value (a)        633.7        865.0       1,156.7     1,153.5

FINANCIAL CONDITION:
  Current assets          $  300.2     $  345.3      $  375.7    $  452.9
  Non-current assets       1,003.5      1,203.2       1,521.2     1,555.0
                          --------     --------      --------     -------
    Total assets          $1,303.7     $1,548.5      $1,896.9    $2,007.9
                          ========     ========      ========     =======

  Current liabilities     $  188.9     $  212.0      $  268.6    $  265.3
  Non-current liabilities    318.6        405.6         462.1       467.2
  Stockholders' equity       796.2        930.9       1,166.2     1,275.4
                          --------     --------      --------     -------
    Total liabilities
     and stockholders'
     equity               $1,303.7     $1,548.5      $1,896.9    $2,007.9
                          ========     ========      ========    ========

                                For the year             For the nine months
                             ended December 31,         ended September 30,
                      ----------------------------       -------------------
                       1996      1997(b)     1998(c)      1998      1999(d)
                                                                  (unaudited)
OPERATING RESULTS:
  Revenues           $844.0     $950.0     $1,096.1     $ 804.6     $ 891.1
  Costs and expenses  765.8      823.1        976.6       698.1       741.5
  Net income          177.8       79.4         71.6        65.1       100.9

(a)  Based upon DST's closing price on the New York Stock Exchange.

(b) Significant decrease in net income in 1997 from 1996 is attributable to the one-time gain recorded by DST as a result of the 1996 Continuum/CSC merger discussed above.

(c) Net income includes $19.4 million, after tax, of DST/USCS fourth quarter merger-related charges.

(d) Effective January 1, 1999, DST adopted SOP 98-1. DST's pre-tax income for the nine months ended September 30, 1999 was increased by $18.1 million as a result.

NOTE 5 - OTHER ACQUISITIONS, DISPOSITIONS AND SIGNIFICANT TRANSACTIONS

     BERGER. During 1992, Stilwell acquired an 18% interest in Berger for $1.2 million. On October 14, 1994, pursuant to a Stock Purchase Agreement ("Berger SPA"), Stilwell increased its ownership of Berger to approximately 80%. In connection with this increase in ownership (which was accounted for as a purchase), Stilwell made payments of $47.5 million in cash (resulting in the recording of $44.0 million of intangible assets which are being amortized over 15 years) and agreed to make additional purchase price payments covering a period ending no later than October 1999. Pursuant to the Berger SPA, Stilwell made additional purchase price payments of $3.0 million during third quarter 1999. No additional payments will be made thereafter. Stilwell made additional purchase price payments of $23.9 and $3.1 million in 1996 and 1997, respectively. Stilwell made no payments under the Berger SPA during 1998.
These goodwill amounts are being amortized over 15 years.

     As a result of various transactions during 1997, Stilwell increased its ownership in Berger to 100%. In January and December 1997, Berger purchased, for treasury, the common stock of minority stockholders. In December 1997, Stilwell also acquired additional Berger shares from a minority stockholder through the issuance of shares of KCSI common stock. The shares of KCSI common stock are reflected as a contribution from KCSI to Stilwell in the accompanying financial statements. These transactions resulted in approximately $17.8 million of goodwill, which is being amortized over 15 years. However, see discussion of impairment of a portion of this goodwill in Note 7. In connection with these transactions, Berger also granted options to acquire shares of common stock of Berger to certain of its employees.

     NELSON MONEY MANAGERS PLC. On April 20, 1998, Stilwell completed the acquisition of 80% of Nelson, an investment adviser and manager based in the United Kingdom. Nelson provides investment advice and investment management services directly to individuals who are retired or contemplating retirement. Nelson managed approximately (Pounds) 696 million ($1.2 billion) in assets as of December 31, 1998. The acquisition, which was accounted for as a purchase, was completed using a combination of cash, KCSI common stock and notes payable. The total purchase price was approximately $33 million. The KCSI common stock issued in the transaction has been reflected as a contribution from KCSI to Stilwell in the accompanying financial statements.

     The purchase price was in excess of the fair market value of the net tangible and identifiable intangible assets received and this excess was recorded as goodwill to be amortized over a period of 20 years. If the acquisition of Nelson had been completed January 1, 1998, inclusion of Nelson's results on a pro forma basis would not have been material to Stilwell's consolidated results of operations for the year ended December 31, 1998.

     JANUS CAPITAL CORPORATION. Stilwell has agreed to sell to Janus 192,408 shares of Janus common stock to be available for awards under Janus' recently adopted Long Term Incentive Plan. Janus has agreed that for as long as it has available shares of Janus Common Stock for grant under that plan, it will not award phantom stock, stock appreciation rights or similar rights. Upon reissuance of these Janus shares, Stilwell's percentage ownership of Janus will decrease to not less than 80.1%, depending on the number of Janus shares outstanding.

NOTE 6 - SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid for income taxes and interest is summarized as follows (in millions):

                       For the year                 For the nine months
                    ended December 31,              ended September 30,
              -----------------------------       ------------------------
                1996       1997      1998             1998        1999
                                                          (unaudited)
Interest      $  4.1    $  13.7    $  7.9           $ 5.3          $  1.1
Income taxes   120.0       64.5      82.0            57.1            81.3

     As discussed in Note 5 during second quarter 1998, in connection with Stilwell's acquisition of Nelson, KCSI issued approximately 67,000 shares of KCSI common stock (valued at $3.2 million) to certain of the sellers of the shares of Nelson. The use of these shares by Stilwell is reflected as a capital contribution from KCSI to Stilwell in the accompanying consolidated financial statements. Also, notes payable of $4.9 million were recorded as part of the purchase price, payable by March 31, 2005, bearing interest at seven percent.

     Stilwell subsidiaries and affiliates hold various investments which are accounted for as "available for sale" securities as defined in FAS 115. Stilwell records its proportionate share of any unrealized gains or losses related to these investments, net of deferred income taxes, in accumulated other comprehensive income. Stockholder's equity increased $18.5, $25.9 and $24.1 million in 1996, 1997 and 1998, respectively, and $15.9 and $3.6 million for the nine months ended September 30, 1998 and 1999, respectively, as a result of unrealized gains related to these investments.

     As discussed in Note 5, during 1997, Stilwell purchased a portion of the Berger minority interest through the issuance of 330,000 shares of KCSI common stock, valued at $10.1 million. The use of the KCSI shares by Stilwell is reflected as a capital contribution from KCSI in the accompanying financial statements.

NOTE 7 - OTHER BALANCE SHEET CAPTIONS

     ACCOUNTS RECEIVABLE. Stilwell's accounts receivable balances do not include any allowance for doubtful accounts nor bad debt expense as of and for the years ended 1996 through 1998. The majority of the balances are amounts owed from the investment companies for which Stilwell subsidiaries act as investment adviser or sub-adviser (see Note 14).

     OTHER CURRENT ASSETS. Other current assets are comprised of the following (in millions):

                                        December 31,
                                   ---------------------
                                     1997          1998

Deferred income taxes              $   1.7       $   2.1
Other                                  4.7           9.9
                                   -------       -------
  Total                            $   6.4       $  12.0
                                   =======       =======

     INVESTMENTS IN ADVISED FUNDS. Investments in advised funds, principally in money market mutual funds, are summarized as follows (in millions):

                                          December 31,
                                   ----------------------
                                    1997           1998

AVAILABLE FOR SALE:
  Cost basis                      $   95.6      $  140.8
  Gross unrealized gains               2.0           5.4
                                  --------      --------
                                      97.6         146.2
                                  --------      --------

TRADING:
  Cost basis                           2.1           3.2
  Gross unrealized gains (losses)      0.7          (0.3)
                                  --------      --------
                                       2.8           2.9
                                  --------      --------
    Total                         $  100.4       $ 149.1
                                  ========       =======

Gross realized gains (losses) were not material to Stilwell's consolidated results of operations for the years ended 1996 through 1998.

Investments in advised funds are generally used by Janus and Berger to fund operations and dividends. Pursuant to contractual agreements, Janus has distributed at least 90% of its net earnings to its stockholders each year.

PROPERTY AND EQUIPMENT, NET. Property and equipment are summarized as follows (in millions):

                                        December 31,
                                  -----------------------
                                    1997           1998
Furniture, fixtures and
  equipment                       $   32.1          59.2
Buildings and leasehold
  improvements                         6.5          10.5
                                  --------       -------
  Subtotal                            38.6          69.7
Less accumulated depreciation
  and amortization                   (29.2)        (32.3)
                                  --------       -------
   Net property and equipment     $    9.4       $  37.4
                                  ========       =======

     The above totals include assets under capital leases with a cost basis of $1.4 million as of December 31, 1997. Accumulated amortization associated with these capital leases totaled $1.4 million as of December 31, 1997. There were no assets under capital lease as of December 31, 1998.

INTANGIBLES AND OTHER ASSETS. Intangibles and other assets are summarized as follows (in millions):

                                         December 31,
                                    ---------------------
                                     1997          1998

Goodwill                           $  56.4       $  93.2
Identifiable intangible assets        58.9          58.9
Accumulated amortization             (14.3)        (22.9)
                                   -------       -------
  Net                                101.0         129.2

Employee loans                        13.8          11.6
Other assets, net                      6.1           6.2
                                   -------       -------
  Total                            $ 120.9      $  147.0
                                   =======      ========

     Identifiable intangible assets include, among others, investment advisory relationships and shareowner lists, as well as existing distribution arrangements.

     In connection with a review of its intangible and other assets, Stilwell determined as of December 31, 1997 that the carrying value of the investment in Berger, including associated identifiable intangible assets and goodwill, exceeded its fair value (measured by reference to various valuation techniques commonly used in the investment management industry) as a result of below-peer performance and growth of the core Berger funds. Accordingly, Stilwell recorded an impairment loss of $12.7 million, which is reflected as an other operating expense in the accompanying financial statements. Additionally, a $3.0 million allowance was recorded for a non-core investment reflecting recoverability issues.

     Amortization expense related to identifiable intangible assets, goodwill and other assets aggregated $6.9, $8.1 and $8.8 million in 1996, 1997 and 1998, respectively.

OTHER LIABILITIES. Other liabilities are summarized as follows (in millions):

                                               December 31,
                                         -----------------------
                                           1997           1998

Deferred compensation (See Note 12)      $  22.2        $  20.5
Other                                       19.4           21.8
                                         -------        -------
  Total                                  $  41.6        $  42.3
                                         =======         ======

NOTE 8 - LONG-TERM DEBT - PARENT

     Stilwell had $84.1 and $16.6 million of outstanding long-term indebtedness to KCSI at December 31, 1997 and 1998, respectively. These amounts represent indebtedness of Stilwell based upon the underlying assets associated with the financial services businesses of KCSI. The indebtedness generally represents borrowings in connection with KCSI's common stock repurchase program, Stilwell acquisitions and operations of Stilwell Financial, Inc. Interest expense related to the indebtedness was determined using the average level of Stilwell debt under a reasonably blended KCSI interest rate, approximately seven percent. Based on the nature of the borrowings (i.e. a variable line of credit between Stilwell and KCSI), the carrying value of the debt approximates its fair value.

NOTE 9 - LONG-TERM DEBT - THIRD PARTIES

     Stilwell's outstanding indebtedness to third parties totaled $0.1 million at December 31, 1997. All third party indebtedness had been paid in full as of December 31, 1998.

     In May 1998, KCSI established a $100 million 364-day senior unsecured competitive advance/revolving credit facility (the "Credit Facility") that was assumed by Stilwell effective July 1, 1999 for its use upon separation of KCSI's two business segments. On May 14, 1999, KCSI renewed the Credit Facility. The Credit Facility contains interest rates below prime and terms which can be fixed up to the expiration date. Stilwell paid approximately $0.4 million in facility and arrangement fees for the year ended December 31, 1998. At September 30, 1999, the full $100 million was available under the Credit Facility. The Credit Facility can be increased to $300 million after the Distribution. Stilwell, as a continuation of its practice of providing credit facilities to its subsidiaries, contemplates assignment of a portion of the financing available under the Credit Facility to Janus for use by Janus for general corporate purposes, in which case the portion assigned would be unavailable for use by Stilwell Financial, Inc.

     The Credit Facility contains, among other provisions, various financial covenants. Maximum utilization of Stilwell's Credit Facility may be restricted as a result of such financial covenants.

     Based upon borrowing rates available to Stilwell and its subsidiaries for indebtedness with similar terms and average maturities, the fair value of long-term debt - third parties was approximately $0.1 million as of December 31, 1997.

     Stilwell has no future minimum lease payments due under capital lease obligations.

NOTE 10 - INCOME TAXES

Stilwell's provisions for income taxes are summarized as follows (in millions):

                                               December 31,
                                    ----------------------------------
                                     1996          1997          1998
CURRENT:
  Federal                           $  48.4      $  79.2       $ 100.2
  State and local                       6.8         12.2          15.9
                                    -------      -------       -------
    Total current                      55.2         91.4         116.1
                                    -------      -------       -------
DEFERRED:
  Federal                               2.4         (3.8)        (10.0)
  State and local                       0.6         (0.6)         (2.4)
                                    -------      -------        -------
    Total deferred                      3.0         (4.4)        (12.4)
                                    -------      -------        -------
    Total income tax expense        $  58.2     $   87.0       $ 103.7
                                    =======      =======       =======

Stilwell's deferred income tax liabilities (assets) are summarized as follows (in millions):

                                                   December 31,
                                            -----------------------
                                             1997             1998
INCOME TAX LIABILITIES:
  Unconsolidated affiliates                $ 136.0         $ 138.7
  Other                                        6.3             7.0
                                           -------         -------
    Gross deferred tax
     liabilities                             142.3           145.7
                                           -------         -------
INCOME TAX ASSETS:
  Book reserves                              (9.7)            (7.3)
  Deferred compensation                     (15.9)           (14.7)
  Vacation                                   (1.8)            (1.7)
  Deferred revenue                           (5.0)            (3.5)
  Other                                      (4.6)            (2.2)
                                           -------         -------
    Gross deferred tax assets               (37.0)           (29.4)
                                           -------         -------
  Net deferred income tax
   liabilities                            $ 105.3          $ 116.3
                                          =======          =======

Stilwell's effective income tax rate differs from the statutory federal income tax rate as follows (in millions):

                                                 December 31,
                                    ------------------------------------
                                      1996          1997          1998

Statutory U.S. federal rate       $   73.0       $   80.5      $  101.3
  State and local income taxes         7.4           11.6          13.5
  Non-deductible goodwill              1.7            6.5           2.3
  Equity in earnings of
   unconsolidated affiliates         (19.3)          (6.8)         (6.8)
  Other                               (4.6)          (4.8)         (6.6)
                                   -------        -------       -------
Total income tax expense          $   58.2       $   87.0      $  103.7
                                  ========       ========      ========
Effective tax rate                    27.9%          37.8%         35.8%
                                  ========       ========      ========

     Beginning in 1993, Stilwell began providing deferred income taxes for unremitted earnings of qualifying U.S. unconsolidated affiliates net of the 80% dividends received deduction provided for under current tax law. As of December 31, 1998, the cumulative amount of unremitted earnings qualifying for this deduction aggregated $146.6 million. These amounts would become taxable to Stilwell if distributed by the affiliates as dividends, in which case Stilwell would be entitled to the dividends received deduction for 80% of the dividends; alternatively, these earnings could be realized by the sale of the affiliates' stock, which would give rise to tax at federal capital gains rate and state ordinary income tax rates, to the extent the stock sales proceeds exceeded Stilwell's income tax basis. Deferred income taxes provided on unremitted earnings of unconsolidated affiliates aggregated $7.5 and $9.5 million as of December 31, 1997 and 1998, respectively.

     The IRS has completed examinations of KCSI's consolidated federal income tax returns for the years 1990-1992 and has proposed certain tax assessments for these years. For years prior to 1988, the statute of limitations has closed, and for 1988-1989, all issues raised by the IRS examinations have been resolved, except for one refund claim related to DST. In addition, other taxing authorities have also completed examinations principally through 1992, and have proposed additional tax assessments for which Stilwell believes it has adequate reserves accrued.

     Inasmuch as most of these asserted tax deficiencies represent temporary differences, subsequent payments of taxes are not expected to require additional charges to income tax expense. In addition, accruals have been made for interest (net of the related income tax benefit) for estimated settlement of the proposed tax assessments. Thus, management believes that final settlement of these matters will not have a material adverse effect on Stilwell's consolidated results of operations, cash flows or financial position.

     As described in Notes 1 and 2, Stilwell will no longer join with KCSI in filing a consolidated federal income tax return after the Distribution. As a result, Stilwell's ability to reduce income taxes currently payable after the Distribution will be determined primarily on the basis of the taxable income and income taxes paid by Stilwell in its separate consolidated return.
Stilwell has entered into a Tax Disaffiliation Agreement with KCSI which establishes, among other things, the procedures, rights and indemnities between the two entities with respect to historical tax items. This agreement is not expected to have a material impact on Stilwell's future results of operation, financial position or each flows.

NOTE 11 - EMPLOYEE BENEFIT PLANS

     Substantially all full-time employees of Stilwell participate in The Employee Stock Ownership Plan of KCSI (the "ESOP") and KCSI's qualified 401(k) plan (the "KCSI 401(k) Plan"). Employees of Stilwell Financial, Inc. participate in KCSI's qualified profit sharing plan (the "KCSI Profit Sharing Plan"). Janus and Berger employees participate in the qualified profit sharing plans sponsored by each of those companies.

     Contributions to the ESOP and KCSI Profit Sharing Plan are made at the discretion of the KCSI Board of Directors in amounts not to exceed the maximum allowable for income tax purposes. Stilwell matches a maximum of 3% of employee compensation deferrals in the KSCI 401(k) Plan, subject to a maximum allowable for income tax purposes. Contributions to the Janus and Berger profit sharing plans are made at the discretion of the respective boards of directors in amounts not to exceed the maximum allowable for income tax purposes.

     Expense related to the Stilwell participants in the qualified plans aggregated $3.5, $4.6 and $5.7 million in 1996, 1997 and 1998, respectively.

NOTE 12 - STOCK PLANS

     PRO FORMA DISCLOSURE. Under FAS 123, companies must either record compensation expense based on the estimated grant date fair value of stock options granted or disclose the impact on net income as if they had adopted the fair value method (for grants subsequent to December 31, 1994). If Stilwell had measured compensation cost for the KCSI stock options granted to its employees and shares subscribed by its employees under the KCSI employee stock purchase plan, as well as the Janus and Berger stock-based compensation plans discussed below, under the fair value based method prescribed by FAS 123, net income and earnings per share would have been as follows:


                                           Year Ended December 31,
                                1996               1997               1998
                                ----               ----               ----

Net income (in millions)
   As reported              $   134.6           $   118.0          $   152.2
   Pro forma                    133.2               117.0              149.0

Earnings per Basic share:
   As reported              $ 134,600           $ 118,000          $ 152,200
   Pro forma                  133,200             117,000            149,000

Earnings per Diluted share:
   As reported              $ 134,000           $ 117,400          $ 149,900
   Pro forma                  132,600             116,400            146,700


     For the years presented in these financial statements, there are no outstanding stock options for Stilwell common stock. However, at the time of the Distribution, in order to provide for the equitable adjustment of existing KCSI stock options ("Options"), KCSI and Stilwell intend to substitute two separately exercisable options - New KCSI Options and New Stilwell Options (collectively, the "Substituted Options") - for the Options held by KCSI and Stilwell employees, former KCSI employees and KCSI directors (including former directors). Upon issuance of these Substituted Options, Stilwell will have potentially dilutive securities for purposes of the diluted EPS computation.

     KCSI STOCK OPTION PLANS. The table below summarizes KCSI outstanding options held by Stilwell employees as of December 31, 1996, 1997 and 1998, and changes during the years then ended. These options generally vest over periods ranging from one to three years with a maximum exercise term of ten years. The number of options and activity related thereto for the years ended December 31, 1996 through 1998 are not necessarily indicative of the number of options and associated activity in the future.

                                         1996                     1997                          1998
                             -----------------------     -----------------------        --------------------
                                           Weighted                    Weighted                     Weighted
                                           Average                     Average                      Average
                                           Exercise                    Exercise                     Exercise
                             Shares         Price         Shares        Price         Shares         Price
                             ------        --------       ------       --------       ------        --------

Outstanding at January 1     6,489,564    $   7.55       5,645,310    $   8.87      4,794,527      $   8.84
Granted                        498,870       16.48          46,452       16.80        445,364         35.98
Exercised                   (1,341,234)       5.30        (882,187)       9.30       (467,257)         9.17
Expired/Canceled                (1,890)      14.40         (15,048)      15.62         (4,408)        27.33
                            ----------                   ---------                  ---------
Outstanding at December 31   5,645,310    $   8.87       4,794,527    $   8.84      4,768,226      $  11.33
                             =========                    =========                  =========
Exercisable                  4,724,550    $   7.49       4,227,212    $   7.87      4,172,257      $   8.52
                             =========                    =========                  =========
Weighted Average Fair
  Value of Options granted
  during the year            $    4.35                    $    4.18                  $   10.42



The following table summarizes the information about KCSI stock options held by Stilwell employees that were outstanding at December 31, 1998:
                                             OUTSTANDING                                  EXERCISABLE
                        -------------------------------------------------------     ------------------------
                                                  Weighted           Weighted                        Weighted
     Range of                                     Average            Average                         Average
     Exercise              Number                 Remaining          Exercise         Number         Exercise
      Prices             Outstanding          Contractual Life        Price         Exercisable        Price
     --------            -----------          ----------------       --------       -----------      --------

   $2 to $10              2,710,315                  3.0 years       $  4.86         2,710,315       $  4.86
   $10 to $15               242,210                  6.4               12.29           240,605         12.28
   $15 to $20             1,374,337                  7.2               15.97         1,221,337         15.90
   $20 to $48               441,364                 10.0               36.05                             --
                          ---------                                                  ---------
   $2 to $48              4,768,226                  5.0             $ 11.33         4,172,257       $  8.52
                          =========                                                  =========

     The fair value of KCSI stock options granted by KCSI to Stilwell employees used to compute pro forma net income disclosures was estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted average assumptions used by KCSI:

                             1996                  1997             1998
                             ----                  ----             ----
Dividend yield            .81% to .93%        .62% to .82%      .34% to .56%
Expected volatility        30% to 32%          24% to 30%        30% to  42%
Risk-free interest rate   5.27% to 6.42%    6.20% to 6.44%      4.74% to 5.64%
Expected life                 3 years           3 years          3 to 5 years

     KCSI ESPP. KCSI sponsors an employee stock purchase plan ("ESPP") under which substantially all full-time employees of Stilwell were granted the right to subscribe to KCSI common stock at a per share price equal to the lesser of 85% of the KCSI stock price on the date of grant or the date that such shares are purchased. The weighted average per share fair values of the stock purchase rights granted to Stilwell employees were $3.56 and $10.76 in 1996 and 1998, respectively. KCSI did not sponsor an ESPP grant for 1997.

     The fair value of ESPP purchase rights granted to Stilwell employees used to compute pro forma net income disclosures were estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted average assumptions used by KCSI:

                                           1996               1998
                                           ----               ----
     Dividend yield                        0.85%             0.95%
     Expected volatility                     30%               42%
     Risk-free interest rate               5.50%             4.63%
       Term                               1 year             1 year

     JANUS RESTRICTED STOCK. During 1998, Janus granted 125,900 restricted shares of Janus' common stock to certain Janus employees pursuant to a restricted stock agreement ("Stock Agreement"). The restricted stock was recorded at fair market value (approximately $28.9 million) at the time of grant as a separate component of Janus' stockholders' equity. The restricted stock vests at the end of 10 years. The Stock Agreement also includes an accelerated vesting provision whereby the normal vesting rate of 10% of the shares in one year will be accelerated to 20% of the shares in one year if certain specific investment performance goals are met (to be effective on January 1st of the following year). Janus records compensation expense based on the applicable vesting rate, which was 20% in 1998 based on attainment of investment performance goals. In accordance with generally accepted accounting principles, the impact of the Janus amortization charges in 1999 and beyond will be reduced by gain recognition at Stilwell Financial, Inc., reflecting Stilwell's reduced ownership of Janus upon vesting by the restricted stockholders.

     During 1999, Janus granted 33,000 shares of Janus common stock to certain Janus employees pursuant to the Stock Agreement. The restricted stock was recorded at fair market value (approximately $10.8 million) at the time of grant as a separate component of Janus' stockholders' equity. Similar to the 1998 grant, the Stock Agreement includes an accelerated vesting provision whereby the normal vesting rate of 10% of the shares in one year will be accelerated to 20% of the shares in one year if certain specific investment performance goals are met (to be effective on January 1st of the following year). Janus records compensation expense based on the applicable vesting rate, currently at 20% based on attainment of investment performance goals.

     The shares made available for the restricted stock grant were obtained through the purchase of 35,000 shares of Janus stock from an existing minority owner. In connection with this transaction, Stilwell Financial, Inc. recorded approximately $9.5 million of goodwill, which is being amortized over a period of 15 years.

     JANUS STOCK OPTION PLAN. During 1997, Janus adopted a stock option plan to make available shares of Janus common stock for the grant of awards to Janus employees. Awards under the plan were granted with an exercise price equal to the fair value of the underlying common stock on the grant date, vested immediately and were exercisable during an annual 30 day exercise period. The options expired after 30 months.

     A summary of stock option activity under the Janus stock option plan is as follows:

                                           1997            1998
                                           ----            ----
Janus Options outstanding at
  January 1                                 --            22,100
    Granted                               37,700
    Exercised                            (15,300)        (13,800)
    Expired/Canceled                        (300)           (200)
                                         -------         -------
Janus Options outstanding at
  December 31                             22,100           8,100
                                         =======         =======

     During 1999, 8,000 options were exercised and the remaining 100 options expired. Janus options may affect Stilwell's dilutive EPS computation (through a reduced ownership percentage of Janus by Stilwell) if the average fair value of the Janus stock exceeds the option price.

     BERGER STOCK OPTION PLAN. During 1997, Berger adopted a stock option plan which makes available shares of Berger common stock for the grant of awards to Berger employees. Awards under the plan were granted with an exercise price equal to the fair value of the underlying common stock on the grant date, vest generally over periods ranging up to 10 years, and are exercisable for a period of 10 years. Certain grants under the Berger stock option plan also include accelerated vesting provisions based upon pre-established Berger performance criteria. Berger options would have affected Stilwell's dilutive EPS computation (through a reduced ownership percentage of Berger by Stilwell) if the average fair value of the Berger stock exceeded the option price.


     A summary of stock option activity under the Berger stock option plan is as follows:

                                        1997            1998
                                        ----            ----
Berger Options outstanding at
   January 1                             --            192,210
        Granted                       192,210            9,500
        Expired/Canceled                 --            (69,660)
                                      -------          -------
Berger Options outstanding at
   December 31                        192,210          132,050
                                      =======          =======

Exercisable at December 31            127,450           89,290
                                      =======          =======

     In connection with the formation of Berger LLC, all options were cancelled. See Note 5.

      JANUS STOCK PURCHASES. In connection with a 1995 Janus minority group restructuring transaction, Janus made 274,300 shares of its common stock available for purchase by certain key Janus employees. These key employees purchased the Janus shares at fair value and paid for these shares with a combination of cash (20%) and full recourse loans (80%) from Stilwell which bear interest at 8.25% and mature in equal annual installments over 10 years.

     In 1997, Janus made available an additional 56,400 shares of its common stock that had been reacquired from current and former employees for purchase by certain key employees. 47,300 shares were purchased at fair value and paid for through a combination of cash (10%) and full recourse loans (90%) from a third party lending institution. The remaining 9,100 shares were purchased by other employees at fair value for cash.

     In connection with each of these Janus stock purchases, Janus entered into incentive compensation agreements with the key employees under which each employee would have the opportunity to earn bonuses (based upon pre-established Janus performance measures) equal to the debt service requirements of the loans referred to above. As of December 31, 1998, the employees participating in the 1995 stock purchases had earned 100% of the potential bonus which will be paid out over the remaining maturities of the notes. As of December 31, 1998, the employees participating in the 1997 stock purchases had earned approximately 37% of the potential bonus. Compensation expense related to these two bonus plans aggregated $18.3, $13.2 and $2.7 million in 1996, 1997 and 1998, respectively.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES. Stilwell rents office space and equipment under the terms of various operating lease agreements. As of December 31, 1998, future minimum rental commitments under non-cancelable operating leases aggregated (in millions):

      1999                    $ 15.1
      2000                      10.2
      2001                       8.3
      2002                       7.8
      2003                       5.7
      Thereafter                 3.6
                              ------
        Total                 $ 50.7
                              ======

Rent expense aggregated $8.4, $12.6 and $17.5 million in 1996, 1997 and 1998, respectively.

     Stilwell is committed for future telecommunications and data service with minimum payments of $3.3 and $0.9 million in 1999 and 2000, respectively.

     MINORITY PURCHASE AGREEMENTS. A stock purchase agreement with Thomas H. Bailey ("Mr. Bailey"), Janus' Chairman, President and Chief Executive Officer, and another Janus stockholder (the "Janus Stock Purchase Agreement") and certain restriction agreements with other Janus minority stockholders contain, among other provisions, mandatory put rights whereby at the election of such minority stockholders, KCSI or Stilwell would be required to purchase the minority interests of such Janus minority stockholders at a purchase price equal to fifteen times the net after-tax earnings over the period indicated in the relevant agreement, or in some circumstances at a purchase price as determined by an independent appraisal. These agreements have been assigned to Stilwell. If all of the puts under such Janus minority stockholder agreements were exercised, Stilwell would be required to pay approximately $487 million as of September 30, 1999, compared to (in millions) $220, $337 and $456 at December 31, 1996, 1997 and 1998,
respectively. Payment for the purchase of the respective minority interests is to be made under the Janus Stock Purchase Agreement 30 days after receiving notification of exercise of the put rights. Under the restriction agreements, payment for the purchase of the respective minority interests is to be made 30 days after the later to occur of (i) receiving notification of exercise of the put rights or (ii) determination of the purchase price through the independent appraisal process.

     The Janus Stock Purchase Agreement and certain stock purchase agreements and restriction agreements with other minority stockholders also contain provisions whereby upon the occurrence of a Change in Ownership (as defined in such agreements) of Stilwell (as to the Janus Stock Purchase Agreement), or (as to the other agreements) KCSI (which will not be affiliated with Stilwell following the Distribution), Stilwell may be required to purchase such holders' Janus stock or, as to the stockholders that are parties to the Janus Stock Purchase Agreement, at such holders' option, to sell its stock of Janus to such minority stockholders. The purchase price for such minority holders' Janus stock would be equal to fifteen times the net after-tax earnings over the period indicated in the relevant agreement, or in some circumstances at a purchase price as determined by Janus' Stock Option Committee. If Stilwell were required to purchase the holders' Janus stock, Stilwell would be required to pay approximately $744 million as of September 30, 1999 (see additional information in Note 15).

     LITIGATION. From time to time Stilwell is involved in various legal actions arising in the normal course of business. While the outcome of the various legal proceedings involving Stilwell cannot be predicted with certainty, it is the opinion of management (after consultation with legal counsel) that the litigation reserves of Stilwell are adequate and that legal actions involving Stilwell and ultimate resolution of these matters will not be material to Stilwell's consolidated financial position, results of operations or cash flows.

NOTE 14 - RELATED PARTY TRANSACTIONS

     Stilwell and its subsidiaries incurred fees to DST for various shareowner and portfolio accounting and recordkeeping services in the amount of $5.4, $5.3 and $5.5 million in 1996, 1997 and 1998, respectively.

     Stilwell and its subsidiaries earn fees from the various registered investment companies for which Stilwell and its subsidiaries act as investment adviser. Accounts receivable include amounts due from these investment companies. Additionally, Janus earned sub-advisory fees from IDEX Management, Inc. ("IDEX"), formerly a 50% joint venture prior to the disposition of IDEX in second quarter 1998. Janus recognized an $8.8 million pretax gain in connection with this disposition. Also, Berger receives fees under l2b-1 plans from various mutual funds for which it acts as adviser.

The table below summarizes this related party activity as of and for the years ended December 31 (in millions):

                                             Accounts
           Investment                        receivable
           management and    Sub-advisery  from registered
           shareowner        fees from      investment    Berger 12b-1 Plan
           servicing fees       IDEX         companies       fees earned
           --------------    ------------   ------------  ------------------

1996         $ 261.8         $ 5.9           $ 29.0              $ 8.0
1997           403.0           7.1             41.6                7.6
1998           558.4           8.9             59.1                6.9

     Stilwell's retained earnings include equity in the unremitted earnings of its unconsolidated affiliates of $92.1, $114.8 and $137.1 million as of December 31, 1996, 1997 and 1998, respectively.

     Certain officers and directors of Janus and Berger are also officers, directors and/or trustees for the various registered investment companies for which Janus and Berger act as investment adviser.

NOTE 15 - CONTROL

     SUBSIDIARIES AND AFFILIATES. Stilwell has entered into the Janus Stock Purchase Agreement with Mr. Bailey, the holder of 12% of Janus common stock, which provides that so long as Mr. Bailey is a holder of at least 5% of the shares of Janus and continues to be employed as President of Janus, Mr. Bailey shall continue to establish and implement policy with respect to the investment advisory and portfolio management activity of Janus. In furtherance of such objective, such agreement provides that in those circumstances Stilwell will vote its shares of Janus stock to elect directors of Janus, at least the majority of whom are selected by Mr. Bailey, subject to Stilwell's approval, which approval may not be unreasonably withheld. The agreement also provides that any change in management philosophy, style or approach with respect to investment advisory and portfolio management policies of Janus shall be mutually agreed upon by Stilwell and Mr. Bailey.

     Under the Janus Stock Purchase Agreement, upon the occurrence of a "Change in Ownership" of Stilwell, as defined in such agreement, Stilwell may be required, at such holders' option, to sell its stock of Janus to such minority stockholders, or to purchase such holders' Janus stock. The purchase price in either instance is equal to fifteen times the net after-tax earnings per share of Janus for the fiscal year ending immediately after the Change in Ownership, or as otherwise negotiated between the parties. Under other stock purchase agreements and restriction agreements with other minority stockholders, upon the occurrence of a Change in Ownership of KCSI or Stilwell, Stilwell may be required, at such stockholders' option, to purchase such minority stockholders' Janus stock at a purchase price equal to fifteen times the net after-tax earnings over the period indicated in the relevant agreement, or in some circumstances at a purchase price as determined by Janus' Stock Option Committee.

     Most of the revenues of Janus and Berger are derived pursuant to investment advisory agreements with their respectively managed Funds. These investment advisory agreements may be terminated by either party with notice, are terminated in the event of an "assignment" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")), and must be approved and renewed annually by the disinterested members of each fund's board of directors or trustees, or its shareowners, as required by law.

     Generally, any change in control of Janus or Berger would constitute an "assignment" under the 1940 Act. The Distribution is not expected to result in a change of control of Janus or Berger and therefore under the applicable rules of the Securities and Exchange Commission would not constitute such an assignment. However, a material reduction in the ownership of Janus common stock by its chief executive officer may result in an assignment by virtue of certain provisions in an agreement with him. The Boards of Trustees or Directors of the Janus Advised Funds ("Trustees") generally may terminate the investment advisory agreements upon written notice for any reason, including if they believe the Distribution may adversely affect the funds.

     EMPLOYEES. Stilwell Financial, Inc. and certain subsidiaries have entered into agreements with employees whereby, upon defined circumstances constituting a change in control of Stilwell or the subsidiary, certain stock options or similar equity instruments become exercisable, certain benefit entitlements are automatically funded and such employees are entitled to specified cash payments upon termination of employment.

     DEBT. The Credit Facility provides for default in the event of a specified change in control of Stilwell or certain subsidiaries of Stilwell.

NOTE 16 - SUBSEQUENT EVENTS

     INTERCOMPANY AGREEMENT WITH KCSI. Stilwell has entered into an Intercompany Agreement with KCSI for the purpose of governing certain of the ongoing relationships during a transitional period after the Distribution and providing for an orderly transition of Stilwell to a separate company. The Intercompany Agreement generally provides for certain indemnification rights, insurance matters, access to records and information, certain transitional support services and other matters relating to the Distribution. This agreement is not expected to have a material impact on Stilwell's future results of operation, financial position or cash flows.

                                  --------